As filed with the Securities and Exchange Commission on February ___, 1997


                                                      Registration No. 333-11955

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE LEHIGH GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

       DELAWARE                              5063                        13-1920670
(State or Other Jurisdiction        (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or Organization)   Classification Code Number)     Identification Number)

                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 333-2620

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                      ------------------------------------

                               SALVATORE J. ZIZZA
                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 333-2620

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                      ------------------------------------


                                    Copy to:

       GARY EPSTEIN, ESQ.                          ILAN K. REICH, ESQ.
       GREENBERG TRAURIG                OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
      1221 BRICKELL AVENUE                          505 PARK AVENUE
        MIAMI, FLORIDA 33131                   NEW YORK, NEW YORK 10022
        (305) 579-0623                               (212) 753-7200
                       20


                      ------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. o

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              THE LEHIGH GROUP INC.
                              CROSS REFERENCE SHEET

              PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING THE
                  LOCATION OF INFORMATION REQUIRED BY PART I OF
                                    FORM S-4

ITEM NO.     CAPTION                                     LOCATION OR CAPTION IN PROSPECTUS
--------     -------                                     ---------------------------------
Item 1       Forepart of Registration Statement and      Outside Front Cover Page
             Outside Front Cover Page of Prospectus

Item 2       Inside Front and Outside Back Cover         Inside Front Cover Page; Table of
             Pages of Prospectus                         Contents; Available Information

Item 3       Risk Factors, Ratio of Earnings to Fixed    Summary; Risk Factors; Business
             Charges and Other Information               Information Regarding Lehigh and Merger
                                                         Sub; Business Information Regarding FMC

Item 4       Terms of the Transaction                    Proposal No. 1 -- The Merger; Certain
                                                         Federal Income Tax Consequences;
                                                         Description of Lehigh's Capital Stock;
                                                         Comparison of Certain Rights of
                                                         Stockholders

Item 5       Pro Forma Financial Information             Financial Statements

Item 6       Material Contracts with the Company         Not Applicable
             Being Acquired

Item 7       Additional Information Required for         Not Applicable
             Reoffering by Persons and Parties
             Deemed to Be Underwriters

Item 8       Interests of Named Experts and Counsel      Legal Matters; Experts

Item 9       Disclosure of Commission Position on        Not Applicable
             Indemnification for Securities Act
             Liabilities

Item 10      Information with Respect to S-3             Not Applicable
             Registrants

Item 11      Incorporation of Certain Information by     Not Applicable
             Reference

Item 12      Information with Respect to S-2 or S-3      Not Applicable
             Registrants

Item 13      Incorporation of Certain Information by     Not Applicable
             Reference

Item 14      Information with Respect to Registrants     Summary; Risk Factors; Business
             Other than S-2 or S-3 Registrants           Information Regarding Lehigh and Merger
                                                         Sub; Lehigh Management's Discussion and
                                                         Analysis of Financial Condition and Results
                                                         of Operations; Business Information
                                                         Regarding FMC; FMC Management's
                                                         Discussion and Analysis of Financial
                                                         Condition and Results of Operations;
                                                         Financial Statements


Item 15      Information with Respect to S-3             Not Applicable
             Companies

Item 16      Information with Respect to S-2 or S-3      Not Applicable
             Companies

Item 17      Information with Respect to Companies       Not Applicable
             Other than S-2 or S-3 Companies

Item 18      Information if Proxies, Consents or         Summary; Introduction; Proposal No. 1 --
             Authorizations are to be Solicited          The Merger; Proposal No. 2 -- The
                                                         Certificate Amendments; Proposal No. 3 --
                                                         Election of Directors; Proposal No. 4 --
                                                         Ratification of Independent Auditors;
                                                         Security Ownership of Certain Beneficial
                                                         Owners of Lehigh

Item 19      Information if Proxies, Consents or         Not Applicable
             Authorizations are not to be Solicited,
             or in an Exchange Offer

                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019


                                                               February __, 1997


Dear Stockholder:


         You are cordially invited to attend the Special Meeting of Stockholders of The Lehigh Group Inc. ("Lehigh"), which will be held on March __, 1997, at ______________________________________ at ____ Eastern Time (the "Special
Meeting").


         At this meeting, you will be asked to consider and vote upon a proposal (the "Merger Proposal") to approve the proposed merger (the "Merger") of Lehigh Management Corp., a wholly-owned subsidiary of Lehigh ("Merger Sub"), into First Medical Corporation ("FMC"), pursuant to an Agreement and Plan of Merger dated as of October 29, 1996, as amended (the "Merger Agreement"), among Lehigh, FMC and Merger Sub.

         If the Merger Proposal is approved by stockholders, each share of the Common Stock of FMC (the "FMC Common Stock") would be exchanged for (i) 1,033.925 shares of the Common Stock, $.001 par value per share (the "Lehigh Common Stock"), of Lehigh and (ii) 95.1211 shares of the Series A Convertible Preferred Stock, par value $.001 (the "Lehigh Preferred Stock"), of Lehigh. As more fully described in the accompanying Proxy Statement/Prospectus, each share of Lehigh Preferred Stock will be convertible into 250 shares of Lehigh Common Stock and will have a like number of votes per share, voting together with the Lehigh Common Stock. As a result of these actions, immediately following the Merger, current Lehigh stockholders and FMC stockholders will each own 50% of the issued and outstanding shares of Lehigh Common Stock. In the event that all of the shares of Lehigh Preferred Stock issued to the FMC stockholders are converted into Lehigh Common Stock, current Lehigh stockholders will own approximately 4% and FMC stockholders will own approximately 96% of the issued and outstanding shares of Lehigh Common Stock.

         Approval of the Merger will also constitute approval of an amendment to the Restated Certificate of Incorporation of Lehigh to provide for "blank check" preferred stock by delegating to the Lehigh Board of Directors the authority to designate, and to fix the number, rights, preferences, restriction and limitations of, one or more series of preferred stock (including the Lehigh Preferred Stock to be issued in connection with the Merger).


         You will also be asked at the Special Meeting to vote on: (1) the adoption of amendments to the Restated Certificate of Incorporation of Lehigh, which will amend the current Certificate of Incorporation by: (A) eliminating cumulative voting for directors; (B) eliminating action by stockholders by written consent; (C) fixing the number of members of the Board of Directors at between seven and eleven, as determined from time-to-time by the Board of Directors; and (D) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (A) through (C) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments"); (2) the adoption of an amendment to the Restated Certificate of Incorporation of Lehigh, which will amend the current Certificate of Incorporation by changing the name of the corporation from "The Lehigh Group Inc." to "First Medical Group, Inc." (subject to completion of the Merger); (3) the election of seven directors to the Board of Directors (subject to completion of the Merger); (4) ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the fiscal year ending December 31, 1996; and (5) such other business as may properly come before the Special Meeting or any adjournments thereof.


         The   accompanying   Proxy   Statement/Prospectus   provides   detailed
information concerning the Merger and certain additional information. You are urged to read and carefully consider this information.

         THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER AND THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, LEHIGH. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         All stockholders are invited to attend the Special Meeting in person. Approval of the Merger Proposal and the "blank check" preferred stock will require the affirmative vote of a majority of the outstanding shares of Lehigh Common Stock. Adoption of the Certificate Amendments eliminating cumulative voting for directors and fixing the number of directors at between six and nine requires the affirmative vote of the holders of a majority of the outstanding shares of Lehigh common stock or 80% of such shares voting at the Special Meeting, whichever is greater. Adoption of the change of the corporation's name requires the affirmative vote of a majority of the outstanding shares of Lehigh Common Stock. The election of directors requires the affirmative vote of a plurality of the votes cast by all stockholders represented and entitled to vote thereon. As of the Record Date for the Special Meeting, FMC is the beneficial owner of approximately 18.6% of the issued and outstanding shares of Lehigh Common Stock.


         Because of the significance of the proposed transaction to Lehigh, your participation in the Special Meeting, in person or by proxy, is especially important.

         In order that your shares may be represented at the Special Meeting, you are urged to complete, sign, date and return promptly the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                        Sincerely,


                                        Salvatore J. Zizza
                                        President and Chief Executive Officer

                              THE LEHIGH GROUP INC.
                               810 SEVENTH AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                          To Be Held on March ___, 1997

         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of The Lehigh Group Inc. ("Lehigh") will be held on March __, 1997, at _____________________________ at ____ __.m., Eastern Time (the "Special
Meeting"), for the following purposes:


         1. To consider and to vote on a proposal (the "Merger Proposal") to approve the proposed merger (the "Merger") of Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Merger Sub"), with and into First Medical Corporation, a Delaware corporation ("FMC"), pursuant to an Agreement and Plan of Merger dated as of October 29, 1996, as amended (the "Merger Agreement"), among Lehigh, FMC and Merger Sub, a copy of which is attached to the accompanying Proxy Statement/Prospectus as Appendix A. Approval of the Merger will also constitute approval of an amendment to the Restated Certificate of Incorporation of Lehigh to provide for "blank check" preferred stock by delegating to the Lehigh Board of Directors the authority to designate, and to fix the number, rights, preferences, restriction and limitations of, one or more series of preferred stock (including the Series A Convertible Preferred Stock to be issued in connection with the Merger).


         2. To approve the adoption of amendments to the Restated Certificate of Incorporation of Lehigh which will amend the current Certificate of
Incorporation by: (A) eliminating cumulative voting for directors; (B) eliminating action by stockholders by written consent; (C) fixing the number of members of the Board of Director at between seven and eleven, as determined from time-to-time by the Board of Directors; and (D) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (A) through (D) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments").

         3. To approve the adoption of an amendment to the Restated Certificate of Incorporation of Lehigh, which will change the name of the corporation from "The Lehigh Group Inc." to "First Medical Group, Inc." (subject to completion of the Merger);

         4. To elect seven directors of Lehigh to serve for a one year term and until their successors are elected and qualify (subject to completion of the Merger);

         5. To confirm the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the year ending December 31, 1996; and

         6. To transact such other business as may properly come before the meeting.


         The foregoing items of business are more fully described in the Proxy Statement/Prospectus accompanying this Notice.


         Only stockholders of record at the close of business on January 23, 1997 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         All stockholders are invited to attend the Special Meeting in person. Approval of the Merger Proposal and the "blank check" preferred stock will require the affirmative vote of a majority of the outstanding shares of Lehigh Common Stock. Adoption of the Certificate Amendments eliminating cumulative voting for directors and fixing the number of directors at between seven and eleven requires the affirmative vote of the holders of a majority of the outstanding shares of Lehigh common stock or 80% of such shares voting at the Special Meeting, whichever is greater. Adoption of the change of the corporation's name requires the affirmative vote of a majority of the outstanding shares of Lehigh common stock. The election of directors requires the affirmative vote of a plurality of the votes cast by all stockholders represented and entitled to vote thereon. As of the Record Date for the Special Meeting,

FMC is the beneficial owner of approximately 18.6% of the issued and outstanding shares of Lehigh common stock.


         THE BOARD OF DIRECTORS OF LEHIGH RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MERGER PROPOSAL AND THE OTHER MATTERS TO BE PRESENTED AT THE SPECIAL MEETING.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Robert A. Bruno
                                   Secretary


New York, New York
February __, 1997


                             YOUR VOTE IS IMPORTANT

         To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. To revoke a proxy, you must submit to the Secretary of Lehigh prior to voting, either a signed instrument of revocation or a duly executed proxy bearing a date or time later than the proxy being revoked. If you attend the meeting, you may vote in person even if you previously returned a proxy.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

AVAILABLE INFORMATION....................................................  2

SUMMARY  ................................................................  3
         The Companies...................................................  3
         Meeting of Stockholders of Lehigh ..............................  3
         The Merger......................................................  4
         Price Range of Lehigh Common Stock..............................  8


 SELECTED COMBINED FINANCIAL DATA........................................  9

RISK FACTORS............................................................. 12
         RISK FACTORS RELATED TO LEHIGH.................................. 12
         RISK FACTORS RELATING TO FMC.................................... 13

INTRODUCTION............................................................. 18
         Meeting of Stockholders......................................... 18
         Purpose of Meeting.............................................. 18
         Voting Requirements at the Meeting.............................. 18
         Proxies  ....................................................... 19

PROPOSAL NO. 1 -- THE MERGER............................................. 20
         General  ....................................................... 20
         Background to the Merger........................................ 21
         Lehigh Reasons For the Merger; Recommendation
         of the Lehigh Board............................................. 26
         Federal Income Tax Consequences................................. 27

Accounting Treatment..................................................... 28
         Interests of Certain Members of Lehigh Management
         in the Merger................................................... 28
         Management After the Merger..................................... 28
         Stock Options................................................... 29
         No Appraisal Rights............................................. 29
         Trading Market.................................................. 29
         Effective Time.................................................. 29
         The Merger...................................................... 30
         Exchange of Shares.............................................. 30
         Fractional Shares............................................... 31
         Registration and Listing of Share Consideration................. 31
         Representations and Warranties.................................. 31
         Covenants....................................................... 31
         Access to Information........................................... 31
         Additional Covenants............................................ 32
         Conditions to the Merger........................................ 32
         Termination and Termination Expenses............................ 32
         Governmental and Regulatory Approvals........................... 33

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................. 33
         Consequences to Lehigh and FMC.................................. 33
         Consequences to FMC Stockholders................................ 34
         Consequences to Lehigh Stockholders............................. 34
         Limitations on Description...................................... 34

PROPOSAL NO. 2 -- THE CERTIFICATE AMENDMENTS............................. 35
         Part A -- Eliminating Cumulative Voting for Directors........... 35
         Part B -- Eliminating Action by Stockholders
                   by Written Consent.................................... 37
         Part C -- Fixing the Number of Directors at between
                   Seven and Eleven...................................... 37
         Part D -- Requiring   any  Further   Amendment   to  the
                   Provisions of the Certificate of Incorporation
                   addressed  by Parts (A) through (C) to Require
                   the Vote of the holders of at Least 60% of the
                   Outstanding Shares of Lehigh Common Stock............. 38

PROPOSAL NO. 3--CHANGING THE NAME OF THE CORPORATE FROM "THE
LEHIGH GROUP INC." TO "FIRST MEDICAL GROUP, INC.".......................  39

PROPOSAL NO.  4 -- ELECTION OF DIRECTORS................................  40

PROPOSAL NO  5 -- RATIFICATION OF INDEPENDENT AUDITORS..................  50

BUSINESS INFORMATION REGARDING LEHIGH AND MERGER SUB ...................  51
         Lehigh   ......................................................  51
         Merger Sub.....................................................  53


LEHIGH MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................  54
         Results of Operations..........................................  54


DESCRIPTION OF LEHIGH'S CAPITAL STOCK...................................  59

BUSINESS INFORMATION REGARDING FMC......................................  62

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........................  72


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF LEHIGH..............  76

LEGAL MATTERS..........................................................  79

EXPERTS  ..............................................................  79


FINANCIAL STATEMENTS....................................................F-1


APPENDIX A:  MERGER AGREEMENT...........................................A-1
APPENDIX B:  SERIES A CONVERTIBLE PREFERRED STOCK.......................B-1
APPENDIX C:  GDS SUBSCRIPTION AGREEMENT.................................C-1

                      THE LEHIGH GROUP INC.


              10,339,250 SHARES OF COMMON STOCK                             (3)

     951,210 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

  237,802,750 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF
               SERIES A CONVERTIBLE PREFERRED STOCK

       PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MARCH __, 1997

         This Proxy Statement/Prospectus and the accompanying forms of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of The Lehigh Group Inc., a Delaware corporation ("Lehigh"), to be used at the Special Meeting of Stockholders of Lehigh to be held on March __, 1997 at ______ Eastern Time at _______________, (the "Meeting"). This Proxy Statement/Prospectus and the accompanying form of proxy is first being mailed to stockholders of Lehigh on or about February __, 1997.


         At the Meeting the stockholders of Lehigh will consider and vote on Proposal No. 1 (the "Merger Proposal") -- to approve and adopt the Agreement and Plan of Merger dated as of October 29, 1996, as amended, (the "Merger Agreement"), among Lehigh, First Medical Corporation, a Delaware corporation ("FMC" or the "Company") and Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of Merger Sub with and into FMC, with FMC to be the surviving corporation (the "Surviving Corporation").


         In the Merger, each share of the Common Stock of FMC (the "FMC Common Stock") would be exchanged for (i) 1,033.925 shares of the Common Stock, $.001 par value per share (the "Lehigh Common Stock"), of Lehigh and (ii) 95.1211 shares of the Series A Convertible Preferred Stock, par value $.001 (the "Lehigh Preferred Stock"), of Lehigh. Each share of Lehigh Preferred Stock will be convertible into 250 shares of Lehigh Common Stock and will have a like number of votes per share, voting together with the Lehigh Common Stock. There are currently outstanding 10,000 shares of FMC Common Stock. Approval of the Merger shall also constitute approval of an amendment to the Restated Certificate of Incorporation of Lehigh to provide for "blank check" preferred stock by delegating to the Lehigh Board of Directors the authority to designate, and to fix the number, rights, preferences, restriction and limitations of, one or more series of preferred stock (including the Lehigh Preferred Stock to be issued in connection with the Merger). As a result of these actions, immediately following the Merger, current Lehigh stockholders and FMC stockholders will each own 50% of the issued and outstanding shares of Lehigh Common Stock. In the event that all of the shares of Lehigh Preferred Stock issued to the FMC stockholders are converted into Lehigh Common Stock, current Lehigh stockholders will own approximately 4% and FMC stockholders will own approximately 96% of the issued and outstanding shares of Lehigh Common Stock.

         At the Meeting, the stockholders of Lehigh will also vote on: Proposal No. 2 -- the adoption of amendments to the Restated Certificate of Incorporation of Lehigh, which will amend the current Certificate of Incorporation by: (A) eliminating cumulative voting for directors; (B) eliminating action by stockholders by written consent; (C) fixing the number of members of the Board of Directors at between seven and eleven, as determined from time to time by the Board of Directors; and (D) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (A) through (C) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments"); Proposal No. 3 -- changing the name of the corporation from "The Lehigh Group Inc." to "First Medical Group, Inc." (subject to completion of the Merger); Proposal No. 4 -- the election of seven directors to the Board of Directors (subject to completion of the Merger); and Proposal No. 5 -- ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the fiscal year ending December 31, 1996.

(1)

        STOCKHOLDERS ARE URGED TO CAREFULLY CONSIDER THIS
   PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE
  FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS" AT PAGE 12.




         THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        The date of this Proxy Statement/Prospectus is February __, 1997.


         This Proxy Statement/Prospectus also serves as a Prospectus of Lehigh under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Lehigh Common Stock and Lehigh Preferred Stock issuable in connection with the Merger, and the shares of Lehigh Common Stock issuable upon conversion of the Lehigh Preferred Stock.

         No person is authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which such offer or solicitation may not lawfully be made. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus.

                              AVAILABLE INFORMATION

         Lehigh is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by Lehigh can be inspected and copied at the public reference facilities at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, New York, New York 10048 and at the SEC's Regional Office at Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60621. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material and other information concerning Lehigh can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, Inc., New York, New York 10005. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

         Lehigh has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act covering the securities described herein. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document if filed with the SEC or attached as an appendix hereto. For further information, reference is hereby made to the Registration Statement and the exhibits filed therewith. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This Summary does not contain a complete statement of all material features of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement/Prospectus and in the Appendices annexed hereto.

THE COMPANIES

Lehigh...............................   Lehigh  (formerly  The LVI  Group  Inc.)
                                        through  its  wholly-owned   subsidiary,
                                        HallMark   Electrical   Supplies   Corp.
                                        ("HallMark"),    is   engaged   in   the
                                        distribution of electrical  supplies for
                                        the    construction     industry    both
                                        domestically  (primarily in the New York
                                        Metropolitan  area) and for export.  See
                                        "Business Information Regarding Lehigh and Merger Sub."


                                        On   January   23,   1997,   there  were
                                        10,339,250 shares of Lehigh Common Stock outstanding and entitled to vote at the Special Meeting.


                                        Lehigh's executive offices are located at 810 Seventh Avenue, 27th Floor, New York, New York 10019, and its telephone number is (212) 333-2620.

FMC..................................   FMC is an owner-manager  and provider of
                                        management  and  consulting  services to
                                        physicians,  hospitals  and other health
                                        care    delivery    organizations    and
                                        facilities. FMC's diversified operations
                                        are  currently  conducted  through three
                                        divisions:   (i)  a  physician  practice
                                        management   division   which   provides
                                        physician  management services including
                                        the operation of clinical facilities and
                                        management  services to Medical  Service
                                        Organizations,   (ii)  an  international
                                        division which currently manages western
                                        style medical  centers in Eastern Europe
                                        and  the   Commonwealth  of  Independent
                                        States (formerly Russia) (the "CIS") and
                                        (iii)  a  recently  formed  health  care
                                        services   division   which  provides  a
                                        variety of  administrative  and clinical
                                        services  to acute  care  hospitals  and
                                        other  health  care  providers.  FMC was
                                        formed in January  1996  pursuant to the
                                        reorganization   of  MedExec,   Inc.,  a
                                        Florida corporation, and it subsidiaries
                                        and American  Medical  Clinics,  Inc., a
                                        Delaware     corporation,     and    its
                                        subsidiaries.  See "Business Information
                                        Regarding FMC."

MEETING OF STOCKHOLDERS OF LEHIGH


Time, Date, Place and Purposes.......   The Lehigh Special  Meeting will be held
                                        on March __, 1997 at _________,  Eastern
                                        Time, at _______________________.

                                        At the Meeting, Lehigh stockholders will
                                        be  asked  to  consider  and  vote  upon
                                        proposals    to   approve   the   Merger
                                        Agreement,  a copy of which is  attached
                                        hereto    as    Appendix    A.    Lehigh
                                        stockholders   will  also  be  asked  to
                                        consider certain charter amendments and the election of seven directors. See "Introduction -- Meeting of Stockholders and -- Purpose of Meeting."


Record Date, Vote Required..........    The  record  date  for  stockholders  of
                                        Lehigh  entitled to vote upon the Merger
                                        is January 23, 1997 (the "Record Date").
                                        Approval  of the Merger  Proposal by the
                                        Lehigh    stockholders    requires   the
                                        affirmative  vote of a  majority  of the
                                        outstanding   shares  of  Lehigh  Common
                                        Stock.  If the Merger is not approved by
                                        stockholders,  the  Merger  will  not be
                                        effected  and the current  directors  of
                                        Lehigh  will  continue  to  serve.   The
                                        presence,   either   in   person  or  by
                                        properly executed proxy, at the Meeting of the holders of a majority of the outstanding shares entitled to vote at such meeting is necessary to constitute a quorum at each such meeting.


                                        For  the  effect  of   abstentions   and
                                        "broker  non-votes," see "Introduction--
                                        Voting Requirements at Meeting."

THE MERGER

Effect of the Merger................    If  the  Merger  is   approved   by  the
                                        stockholders   of   Lehigh   and   other
                                        conditions  to closing  specified in the
                                        Merger   Agreement   are   satisfied  or
                                        waived,  Merger Sub will be merged  with
                                        and  into   FMC,   with  FMC  being  the
                                        surviving corporation of the Merger. The
                                        surviving  corporation  will continue to
                                        be a  wholly-owned  subsidiary of Lehigh
                                        whose  name  will be  changed  to "First
                                        Medical  Corporation."  On the Effective
                                        Date of the Merger, FMC will continue to
                                        possess    all   of   its   assets   and
                                        liabilities, and the separate corporate existence of Merger Sub will cease. See
                                        "Proposal No. 1 -- The Merger."

Effective Date of the Merger........    The Merger shall become  effective  (the
                                        "Effective  Time")  when  the  following
                                        actions shall have been  completed:  (i)
                                        the  Merger  Agreement  shall  have been
                                        adopted and approved by the stockholders
                                        of  Lehigh  and  Merger  Sub;  (ii)  all
                                        conditions precedent to the consummation
                                        of the  Merger  specified  in the Merger
                                        Agreement  shall have been  satisfied or
                                        duly  waived  by the party  entitled  to
                                        satisfaction; and (iii) a Certificate of
                                        Merger  shall  have been  filed with the
                                        Secretary of State of  Delaware,  all of
                                        which must occur on or before  March 31,
                                        1997.   See   "Proposal  No.  1  --  The
                                        Merger."

Terms of the Merger.................    The Merger Agreement  provides that each
                                        share  of  FMC  Common  Stock  would  be
                                        exchanged  for (i)  1,033.925  shares of
                                        Lehigh  Common  Stock  and (ii)  95.1211
                                        shares   of  Lehigh   Preferred   Stock.
                                        Currently there are  outstanding  10,000
                                        shares of FMC Common  Stock.  Each share
                                        of  Lehigh   Preferred   Stock  will  be
                                        convertible  into 250  shares  of Lehigh
                                        Common Stock and will have a like number
                                        of votes per share, voting together with
                                        the Lehigh Common Stock.  As a result of
                                        these actions, immediately following the
                                        Merger,  current Lehigh stockholders and
                                        FMC  stockholders  will  each own 50% of
                                        the  issued  and  outstanding  shares of
                                        Lehigh Common  Stock.  In the event that
                                        all of the  shares of  Lehigh  Preferred
                                        Stock issued to the FMC stockholders are
                                        converted   into  Lehigh  Common  Stock,
                                        current  Lehigh  stockholders  will  own
                                        approximately  4% and  FMC  stockholders
                                        will own approximately 96% of the issued
                                        and outstanding  shares of Lehigh Common
                                        Stock.   See  "Proposal  No.  1  --  The
                                        Merger."


The Board of Directors and              Upon  consummation  of the Merger,  only
  Management of Lehigh Following        one of the six members of Lehigh's Board
  Consummation of the Merger;           of Directors will be a current  director
  Change of Control.................    of  Lehigh,  and Mr.  Dennis  A.  Sokol,
                                        currently  the  Chairman of the Board of
                                        FMC,  will be the  Chairman of the Board
                                        and Chief  Executive  Officer  of Lehigh
                                        (which  will be renamed  "First  Medical
                                        Group,   Inc."),   thereby   effectively
                                        causing a change of control of Lehigh.

                                        Mr. Salvatore J. Zizza, the Chairman and
                                        Chief Executive Officer of Lehigh,  will
                                        become   Executive  Vice  President  and
                                        Treasurer,  and  Mr.  Robert  A.  Bruno,
                                        Esq., Vice President and General Counsel of Lehigh, will become Vice President and Secretary. See "Proposal No. 3 -- Election of Directors."

Arrangements with Major Investor;       FMC and Generale De Sante International,
Potential Change of Control of          PLC    ("GDS")    are   parties   to   a
Lehigh..............................    Subscription  Agreement,  dated June 11,
                                        1996, pursuant to which at the Effective
                                        Time  of  the  Merger  GDS  will  pay $5
                                        million in order to acquire a variety of
                                        ownership  interests  in Lehigh  and its
                                        subsidiaries.      See     "Subscription
                                        Agreement with GDS;  Potential Change of
                                        Control  of  Lehigh."  Pursuant  to this
                                        agreement,   GDS  will  become  Lehigh's
                                        largest single stockholder following the
                                        Merger,   with  an  approximately  22.7%
                                        ownership    and    voting     interest.
                                        Furthermore, until the fifth anniversary
                                        of the Merger,  GDS will have the option
                                        to increase  its  ownership  interest in
                                        Lehigh to 51%,  at a price equal to 110%
                                        of the average  30-day  trailing  market
                                        price.  This increase in ownership would
                                        occur  through the issuance of new stock
                                        by  Lehigh;  as  a  result,   all  other
                                        stockholders' ownership interests would be diluted and GDS would gain control of Lehigh.

Conditions to the Merger;               Lehigh's  obligation to  consummate  the
  Termination.......................    Merger is subject to the approval of its
                                        stockholders   and  a  number  of  other
                                        conditions,  each of which may be waived
                                        either  before or after  the vote.  Such
                                        other  conditions  include,  but are not
                                        limited   to,  that  on  or  before  the
                                        Effective Time (i) no action, lawsuit or
                                        other   proceeding   shall   have   been
                                        instituted   which   seeks  to  or  does
                                        prohibit or restrain consummation of the
                                        Merger   (no  such   action  or  lawsuit
                                        currently exists);  and (ii) there shall
                                        not  have  been  any  material   adverse
                                        change  affecting  either  Lehigh or FMC
                                        since  October  29,  1996.  The Board of
                                        Directors   and   stockholders   of  FMC
                                        approved  the Merger  Agreement  and the
                                        consummation  of the  Merger on  October
                                        25, 1996.  The Merger  Agreement  may be
                                        terminated   at  any  time   before  the
                                        Effective Time,  whether before or after
                                        the  Meeting,   by  the  mutual  written
                                        consent of the parties,  by any party if
                                        it is not  willing to waive a  condition
                                        that another party cannot satisfy by the
                                        Effective  Time,  or by any party if the
                                        Merger is not  consummated  by March 31,
                                        1997 for any reason  other than a breach
                                        by the party giving such notice,  unless
                                        such   date  is   extended   by   mutual
                                        agreement of the  parties.  In addition,
                                        Lehigh   may    terminate   the   Merger
                                        Agreement if it  consummates  a business
                                        combination  with any other party which,
                                        in the opinion of the Board of Directors
                                        of Lehigh,  is more  favorable to Lehigh
                                        and its stockholders than the Merger (an
                                        "Alternate  Combination").  In the event
                                        Lehigh    consummates    an    Alternate
                                        Combination, Lehigh shall pay FMC the sum of $1.5 million. See "Proposal No. 1
                                        -- The Merger."


Recommendation of the Board of

  Directors of Lehigh...............    The Board of  Directors  of  Lehigh  has
                                        approved  the Merger  Agreement  and the
                                        transactions  contemplated  thereby. THE
                                        BOARD OF DIRECTORS OF LEHIGH  RECOMMENDS
                                        APPROVAL  OF  THE  MERGER  AGREEMENT  BY
                                        STOCKHOLDERS.  For a  discussion  of the
                                        reasons  favoring the Merger  considered
                                        by  Lehigh's   Board  of   Directors  in
                                        approving the Merger,  see "Proposal No.
                                        1 -- The Merger."


Significant Stockholders' Voting
Intentions..........................    FMC, the holder of  approximately  18.6%
                                        of the outstanding  Lehigh Common Stock,
                                        will  vote  its  ownership  interest  in
                                        favor  of  the   Merger   Proposal.   In
                                        addition,  certain  officers,  directors
                                        and other  stockholders  of Lehigh,  who
                                        together hold  approximately  10% of the
                                        Lehigh  Common   Stock,   have  verbally
                                        indicated  their  intention  to  vote in
                                        favor  of  the  Merger   Proposal.   See
                                        "Proposal No. 1 -- The Merger."


 Opinion of Financial Advisor.......    Neither  Lehigh nor FMC has requested or
                                        obtained  the  opinion of any  financial
                                        advisor in  connection  with the Merger.
                                        See  "Proposal  No. 1 -- The  Merger  --
                                        Lehigh    Reasons    for   the   Merger;
                                        Recommendation of the Lehigh Board."

Governmental and Regulatory             Neither Lehigh nor FMC believes that any
  Approvals.........................    government or  regulatory  approvals are
                                        required for consummation of the Merger, other than compliance with applicable securities laws and the filing of the Certificate of Merger under Delaware law. See "Proposal No. 1 -- The Merger."

Certain United States Federal Income    See   "Certain    Federal   Income   Tax
  Tax Consequences..................    Consequences"  for a  discussion  of the
                                        treatment of the Merger for federal income tax purposes.

Accounting Treatment................    Both  Lehigh and FMC intend to treat the
                                        Merger as a "purchase"  of Lehigh by FMC
                                        for accounting  and financial  reporting
                                        purposes.   See   "Unaudited  Pro  Forma
                                        Combined  Financial  Statements"  in the
                                        Financial  Statements  portion  of  this
                                        Proxy Statement/Prospectus.

Appraisal Rights....................    The stockholders of Lehigh will not have
                                        any appraisal rights in connection with the Merger. See "Proposal No. 1 -- The
                                        Merger."

                       PRICE RANGE OF LEHIGH COMMON STOCK

         The following table reflects the range of the reported high and low closing or last sale prices of Lehigh Common Stock on the NYSE Composite Tape for the calendar quarters indicated. The information in the table and in the following paragraph has been adjusted to reflect retroactively all applicable stock splits and stock dividends.

                                                   LEHIGH COMMON STOCK
                                                 HIGH                 LOW

 1995:

         First quarter......................     $  3/4               $ 5/8
         Second quarter.....................        5/8                 3/8
         Third quarter......................        1/2                 5/8
         Fourth quarter.....................      33/64               13/16
1996:

         First quarter......................     $11/16               $7/16
         Second quarter.....................       9/16                 3/8
         Third quarter......................      11/16                 1/4
          Fourth quarter....................
1997:


         First quarter (through                   $____               $____
         February __, 1997).................


         On October 28, 1996, the last full trading day prior to the execution and public announcement of the execution of the Merger Agreement, the closing price of the Lehigh Common Stock was $0.34 per share, as reported on the NYSE Composite Tape. On February __, 1997, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus the last sale price of Lehigh Common Stock was $___ per share, as reported on the NYSE Composite Tape. Lehigh stockholders are encouraged to obtain a current market quotation.

         Lehigh has not paid any cash dividends since January 1, 1995.

                        SELECTED COMBINED FINANCIAL DATA
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA) (6)


The selected financial data for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1995 set forth below has been derived from the combined financial statements of MedExec, Inc. and subsidiaries; SPI Managed Care Inc.; and SPI Managed Care of Hillsborough County, Inc. (collectively, "MedExec"). The selected financial data for the nine months ended September 30, 1996 set forth below has been derived from the financial statements of the Company, MedExec, American Medical Clinics
Management Corporation, FMC Healthcare Services, Inc. and American Medical Clinics Development Corporation. The combined financial statements as of December 31, 1994 and 1995 and for each of the years in the three year period ended December 31, 1995 are derived from the audited combined financial statements of MedExec. The combined financial statements as of and for the nine month periods ended September 30, 1995 and 1996 are derived from the unaudited financial statements of MedExec and the Company, respectively, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. Interim results are not necessarily indicative of results for the entire year.


                                                                                                Nine Months Ended     Pro Forma
                                              Year Ended December 31,                             September 30,       Combined

                                   --------------------------------------------                 -----------------   September 30,
                                    1991        1992       1993       1994         1995        1995         1996        1996

                                   ------     -------    -------    -------     -------     ------      --------    ----------

STATEMENT OF OPERATIONS: 7

 Revenues:


      HMO revenues                  $2,340     $5,406    $10,563    $20,253     $21,744     $17,060      $34,046        $34,046
      Fee-for-service                   16         53         96        200         182         140        6,910          6,910
      Management fees                    -          -         --        213         111         433          461            461
      Other                            119        398        428        652         635         641          230          8,628
                                     -----      -----    -------    -------     -------     -------      -------       --------
Total revenues                       2,475      5,857     11,087     21,318      22,672      18,274       41,647        $50,045
Medical expenses                     1,852      4,480      8,405     16,568      18,444      14,296       33,224         33,224
Cost of Sales                           --         --         --         --          --          --           --          5,816

Operating expenses:


   Salaries and related benefits       185        561        670      1,651       2,434       1,958        2,900          4,563
   Other operating expenses            400        573        991      1,771       2,200       1,766        3,962          5,197
                                     -----      -----     ------      -----       -----       -----        -----          -----
Total operating expenses               585      1,134      1,661      3,422       4,634       3,724        6,862          9,760
 Income (loss) from operations          38        243      1,021      1,328       (406)         254        1,561          1,245
Non-operating expenses (income)          1          4        218       (35)        (42)          --           47            362

Net income (loss)                       37        247        803      1,364       (364)         253          909            883
Pro forma adjustments for income
   taxes(1)                             15         99        321        545          --           96          --            607
                                     -----      -----     ------    -------     -------     --------      ------         ------
Pro forma net income (loss) from
continuing operations                $  22      $ 148       $482      $ 818      ($ 364)      $ 158       $  909          $ 276
                                     =====      =====     ======     ======     =======     =======       ======          =====
Pro forma net income (loss) from
continuing operations per share        $2.20   $14.80     $48.20     $81.80      $(36.40)    $15.70       $90.90          $.001

Pro forma weighted average
   number of outstanding            10,000     10,000     10,000     10,000      10,000      10,000       10,000    237,000,000
Cash Dividends as Declared               3         12         17        117          38          15           --             --

BALANCE SHEET DATA:  7

Working Capital                     $ (99)      $  83      $ 279      $ 272      $(302)         296     $(2,237)          4,517
Total Assets                           541        840      2,739      4,128       3,045       3,842       10,479         22,995
Current Liabilities                    521        657      1,341      3,157       2,817       3,099        8,787         12,864
Stockholder's Equity                    19        183      1,398        972         227         743        1,289          7,619
Book Value per share                     2         18        140         97          23          74          129           $.03



(1) Prior to December 31, 1995, MedExec. Inc. and prior to May, 1994, SPI Managed Care, Inc. were S corporations and not subject to Federal and Florida corporate income taxes. The Statement of Operations data reflects a proforma provision for income taxes as if the Company was subject to Federal and Florida corporate income taxes for all periods. This proforma provision for income taxes is computed using a combined effective Federal and State tax rate of 40%. See Note 8 of notes to the FMC financial statements.

                    THE LEHIGH GROUP INC. & SUBSIDIARIES (9)

                         Selected Financial Information
                    (in Thousands, Except For Per Share Data)

STATEMENT OF OPERATIONS DATA


                                        Nine
                                        Months                                  YEARS ENDED DECEMBER 31,
                                        Ended          --------------------------------------------------------------------------
                                        9/30/96


                                                         1995              1994          1993          1992                1991
                                                         ----              ----          ----          ----               -----


Revenues earned                          $8,398        $12,105           $12,247       $12,890        $10,729            $17,146

Loss from continuing operations          $ (531)       $  (558)          $  (410)      $  (250)       $(2,048)           $(6,166)


Loss per common share from  continuing


  operations (A)                         $(0.05)           $(0.05)        $(0.04)       $(0.03)        $(0.19)            $(0.70)


Cash dividends declared per


 common share                                 --             --                --            --             --                 --



BALANCE SHEET DATA


                                                                                  December 31,
                                           September     --------------------------------------------------------------
                                           30, 1996



                                                           1995        1994        1993          1992           1991
                                                           ----        ----        ----          ----           ----


Working capital                                 $1,945     $2,437      $3,233      $2,800     ($28,700)      ($25,500)

Total assets                                     6,622     $6,622      $7,441      $7,050       $13,753        $19,232

Long-term debt                                   2,110     $2,080      $2,361      $2,524       $12,787        $15,269

Total debt (B)                                   2,971     $2,950      $3,240      $3,615       $45,882        $47,169

Shareholders' equity (deficit)                    (80)       $202        $510    $(5,099)     $(45,041)       $(44,638)

Book Value per share                                         (.02)     $(0.4)      $(6.92)       $(6.15)        $(6.09)




(A) Loss per common share from continuing operations for the years presented has been adjusted to reflect the 35-for-1 reverse split of the Common Stock that occurred in December 1991.

(B) Includes long term debt, current maturities of long term debt and Note payable - bank.

                                  RISK FACTORS

         HOLDERS OF LEHIGH COMMON STOCK SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS INCLUDING THE INFORMATION IN THE APPENDIX AND, IN PARTICULAR, SHOULD EVALUATE THE SPECIFIC FACTORS SET FORTH BELOW FOR RISKS ASSOCIATED WITH THE MERGER AND OWNERSHIP OF LEHIGH COMMON STOCK. THESE RISK FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS.

RISK FACTORS RELATED TO LEHIGH


         Dilution of Ownership of Lehigh Stockholders. Following the consummation of the Merger and assuming the conversion of the shares of Lehigh Preferred Stock issued in connection therewith, the former stockholders of FMC as a group will beneficially own approximately 96% of the Lehigh Common Stock and the existing stockholders of Lehigh will own approximately 4% of Lehigh. This represents substantial dilution of the ownership interests of Lehigh's current stockholders after consummation of the Merger, by diluting earnings per share of existing Lehigh stockholders by 96 percent. Inasmuch as Lehigh has reported losses for the past few years, the practical effect of this dilution will be to substantially reduce the historical loss per share attributable to Lehigh stockholders. See "Proposal No. 1 -- The Merger -- Exchange of Shares."

                                                                            (12)

         Change of Control of Lehigh. Upon consummation of the Merger, Mr. Dennis A. Sokol, Chairman of FMC will own approximately 5.77% of Lehigh's Common Stock and 5.77% of the Lehigh Preferred Stock. See "Proposal No. 1 -- The Merger -- Management After the Merger." In addition, assuming the persons nominated as directors in Proposal No. 4 are elected, only one of the seven members of the Board of Directors of Lehigh following consummation of the Merger will be current directors of Lehigh. Accordingly, the former stockholders of FMC as a group, and Mr. Sokol in particular, will be in a position to control the election of directors and other corporate matters that require the vote of Lehigh stockholders. FMC and Generale De Sante International, PLC ("GDS") are parties to a Subscription Agreement, dated June 11, 1996, pursuant to which at the Effective Time of the Merger GDS will pay $5 million in order to acquire a variety of ownership interests in Lehigh and its subsidiaries. See "Subscription Agreement with GDS; Potential Change of Control of Lehigh." Pursuant to this agreement, GDS will become Lehigh's largest single stockholder following the Merger, with an approximately 22.7% ownership and voting interest. Furthermore, until the fifth anniversary of the Merger, GDS will have the option to increase its ownership interest in Lehigh to 51%, at a price equal to 110% of the average 30-day trailing market price. This increase in ownership would occur through the issuance of new stock by Lehigh; as a result, all other stockholders' ownership interest would be diluted and GDS would gain control of Lehigh.


         Possible Volatility of Stock Price. Upon consummation of the Merger, the market price of the Lehigh Common Stock may be highly volatile. In addition, the trading volume of Lehigh Common Stock on the New York Stock Exchange, Inc. (the "NYSE") has been limited. Also, the price of Lehigh Common Stock following consummation of the Merger will be sensitive to the performance and prospects of the combined companies.

         No Dividends. Lehigh has paid no cash dividends on Lehigh Common Stock and does not anticipate paying cash dividends in the foreseeable future. Lehigh's ability to pay dividends is dependent upon, among other things, future earnings, the operating results and financial condition of Lehigh, its capital requirements, general business conditions and other pertinent factors, and is subject to the discretion of the Board of Directors. The Board is authorized to issue, at any time hereafter, up to

5,000,000 shares of preferred stock on such terms and conditions as it may determine, which may include preferences as to dividends. Accordingly, there is no assurance that any dividends will ever be paid on Lehigh Common Stock.


                                                                            (14)

         Authorization and Discretionary Issuance of Preferred Stock; Issuance of Lehigh Preferred Stock in the Merger; Anti-Takeover Effects. Lehigh's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock and approval of the Merger Agreement will also constitute approval of an amendment to the Lehigh Certificate of Incorporation providing for "blank check" preferred stock, with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. See "Description of Lehigh's Capital Stock -- Preferred Stock." Accordingly, the Board of Directors will be empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of Lehigh's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of Lehigh. Lehigh's Board expects to approve the issuance of 951,211 shares of Lehigh Preferred Stock to be issued pursuant to the Merger. The issuance of the Lehigh Preferred Stock could adversely affect the interests of the holders of Lehigh Common Stock.

                                                                            (13)

         The issuance of preferred stock, by discouraging, delaying or preventing a change in control, may prevent a third-party from making a tender offer which might be beneficial to Lehigh and its stockholders, or even though some shareholders might otherwise desire such a tender offer. In particular, the issuance may discourage a third-party from seeking to acquire Lehigh on account of the substantial dilution to which an acquirer is potentially exposed. It may also deprive stockholders of opportunities to sell their shares at a premium over prevailing market prices, since tender offers frequently involve purchases of stock directly from stockholders at a premium price. In addition, the issuance will have the effect of insulating management of Lehigh from certain efforts to remove it, or affording management the opportunity to prevent efforts to oust it.


RISK FACTORS RELATING TO FMC

         DOMESTIC OPERATIONS


                                                                            (16)

         Potential Effects of Health Care Reforms Proposals. Numerous legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the U.S. health care system nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. It is not clear at this time what proposals will be adopted, if any, or, if adopted, what effect, if any, such proposals would have on the First Medical Corporation (Company's) business. Certain proposals, such as cutbacks in the Medicare and Medicaid programs, containment of health care costs on an interim basis by means that could include a freeze on prices charged by physicians, hospitals and other health care providers, and permitting states greater flexibility in the administration of Medicaid, could adversely affect the Company. There can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on the Company's operating results. See "Business--Government Regulation." In addition, concern about the proposed reform measures and their potential effect has contributed to the volatility of stock prices of companies in health care and related industries and may similarly affect the price of the Common Stock following the Offering.

                                                                            (16)

         Dependence on Capitated Fee Revenue. For the year ended December 31, 1995 and the nine months ended September 30, 1996, approximately 96.0% and
82.0%, respectively, of the Company's net revenues derived from contracts pursuant to which the Company received a fixed, prepaid monthly fee, or capitated fee, for each covered life in exchange for assuming the responsibility for providing of medical services. See following discussion in "Significant Dependence on One Client" for additional information. The Company's success under these contracts is dependent upon effective utilization controls, competitive pricing for purchased services and favorable agreements with payers. To the extent that the patients or enrollees covered under a capitated fee contract require more frequent or extensive care than was anticipated by the Company, the revenue to the Company under the contract may be insufficient to cover the costs of the care that was provided. All of the Company's capitated fee contracts contain aggregate expense limitations on each covered life. Given the increasing pressures from health care payers to restrain costs, changes in health care practices, inflation, new technologies, major epidemics, natural disasters and numerous other factors affecting the delivery and cost of health care, most of which are beyond the Company's control, there can be no assurance that capitated fee contracts will be profitable for the Company in the future.

                                                                        (16)(17)

          Inability of the Company to Obtain New Contracts and Manage Costs. A significant portion of the Company's historical and planned growth in revenues has resulted from, and is expected to continue to result from, the addition of new contracts in the physician management division. Obtaining new contracts, which may involve a competitive bidding process, requires that the Company accurately assess the costs it will incur in providing services so that it undertakes contracts where the Company can expect to realize adequate profit margins or otherwise meet its objectives. The acquisition of new contracts, as well as the maintenance of existing contracts, is made more difficult by increasing pressures from health care payors to restrict or reduce reimbursement rates at a time when the cost of providing medical services continues to increase. Any failure of the Company to manage the cost of providing health care services or price its services appropriately may have a material adverse effect on the Company's operations.

                                                                            (16)

          Highly Competitive Business. The provision of physician management services for HMOs is a highly competitive business in which the Company competes for contracts with several national and many regional and local providers of physician management services. Furthermore, the Company competes with traditional managers of health care services, such as hospitals and HMOs, some of which directly recruit and manage physicians. While competition is generally based on cost and quality of care, it is not possible to predict the extent of competition that present or future activities of the Company will encounter because of changing competitive conditions, changes in laws and regulations, government budgeting, technological and economic developments and other factors. Certain of the Company's competitors have access to substantially greater financial resources than the Company. See "Business--Competition."

                                                                       (16) (18)

         Significant Dependence on One Client. A substantial portion of the revenues of the Company's managed care business are derived from prepaid contractual arrangements with Humana Medical Plan, Inc. and its affiliates (collectively, "Humana"), pursuant to which Humana pays the Company a capitated fee. 99% of the Company's managed care business revenue for the year ended December 31, 1995 and the nine months ended September 30, 1996 are derived from such prepaid contractual agreements with Humana. 96% and 82% of the total revenues of the Company for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively, are derived from such agreements. In the ordinary course of business, the Company may in the future enter into significant additional capitation arrangements with Humana. The Company's operating results could be adversely affected by the loss of any such agreements or business relationships. In addition, a significant decline in an HMO client's number of enrollees could have a material adverse effect on the Company's operating results.

                                                                            (16)

         Violation of State Laws Regarding Fee Splitting and the Corporate Practice of Medicine. The laws of many states prohibit physicians from splitting fees with nonphysicians and prohibit business corporations from providing or holding themselves out as providers of medical care. While the Company believes it complies in all material respects with state fee splitting and corporate practice of medicine laws, based on consultations with knowledgeable persons in this field, there can be no assurance that, given varying and uncertain interpretations of such laws, the Company would be found to be in compliance with all restrictions on fee splitting and the corporate practice of medicine in all states. The Company itself does not practice medicine and is not licensed to do so; rather, it employs physicians who are licensed to practice medicine. In certain states the Company operates through professional corporations, and has recently formed professional corporations or qualified foreign professional corporations to do business in several other states where corporate practice of medicine laws may require the Company to operate through such a structure. A determination that the Company is in violation of applicable restrictions on fee splitting and the corporate practice of medicine or a change in the law in any state in which it operates could have a material adverse effect on the Company.

                                                                  (16),(20),(21)

         Corporate Exposure to Professional Liabilities Exceeding the Limits of Available Insurance Coverage. Due to the nature of its business, the Company from time to time becomes involved as a defendant in medical malpractice lawsuits, some of which are currently ongoing, and is subject to the attendant risk of substantial damage awards. The most significant source of potential liability in this regard is the negligence of health care professionals employed or contracted by the Company. To the extent such health care professionals are employees of the Company or were regarded as agents of the Company in the practice of medicine, the Company could be held liable for their negligence. In addition, the Company could be found in certain instances to have been negligent in performing its contract management services even if no agency relationship with the health care professional exists. The Company maintains professional liability insurance on a claims made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. There can be no assurance, however, that a future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to adequately and economically insure the Company's operations in the future. See "Business--Professional Liability Insurance."

                                                                            (16)

         Loss of Other Insurance. The Company attempts to mitigate the risk of potentially high medical costs incurred in catastrophic cases through stop-loss provisions, reinsurance and other special reserves which limit the Company's financial risk. To date, such protection has been provided to the Company through its provider agreements with Humana. There can be no assurances that the agreements which provide such insurance to the Company will continue.

                                                                       (16)&(19)

         Reduction in Fee-for-Service Reimbursement. For the year ended December 31, 1995 and the nine months ended September 30, 1996, approximately 0.1% and 17.0%, respectively, of the Company's net revenues were derived from payments made on a fee-for-service basis by patients and third-party payers, including government programs (such as Medicare and Medicaid) and private insurers. Under fee-for-service contracts, the Company assumes the financial risks related to changes in patient volume, payer mix and reimbursement rates. There are increasing public and private sector pressures to restrain health care costs and to restrict reimbursement rates for medical services. During the past decade, federal and state governments have implemented legislation designed to slow the rise of health care costs and it is anticipated that such legislative initiatives will continue. Any such legislation could result in reductions in reimbursement for the care of patients in governmental programs such as Medicare, Medicaid and workers' compensation. For the years ended December 31, 1995 and the nine months ended September

30, 1996, approximately 0.0% and 2.0%, respectively, of the Company's net revenue was derived from direct fee-for-service billings to Medicare. In addition, a large percentage of the capitated fee revenue described above is also derived indirectly from a Medicare funded program with Humana.


         Any change in reimbursement policies, practices, interpretations or regulations, or legislation that limits reimbursement amounts or practices, could have a material adverse effect on the Company's operating results. See "Business--Government Regulation." While the Company believes it is in material compliance with applicable Medicare and Medicaid reimbursement regulations, all Medicare and Medicaid providers and practitioners are subject to claims review and audits. There can be no assurance that the Company would be found to be in compliance in all respects with such regulations. A determination that the Company is in violation of such regulations could result in retroactive adjustments and recoupments and have a material adverse effect on the Company.

         The Company's fee-for-service contractual arrangements also involve a credit risk related to services provided to uninsured individuals. Adverse changes in the percentage of billed services the Company collects could have a material adverse effect on the Company's operating results. Fee-for-service contracts also have less favorable cash flow characteristics than traditional flat-fee contracts due to longer collection periods.

         INTERNATIONAL OPERATIONS

         The Company is subject to numerous factors relating to the business environments of those developing countries in which the Company conducts business operations. In particular, fundamental economic and political changes occurring in Eastern Europe and the CIS could have a material impact on the Company's international operations and on the Company's ability to continue the development of its international businesses. There can be no assurance that such developments in Eastern Europe and the CIS will not have a material adverse effect on the Company's business operations. See "Potential Political and Economic Instability in the Eastern Europe and the CIS," "Foreign Government Regulation."

         Potential Political and Economic Instability in Eastern Europe and the CIS. Eastern Europe and the CIS are undergoing fundamental political and economic changes, including the introduction of market economies. Consequently, such countries have only recently begun the process of developing the necessary framework and infrastructure to support this transition. Laws and regulations are sometimes adopted without widespread notification, which can delay full knowledge of their scope and impact, and the enforcement and administration thereof are often inconsistent and without precedents. As a result, governments will continue to exercise influence over their country's economy. Uncertainties will continue to exist with respect to the future governance of, and economic policies in, such countries. Such involvement could include, but not be limited to, expropriation, confiscatory taxation, foreign exchange restrictions or nationalization, all of which could materially effect the Company's international operations.


                                                                            (22)

         Foreign Government Regulation. The Company's operations in Eastern Europe and the CIS are subject to diverse laws and regulations primarily relating to foreign investment and numerous national and local laws and regulations. Failure to comply with such laws or regulations could have a material adverse effect on the Company. At the present time, the Company is unaware of any restrictions on foreign investment that could materially affect the Company's business. The Company believes it is in compliance with foreign government regulations.


         OTHER RISKS RELATED TO FMC

         Dependence on Key Personnel. The Company is dependent upon the services of certain of its executive officers for the management of the Company and the implementation of its strategy, including, Dennis A. Sokol, Elias M. Nemnom, Shannon Slusher, and Michael Cavanaugh, M.D. The Company does not maintain key man life insurance policies for these individuals. The loss to the Company of the services of any of these executive officers could adversely affect the
Company's operations.                                                       (23)

                                  INTRODUCTION

MEETING OF STOCKHOLDERS


         This Proxy Statement/Prospectus is being furnished to the holders of Lehigh Common Stock in connection with the solicitation of proxies by and on behalf of the Lehigh Board for use at the Meeting to be held at ________________, Eastern Time, on March __, 1997, at _________________________,
and at any adjournments thereof. The Lehigh Board has fixed the close of business on January 23, 1997 (the "Lehigh Record Date") as the record date for determining the stockholders of Lehigh entitled to vote at the Meeting. This Proxy Statement/Prospectus and the enclosed proxy are first being sent to holders of Lehigh Common Stock on or about February ___, 1997.


PURPOSE OF MEETING


         At the Meeting, Lehigh's stockholders will consider and vote upon Proposal No. 1 -- The Merger Proposal. Approval of the Merger shall also constitute approval of an amendment to the Restated Certificate of Incorporation of Lehigh to provide for "blank check" preferred stock by delegating to the Lehigh Board of Directors the authority to designate, and to fix the number, rights, preferences, restriction and limitations of, one or more series of preferred stock (including the Lehigh Preferred Stock to be issued in connection with the Merger). Lehigh stockholders will also consider and vote at the Meeting on: Proposal No. 2 -- The adoption of amendments to the Restated Certificate of Incorporation of Lehigh, which will amend the current Certificate of Incorporation by: (A) eliminating cumulative voting for directors; (B) eliminating action by stockholders by written consent; (C) fixing the number of members of the Board of Directors at between seven and eleven, as determined by the Board of Directors; and (D) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (A) through
(C) to require the vote of the holders of at least 60% of the outstanding shares of the Lehigh Common Stock (collectively, the "Certificate Amendments"); Proposal No. 3 -- The adoption of an amendment to the Restated Certificate of Incorporation of Lehigh, which will change the name of the corporation from "The Lehigh Group Inc." to "First Medical Group, Inc." (subject to completion of the merger); Proposal No. 4 -- The election of seven directors to the Board of Directors (subject to completion of the merger); Proposal No. 5 -- ratification of the appointment of BDO Seidman, LLP as the independent certified public accountants for Lehigh for the fiscal year ending December 31, 1996; and such other business as may properly come before the Meeting or any adjournments thereof.

                                                                            (24)

         If the Merger Proposal is not approved by the stockholders of Lehigh then Proposals No. 3 and 4 will be deemed withdrawn from a vote of the stockholders; Lehigh's name will remain unchanged and the current directors of Lehigh will remain in office. The submission of Proposal No. 2 -- The Certificate Amendments, to a vote of the stockholders of Lehigh is not dependant upon the approval of the Merger Proposal.

         FMC, the holder of approximately 18.6% of the outstanding shares of Lehigh Common Stock, will vote its ownership interest at the Meeting in favor of the Merger Proposal and all of the other proposals being presented at the Meeting. In addition, certain officers, directors and other stockholders of Lehigh, who together hold approximately 10% of the Lehigh Common Stock, have verbally indicated their intention to vote in favor of the Merger Proposal and the other proposals. (25)


VOTING REQUIREMENTS AT THE MEETING

         At the Meeting, approval and adoption of the Merger Proposal (Proposal No. 1) and the "blank check" preferred stock will require the affirmative vote of majority of the outstanding shares of Lehigh

Common Stock. Approval of the Certificate Amendments (Proposal No. 2) requires the affirmative vote of holders of a majority of the outstanding Lehigh Common Stock, except with respect to the Certificate Amendments eliminating cumulative voting for directors and fixing the number of directors at between seven and eleven in the discretion of the Board, which require the affirmative vote of the holders of a majority of the outstanding shares of Lehigh Common Stock or 80% of such shares voting at the Meeting, whichever is greater. The change in the corporation's name (Proposal No. 3) requires the affirmative vote of holders of a majority of the outstanding Lehigh Common Stock. The election of directors at the Meeting (Proposal No. 4) requires a plurality of votes cast by the Lehigh stockholders entitled to vote thereon at the Meeting. Ratification of the selection of BDO Seidman, LLP as Lehigh's independent public accountants for the year ending December 31, 1996 (Proposal No. 5) requires the affirmative vote of a majority of the votes cast at the Meeting by holders of Lehigh Common Stock.

         The presence at the Meeting, in person or by proxy, of the holders of one-third of the total number of shares of Lehigh Common Stock outstanding on the Lehigh Record Date will constitute a quorum for the transaction of business by such holders at the Meeting. On the Lehigh Record Date, there were 10,339,250 outstanding shares of Lehigh Common Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Meeting, except that, pursuant to the provisions of the Certificate of Incorporation of Lehigh, voting for directors is cumulative whereby each stockholder may give any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or may distribute such votes on the same principle among as many candidates as the stockholder determines. Lehigh has no class or series of stock outstanding other than Lehigh Common Stock entitled to vote at the Meeting.


         At the Meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter, except that abstentions will have no effect on the election of directors of Lehigh or on the ratification of independent accountants for Lehigh. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

PROXIES

         All proxies that are properly executed by holders of Lehigh Common Stock and received by Lehigh prior to the Meeting will be voted in accordance with the instructions noted thereon. Any proxy that does not specify to the contrary will be voted in favor of the Merger Proposal, the Certificate Amendments, the nominees for election as directors and in favor of the ratification of Lehigh's independent certified public accountants and for any other matter that may be properly brought before the Meeting in accordance with the judgment of person or persons voting the proxies. Any holder of Lehigh Common Stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Lehigh written notice of revocation or a duly executed later-dated proxy, or by attending the Meeting and voting such Lehigh Common Stock in person.

         All costs relating to the solicitation of proxies of holders of Lehigh Common Stock will be borne by Lehigh. Proxies may be solicited by officers, directors and regular employees of Lehigh and FMC and its subsidiaries personally, by mail or by telephone or otherwise. Although there is no formal agreement to do so, Lehigh may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries holding shares of stock in their names or those of their nominees for their reasonable expenses in sending solicitation material to their principals.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO MARK, SIGN AND DATE THE RESPECTIVE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT THEIR VOTES CAN BE RECORDED.

                          PROPOSAL NO. 1 -- THE MERGER

GENERAL

         This section of the Proxy Statement/Prospectus describes certain aspects of the Merger, the Merger Agreement and other related matters. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. All Lehigh stockholders are urged to read the Merger Agreement in its entirety.

         The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, including, but not limited, to the receipt of all necessary third party, regulatory and stockholder approvals, Merger Sub will be merged with and into FMC. As a result of the Merger, the separate corporate existence of Merger Sub will cease and FMC, as the Surviving Corporation, shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Merger and shall succeed, without transfer, to all of the rights and property of Merger Sub and shall continue to be subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Merger, and shall become subject to all the debts and liabilities of Merger Sub in the same manner as if FMC had itself incurred them, all as more fully provided under the Delaware General Corporation law.


                                                                            (24)

         In the Merger,  each share of FMC Common Stock would be  exchanged  for
(i) 1,033.925 shares of Lehigh Common Stock and (ii) 95.1211 shares of Lehigh Preferred Stock. Each share of Lehigh Preferred Stock will be convertible into 250 shares of Lehigh Common Stock and will have a like number of votes per share, voting together with the Lehigh Common Stock. There are currently outstanding 10,000 shares of FMC Common Stock. As a result of these actions, immediately following the Merger, current Lehigh stockholders and FMC stockholders will each own 50% of the issued and outstanding shares of Lehigh Common Stock. In the event that all of the shares of Lehigh Preferred Stock issued to the FMC stockholders are converted into Lehigh Common Stock, current Lehigh stockholders will own approximately 4% and FMC stockholders will own approximately 96% of the issued and outstanding shares of Lehigh Common Stock. On October 25, 1996, the Board of Directors and stockholders of FMC approved the Merger. All of the shares held by FMC will be voted in favor of the Merger.

         As part of Proposal No. 1 stockholders will be asked to vote on an amendment to the Restated Certificate of Incorporation of Lehigh to provide for "blank check" preferred stock. This is necessary to provide for the Lehigh Preferred Stock to be issued as part of the Merger consideration.

BACKGROUND TO THE MERGER

         Prior to 1994, Lehigh, through its wholly owned subsidiaries, had been engaged in the following other businesses: (i) interior construction; (ii) asbestos abatement; (iii) the design, production and sale of electrical products; (iv) the manufacture and sale of dredging equipment and precision machined castings; and (v) energy recovery and power generation and landfill closure services. All of such other businesses were transferred or sold prior to 1994.

         Following that restructuring, in which Lehigh eliminated approximately $46 million of indebtedness, Messrs. Zizza and Bruno remained the only executive officers of Lehigh and embarked on a mission of continuing to reduce Lehigh's indebtedness, seek to raise working capital to allow Lehigh to remain viable, and at the same time locate an acquisition candidate with the potential of increasing shareholder value.

         During the last two years, the management of Lehigh has held discussions with approximately twenty companies who were purportedly interested in an acquisition by, or a business combination transaction with, Lehigh. None of those discussions resulted in a contract or understanding except that on December 21, 1995, Lehigh and Consolidated Technology Group Ltd. ("Consolidated") signed a letter of intent whereby Consolidated agreed in principle to merge with Lehigh in a transaction whereby the stockholders of Consolidated would own approximately 75% of the combined company after the merger. Lehigh and Consolidated were unable to proceed , mainly due to the lack of progress in Consolidated's earnings projections, hence Lehigh would not be able to meet the continuing listing requirements of the New York Stock Exchange.



         The material terms of the Consolidated transaction were that (i) the holders of issued and outstanding shares of Consolidated's common stock would receive approximately 7,500,000 shares of Lehigh Common Stock and (ii) Lehigh would be recapitalized so that former Lehigh shareholders would own 2,500,000 shares. (29)On May 15, 1996 Lehigh and Consolidated jointly announced that after extensive negotiations they were unable to proceed further with the business transaction contemplated by the letter of intent, which was terminated.

         Prior to the termination of the letter of intent with Consolidated, preliminary discussions between Mr. Dennis A. Sokol, Chairman of the Board of FMC, and Lehigh concerning a possible business combination had commenced on March 8, 1996. (30) Messrs. Zizza and Bruno met again with Mr. Sokol on April 11, 1996, May 14, 1996 and had several phone conversations from time to time during this period regarding the structure of the proposed merger and the ability of FMC to provide a $300,000 bridge loan to Lehigh so that Lehigh could meet its working capital requirements. Discussions between FMC and Lehigh terminated on the morning of June 12, 1996 due to FMC's inability to provide the bridge financing which Lehigh required. Also at that time, Lehigh commenced discussions with DHB Capital Group, Inc. ("DHB"). (31) On or about May 30, 1996, David Brooks, Chairman of the Board of DHB called Lehigh for the purpose of discussing a possible business combination with Lehigh. Messrs. Zizza and Bruno spoke with Mr. Brooks, and the parties met later that day to further discuss the proposed business combination. Several more meetings were held which occurred on May 30, 1996 and June 11, 1996. The discussions centered around the $300,000 bridge loan to Lehigh and the value Lehigh shareholders would receive in a combined company. These discussions culminated with the execution on June 11, 1996 of a letter of intent whereby DHB agreed in principle to merge with and into Merger Sub with DHB being the surviving corporation. On or about July 8, 1996, DHB and Lehigh entered into a Merger Agreement (the "DHB Merger Agreement") pursuant to which, among other things, DHB would merge with and into Merger Sub and in exchange for all of the issued and outstanding capital stock of

DHB. The DHB transaction was similar to the current transaction in that, the DHB stockholders would receive on a fully diluted basis, approximately 97% the issued and outstanding Lehigh Common Stock.

                                                                            (29)


         On July 12, 1996 Southwicke Corporation and its affiliates ("Southwicke") filed a Schedule 13D indicating that they had acquired beneficial ownership, through purchases and irrevocable proxies, of an aggregate of 2,670,757 shares of Lehigh Common Stock (approximately 25.8%). The purpose in acquiring that ownership position was stated as "investment", and the Schedule 13D also stated the intention to seek representation on Lehigh's Board of Directors.

         On July 17,  1996  Lehigh's  Board of  Directors  met to  consider  the
Schedule 13D filing by Southwicke Corporation and its affiliates and to consider certain amendments to Lehigh's By-laws. Mr. Zizza reported that he had not received any proposal from Southwicke regarding a potential acquisition of Lehigh. Thereafter, the Board of Directors adopted amendments to Lehigh's
By-laws which (i) eliminate the ability of stockholders to call a special meeting, and (ii) add provisions which give the Board of Directors the power to set a record date for any proposed stockholder action by written consent and provide a procedure for managing actions by written consent. These amendments were designed to foreclose the ability of a significant stockholder (such as Southwicke) to control the timing of the presentation of matters to a vote by stockholders and, conversely, to clarify and enhance the authority of the Board of Directors with respect to such matters.


         Prior to the termination of the DHB Merger Agreement, on August 28, 1996, Lehigh received a letter from Southwicke. The Southwicke letter contained a demand that the Board of Directors of Lehigh should commence a derivative action to rescind Mr. Zizza's option to DHB, terminate the Merger Agreement and rescind the By-law amendments which were enacted on July 17, 1996. Mr. Zizza granted DHB an option to purchase Mr. Zizza's shares at the same price Mr. Zizza was entitled to acquire the shares from Lehigh. Southwicke took the position that the option Mr. Zizza granted to DHB would be an invalid transfer of Mr. Zizza's non-transferable options. Lehigh disagreed with Southwicke's position since Mr. Zizza was not transferring his options; instead, he planned to first exercise his options and then sell those shares (at his cost) to DHB pursuant to DHB's option. (32)

         Also on August 28, 1996, Lehigh received a letter from Mentmore Holdings Corporation ("Mentmore"), which appears to be an indirect affiliate of Southwicke. The Mentmore letter asked for an opportunity to meet with Lehigh's Board of Directors so that an acquisition proposal could be discussed; it went on to present the outlines of such a proposal. The Mentmore proposal envisioned in general that Mentmore would contribute $3 million while the equity of Lehigh's current stockholders would be valued at $3 million (less any amounts payable under employment or severance agreements), and that each party's ownership in the surviving company would be based on their proportionate shares of that valuation. Mr. Zizza and Mr. Bruno met again with representatives of Mentmore in February 1996, and on July 2, 1996 and September 17, 1996 to discuss Mentmore's proposal and opposition to the proposed merger of Lehigh and DHB (34) in an effort to clarify Mentmore's proposal, and opposition to the proposed merger of Lehigh and DHB. Mentmore's proposal was subsequently presented to Lehigh's Board. Lehigh's Board unanimously rejected the Mentmore proposal predominantly due to (i) the increased shareholder value Lehigh shareholders would receive under the DHB transaction, and (ii) the fact that Mentmore did not have an operating business with which Lehigh could complete a business combination, so as to satisfy the listing requirements of the New York Stock Exchange.

                                                                            (34)

         On  September  25,  1996,   Lehigh  formed  an  independent   committee
consisting of only outside directors to review the allegations raised by Southwicke and also notified Southwicke of the same. The outside directors on the independent committee are Richard L. Bready, Charles A. Gargano, Anthony F.L. Amhurst and Salvatore Salibello. (35)On October 1, 1996 Southwicke commenced an action against

Lehigh and its entire Board . The Southwicke lawsuit was commenced in the Supreme Court of the State of New York, County of New York, Index # 96/604932. The grounds Southwicke alleged to prevent the DHB or FMC transaction were as follows: (i) that all of the directors breached their fiduciary duty by not obtaining the best available price for Lehigh; (ii) that Messrs. Zizza and Bruno breached their fiduciary duty by engaging in self-dealing; (iii) that Southwicke would suffer irreparable harm if the merger were consummated with either DHB or FMC, (iv) that the Lehigh Board froze out the minority shareholders and (v) that Mr. Zizza transferred a non-transferable option. On October 11, 1996, DHB notified Lehigh of its decision to terminate the DHB Merger Agreement and the related option agreement due to the pendency of the Southwicke lawsuit. On November 13, 1996 Lehigh and its board served its answer to Southwicke's lawsuit generally denying the allegations and raising various affirmative defenses.

         Shortly following the termination of the DHB Merger Agreement, discussions between FMC and Lehigh concerning a possible business combination were renewed. Following numerous discussions between Mr. Zizza, Mr. Bruno and Mr. Sokol, the Chairman of the Board and Chief Executive of FMC, the parties met to further discuss the proposed business combination. Most of the discussions between FMC and Lehigh took place by phone almost on a daily basis from approximately August 28, 1996 onward. Messrs. Sokol, Zizza and Bruno met on October 3, 1996 and October 29, 1996. Mr. Zizza also met Mr. Sokol without Mr. Bruno on October 15, and 18, 1996. The discussions focused predominantly on FMC providing a $300,000 bridge loan so that Lehigh could repay DHB and the structure of a transaction which would procure for Lehigh stockholders an equity participation, however small, in FMC's business. (37)Mr. Zizza subsequently visited the corporate headquarters of MedExec, Inc., a subsidiary of FMC in Miami, Florida, where senior management was interviewed and due diligence conducted. (37)Mr. Zizza conducted his due diligence with the aid of Mr. Bruno and Lehigh's independent auditors, BDO Seidman LLP. On or about October 16, 1996, Lehigh's Board of Directors was apprised of the discussions with FMC. Following several meetings between Lehigh and FMC, the parties entered into the Merger Agreement. Lehigh's Board of Directors approved the Merger Agreement by written consent dated October 21, 1996. In addition, FMC's Board of Directors and stockholders approved the Merger Agreement on October 25, 1996. The Merger Agreement was executed by the parties on October 29, 1996.

                                                                            (38)

         In addition to the reasons set forth in "Lehigh Reasons For The Merger; Recommendation of the Lehigh Board" it was the opinion of the Lehigh Board that the current stockholders of Lehigh would receive more value if a business combination was consummated with FMC as opposed to Mentmore predominantly due to the increased shareholder value Lehigh shareholders would receive as compared to the DHB transaction. This consideration was based on the current market value of Lehigh stock and the pro-forma market value of Lehigh stock after giving effect to the FMC merger. The Lehigh Board was of the opinion that the proposed FMC merger was fair and in the best interest of the Lehigh stockholders.


         On December 9, 1996 Southwicke filed an amended complaint to its lawsuit, which substituted FMC as a defendant for DHB. The substantive allegations on the amended complaint were substantially similar to the original complaint involving the DHB merger proposal.


         Under the terms of the Merger Agreement, each share of the FMC Common Stock would be exchanged for (i) 1,033.925 shares of Lehigh Common Stock and
(ii) 95.1211 shares of Lehigh Preferred Stock. Each share of Lehigh Preferred Stock will be convertible into 250 shares of Lehigh Common Stock and will have a like number of votes per share, voting together with the Lehigh Common Stock. Currently, there are outstanding 10,000 shares of FMC Common Stock. As a result of these actions, immediately following the Merger, current Lehigh stockholders and FMC stockholders will each own 50% of the issued and outstanding shares of Lehigh Common Stock. In the event that all of the shares of Lehigh Preferred Stock issued to the FMC stockholders are converted into Lehigh Common Stock, current

Lehigh stockholders will own approximately 4% and FMC stockholders will own approximately 96% of the issued and outstanding shares of Lehigh Common Stock. In addition, under the terms of the Merger Agreement Lehigh will be renamed "First Medical Group, Inc." Following the Merger, Mr. Sokol will become Chairman and Chief Executive Officer of the combined company, Mr. Zizza will become Executive Vice President and Treasurer and Mr. Bruno will continue as Vice President and Secretary.


         Concurrently with the execution of the Merger Agreement, on October 29, 1996 Mr. Zizza sold to FMC in consideration of a note in the principal amount of $100,000, an option to purchase up to six million shares (approximately 37%) of Lehigh Common Stock at $0.50 per share, which is the price at which Mr. Zizza is entitled to acquire those shares from Lehigh under pre-existing agreements. This option was terminated on February 7, 1997 in conjunction with the settlement of the Southwicke litigation, as described below. Mr. Zizza received those options through the following transactions. (39)On August 22, 1994 Lehigh granted (i) Mr. Zizza options to purchase a total of 10,250,000 shares of Lehigh Common Stock ; 4,250,000 exercisable at $.50 per share, 3,000,000 exercisable at $.75 per share, and 3,000,000 exercisable at $1.00 per share; and (ii) Mr. Bassani warrants to purchase a total of 7,750,000 shares of Common Stock; 1,750,000 exercisable at $.50 per share, 3,000,000 at $.75 per share and 3,000,000 at $1.00 per share. In July 1995, Mr. Zizza purchased all the warrants held by Mr. Bassani. At the time of such purchase, the Board consented to the transaction and amended the Bassani warrants to make their expiration date co-terminus with the other warrants which had been issued to Mr. Zizza. The $.50 per share options are currently exercisable; the $.75 and $1.00 per share options will not be exercisable until such time as (i) Lehigh has raised at least $10 million of equity, (ii) Lehigh has consummated an acquisition of a business with annual revenues in the year immediately prior to such acquisition of at lest $25 million, and (iii) the fair market value of the Lehigh Common Stock (as measured over a period of 30 consecutive days) has equalled or exceeded $1.00 per share. The options and warrants held by Mr. Zizza (including those purchased from Mr. Bassani) will terminate on August 22, 1999, subject to earlier termination under certain circumstances in the event of his death or the termination of his employment.

         On January 27, 1997, Southwicke and Lehigh entered into Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby Southwicke and Lehigh agreed to mutual releases from all litigation between them and to jointly file all appropriate motions for the dismissal of all litigation between them with prejudice. Under Stock Purchase Agreement, Southwicke agreed to sell to Lehigh 1,920,757 shares of Lehigh Common Stock (the "Southwicke Shares") for $0.28 per share, for a total purchase price of $537,812. Southwicke also granted Lehigh or its designee (FMC) an irrevocable proxy on all shares of Lehigh Common Stock which it beneficially owns.

                                                                            (39)

         On February 7, 1997, Lehigh designated FMC as the purchaser of the Southwicke Shares under the same terms and conditions as the Stock Purchase Agreement, and the option sold to FMC by Mr. Zizza was terminated. Also on that date, FMC purchased the Southwicke Shares, thereby becoming the owner of approximately 18.6% of Lehigh's Common Stock. (39)


SUBSCRIPTION AGREEMENT WITH GDS; POTENTIAL CHANGE OF CONTROL OF LEHIGH


                                                                            (40)

         FMC and Generale De Sante International, PLC ("GDS") are parties to a Subscription Agreement, dated February 8, 1995, which was subsequently modified on June 11, 1996 (the "Subscription Agreement"), a copy of which is attached hereto as Appendix C, pursuant to which at the Effective Time of the Merger GDS will pay $5 million in order to acquire the following ownership interests and rights:

         1. 10% of FMC Common Stock, which will automatically be exchanged in the Merger for 1,033,925 shares of Lehigh Common Stock and 95,121 shares of Lehigh Preferred Stock. (41)

         2. Shares of FMC's 9% Series A Convertible Preferred convertible into 10% of FMC Common Stock; each such share will be convertible into one share of FMC Common Stock. Following the Merger, this class of preferred stock will remain outstanding as a security of FMC; however, it will be convertible in accordance with its terms into the same Merger consideration as all other shares of FMC Common Stock. Consequently, when and if GDS decides to convert its shares of FMC's 9% Series A Convertible Preferred Stock, GDS will receive 1,033,925 shares of Lehigh Common Stock and 95,121 shares of Lehigh Preferred Stock.(41) Together with the shares issued in step 1 above, these shares will give GDS a total of approximately 23% ownership interest and voting power of Lehigh.


         3. A 49% common stock interest in FMC Healthcare Services, Inc. (formerly WHEN, Inc.) ("FMC Healthcare"). This subsidiary of FMC is engaged in the business of providing management, consulting and financial services to troubled not-for-profit hospitals and other health care providers.

         The purchase price for the common and preferred stock of FMC to be acquired under steps 1. and 2. above is $4 million. The purchase price for a 49% ownership interest in FMC Healthcare to be acquired under step 3. above is $1 million.

         4. Until the fifth anniversary of the Merger, GDS will have the option to increase its ownership interest in Lehigh to 51%, at a price equal to 110% of the average 30-day trailing market price. This increase in ownership would occur through the issuance of new stock by Lehigh; as a result, all other stockholders' ownership interests would be diluted and GDS would gain control of Lehigh.

         5. In addition to the foregoing option to acquire control of Lehigh, GDS has the option to increase its ownership interest in FMC Healthcare to 52%, also through the issuance of new stock. This option may be exercised from the second to the fifth anniversary of the Merger, upon payment of (i) $3 million cash, or (ii) the shares of Lehigh Common Stock and Lehigh Preferred Stock issued to GDS in the Merger under step 1. above. Furthermore, upon the exercise of this option GDS has the option to acquire all of the remaining equity in FMC Healthcare at the "fair market price" as determined by an independent investment banker.


         6. Alternatively, until the third anniversary of the Merger, GDS can "put" to FMC its 49% ownership interest in FMC Healthcare for (i) $1 million, plus (ii) the "fair market value" of that investment as determined by an independent investment banker.


         7. GDS also has the option to acquire 52% of the common stock of American Medical Clinics Development Corporation, an Irish corporation which is a subsidiary of FMC ("AMCDC"). AMCDC is engaged in the business of managing health care facilities in Eastern Europe.

         The $5 million proceeds to be received from GDS at the Effective Time of the Merger can only be utilized to purchase capital assets to be used in the business of FMC Healthcare and/or AMCDC.

         In the event GDS exercises its option under step 5. above to increase its ownership interest in FMC Healthcare to 52%, then FMC Healthcare will be obligated to enter into a two year management agreement with Lehigh or its designee, for a fee that will be based on the cost of management plus a reasonable success fee to be determined by Lehigh and GDS.

         In conjunction with the Subscription Agreement, as of the Effective Time of the Merger FMC and GDS agreed to terminate various pre-existing loans and option arrangements. In consideration for those terminations, GDS will acquire approximately 500 shares of FMC Common Stock.

         The Subscription Agreement also provides for the following senior management arrangements:

         1. GDS has the right to designate one-half of the members of the Board of Directors of FMC Healthcare as of the Effective Time of the Merger.

         2. The Executive Committee of FMC and FMC Healthcare includes the chairman of FMC, the CEO of FMC, and a designee of GDS. All extraordinary capital investments are approved by a unanimous vote of those Executive Committees.


                                                                            (42)

         3. Mr. Charles Pendola became the Chief Executive Officer of FMC Healthcare. Mr. Pendola did not have any prior relationship with GDS; his position in the GDS agreement arose because of his day-to-day operating experience in hospital management.


         4. GDS has the right to designate three members of Lehigh's Board of Directors. Those persons are Paul Murphy, Alain Lellouche and Dennis Sokol. Also, GDS will have the right to designate a Deputy Chief Financial Officer of FMC and a Deputy Managing Director of FMC Health Care Services, Inc.

CONVERSION AND EXCHANGE RATIO

         At the Effective Time of the Merger, all of the outstanding shares of FMC Common Stock (other than shares of FMC Common Stock held in FMC's treasury, if any) will be converted into shares of Lehigh Common Stock and Lehigh Preferred Stock. Each outstanding share of FMC Common Stock shall be exchanged for (i) 1,033.925 shares of Lehigh Common Stock and (ii) 95.1211 shares of Lehigh Preferred Stock and each of the stockholders of FMC, as of the Effective Time of the Merger, shall be entitled to exchange certificates representing all of the issued and outstanding shares of FMC Common Stock held by such FMC stockholder for certificates representing the shares of Lehigh Common Stock and Lehigh Preferred Stock issuable to such FMC stockholder pursuant to the Merger. At the Effective Time of the Merger, shares of FMC Common Stock, if any, held in FMC's treasury shall be canceled and shall cease to exist. Such conversion ratio was established through arms-length negotiations between Lehigh and FMC. Also at the Effective Time of the Merger, all of the shares of Lehigh Common Stock owned by FMC will be cancelled.


                                                                            (38)

         In addition to the reasons set forth in "Lehigh Reasons For The Merger; Recommendation of the Lehigh Board" it was the opinion of the Lehigh Board that the current stockholders of Lehigh would receive more value if a business combination was consummated with FMC as opposed to Mentmore predominantly due to the increased shareholder value Lehigh shareholders would receive as compared to the DHB transaction. This consideration was based on the current market value of Lehigh stock and the pro-forma market value of Lehigh stock after giving effect to the FMC merger.


LEHIGH REASONS FOR THE MERGER; RECOMMENDATION OF THE LEHIGH BOARD

         The Lehigh Board has unanimously approved the Merger and has determined that the Merger and the Merger Agreement and the related transactions are in the best interests of Lehigh and are fair to Lehigh's stockholders from a financial point of view. THE LEHIGH BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF LEHIGH VOTE FOR APPROVAL OF THE MERGER PROPOSAL.


                                                                            (38)

         It was the opinion of the Lehigh Board that the current stockholders of Lehigh would receive more value if a business combination was consummated with FMC as opposed to Mentmore predominantly due to the increased shareholder value Lehigh shareholders would receive. This consideration was based on the current market value of Lehigh stock and the pro-forma market value of Lehigh stock after giving effect to the FMC merger.

         During a two year period, Lehigh investigated approximately 20 different acquisition candidates. The terms of the FMC proposed merger are superior to all other "offers" Lehigh preliminarily discussed during this period. All such offers and discussions took into account the continuation of the employment contracts with Messrs. Zizza and Bruno. During the course of its deliberations, the Board of Directors considered, without assigning relative weights to, the following factors: (i) the historical and prospective operations of Lehigh, including, among other things, the current financial condition and future prospects of Lehigh, (ii) the terms and conditions of the Merger Agreement and related documentation, (iii) a review of the operations of FMC, including, among other things, the current financial condition and future prospects of FMC, (iv) a review of Lehigh's efforts over the past two years in trying to locate a suitable acquisition candidate and the absence of any other competing offer from any other business proposing a business combination with Lehigh, (v) the ability of a combination with FMC to increase Lehigh's market capitalization, (vi) the increase in the market value of the Lehigh Common Stock held by Lehigh stockholders which could result from the Merger even after giving effect to the dilutive impact of the merger on Lehigh stockholders, and (vii) the management contracts and continued services of Messrs. Zizza and Bruno with Lehigh. (43)The Lehigh Board of Directors was aware of the Subscription Agreement between GDS and FMC, and considered it to be beneficial due to the significant new capital ($5 million) which would be contributed upon consummation of the Merger. The Lehigh board did not, however, consider the dilutive effects of the Subscription Agreement because they were immaterial to former Lehigh stockholders as compared to FMC stockholders. (45)

         The Lehigh Board also considered certain potentially negative factors in its deliberations concerning the Merger, including, among others: (i) the change of control of Lehigh after the Merger, (ii) the risks associated with FMC's business including competitive factors, and (iii) the absence of an investment banker's opinion regarding the transaction. In this regard the Board did not feel an investment banker's opinion would be an appropriate use of corporate funds. It was the opinion of the Board that the expense that Lehigh would incur to hire an investment banker to obtain an opinion was outweighed by Lehigh's need to conserve its limited amount of working capital. In addition, the Lehigh Board is comprised of lawyers, accountants and successful entrepreneurs, who were able to evaluate FMC based on their own knowledge and experience.

                                                                            (44)


         In view of the wide variety of factors considered by the Lehigh Board, the Lehigh Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, in the view of the Lehigh Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors it considered in its deliberations relating to the Merger.

         The foregoing discussion of the information and factors considered by the Lehigh Board is not intended to be exhaustive but is believed to include all material factors considered by the Lehigh Board.

         THE LEHIGH BOARD RECOMMENDS THAT LEHIGH STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

FEDERAL INCOME TAX CONSEQUENCES

         For a discussion of the federal income tax consequences of the Merger, see "Certain Federal Income Tax Consequences of the Merger."

ACCOUNTING TREATMENT

         Lehigh intends to treat the Merger as a "purchase" for accounting and financial reporting purposes with FMC as the acquiring company. See "Unaudited Pro Forma Combined Financial Statements" contained in the Financial Statements portion of this Proxy Statement/Prospectus.

INTERESTS OF CERTAIN MEMBERS OF LEHIGH MANAGEMENT IN THE MERGER

         In considering the Merger, Lehigh stockholders should be aware that certain members of the Board and management of Lehigh have certain interests that are in addition to the interests of Lehigh stockholders generally and may cause them to have potential conflicts of interest.

         At the Effective Time, Dennis A. Sokol, currently the Chairman of the Board and Chief Executive Officer of FMC, will become the Chairman and Chief Executive Officer of Lehigh (which will be renamed "First Medical Group, Inc." if the Certificate Amendments are approved). It is anticipated that senior officers and employees of FMC will participate in Lehigh stock option plans and other benefit arrangements.

         At the Effective Time, Mr. Salvatore J. Zizza, the Chairman and CEO of Lehigh, will become Executive Vice President and Treasurer and Mr. Robert A. Bruno, Esq., Vice President of Lehigh, will continue in that position and will become Secretary. In addition, as of the Effective Time of the Merger, amendments to their respective employment agreements will become effective. See "Proposal No. 3 -- Election of Directors -- Executive Compensation."

MANAGEMENT AFTER THE MERGER

         DIRECTORS

         Assuming they are elected at the Meeting, the directors of Lehigh after consummation of the Merger will be Dennis A. Sokol, Salvatore J. Zizza, Elliot
H. Cole, Charles J. Pendola, Melvin E. Levinson, M.D., Paul Murphy and Alain Lellouche. See "Proposal No. 3 -- Election of Directors -- Proposed Directors and Executive Officers."

         EXECUTIVE OFFICERS

         Assuming election of the Board of Directors recommended by the Lehigh Board in Proposal No. 3, it is expected that the principal executive officers of Lehigh to be appointed after consummation of the Merger will be as follows:

             NAME                                TITLE

       Dennis A. Sokol                   Chairman and Chief
                                           Executive Officer

       Charles J. Pendola                  President and Chief
                                         Operating Officer of First

                                         Medical Corporation

      Elias M. Nemnom                    Chief Financial Officer

      Salvatore J. Zizza               Executive Vice President
                                             and Treasurer

        Robert A. Bruno                   Vice President and
                                               Secretary

STOCK OPTIONS

         Salvatore J. Zizza, currently Chairman of the Board, President and Chief Executive Officer of Lehigh owns options and warrants to purchase an aggregate of 12,000,000 shares of Lehigh Common Stock, at exercise prices ranging from $.50 to $1.00 per share, and Robert A. Bruno, currently Vice President, General Counsel, Secretary and a director of Lehigh, owns options to purchase an aggregate of 250,000 shares of Lehigh Common Stock at an exercise price of $.50 per share. In addition, Messrs. Bready, Gargano, Anthony F.L. Amhurst, and Salvatore M. Salibello, current directors of Lehigh, own options to purchase, respectively, 15,000 shares, 10,000 shares, 10,000 shares and 10,000 shares of Lehigh Common Stock at exercise prices of $.50 per share. See "Proposal No. 3 - Election of Directors - Certain Relationships and Related Transactions" and " - Executive Compensation." During 1996, Lehigh issued options to purchase an aggregate of 10,000 shares of Lehigh Common Stock at an exercise price of $.50 per share to each of Messrs. Bready, Gargano, Amhurst and Salibello in lieu of cash compensation for 1996.

NO APPRAISAL RIGHTS

         Delaware law provides appraisal rights for certain mergers and consolidations. Appraisal rights are not available to holders of (i) shares listed on a national securities exchange or held of record by more than 2,000 stockholders or (ii) shares of the surviving corporation of the merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required pursuant to the merger to accept anything other than (A) shares of stock of the surviving corporation, (B) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (C) cash in lieu of fractional shares of such stock. Consequently, the holders of Lehigh Common Stock are not entitled to appraisal rights in connection with the Merger.

TRADING MARKET

         The outstanding shares of Lehigh Common Stock are listed for trading on the NYSE. Lehigh will use its best efforts to cause the shares of Lehigh Common Stock issuable as Merger consideration to be approved for listing on the NYSE.

EFFECTIVE TIME

         The Merger Agreement provides that the Merger will become effective at the time a certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of the State of the State of Delaware. The time at which the Merger will become effective is referred to herein as the "Effective Time." Such filing, together with all other filings or recordings required by Delaware law in connection with the Merger, will be made upon the satisfaction or, to the extent permitted under the Merger Agreement, waiver of all conditions to the Merger contained in the Merger Agreement.

THE MERGER

         At the Effective Time, Merger Sub will be merged with and into FMC, at which time the separate corporate existence of Merger Sub will cease and FMC, as the Surviving Corporation, (i) shall continue to possess all of its rights and property as constituted immediately prior to the Effective Date of the Merger and shall succeed, without transfer, to all of the rights and property of Merger Sub and (ii) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the Effective Date of the Merger, and become subject to all the debts and liabilities of Merger Sub in the same manner as if FMC had itself incurred them, all as more fully provided under the Delaware General Corporation law.

         EXCHANGE OF SHARES


         As part of the Merger, each share of FMC Common Stock would be exchanged for (i) 1,033.925 shares of Lehigh Common Stock and (ii) 95.1211 shares of Lehigh Preferred Stock. Each share of Lehigh Preferred Stock will be convertible into 250 shares of Lehigh Common Stock and will have a like number of votes per share, voting together with the Lehigh Common Stock. There are currently outstanding 10,000 shares of PMC Common Stock. As a result of these actions, immediately following the Merger, current Lehigh stockholders and FMC stockholders will each own approximately 50% of the issued and outstanding shares of Lehigh Common Stock. In the event that all of the shares of Lehigh Preferred Stock issued to the FMC stockholders are converted into Lehigh Common Stock, current Lehigh stockholders will own approximately 4% and FMC stockholders will own approximately 96% of the issued and outstanding shares of Lehigh Common Stock. Lehigh will then be renamed "First Medical Group, Inc."


         Before the Effective Time, Lehigh will deposit with its transfer agent, for the benefit of holders of FMC Common Stock, certificates representing shares of Lehigh Common Stock and Lehigh Preferred Stock issuable pursuant to the Merger Agreement in exchange for shares of FMC Common Stock evidencing the right to receive (i) 1,033.925 shares of Lehigh Common Stock and (ii) 95.1211 shares of Lehigh Preferred Stock, for each share of FMC Common Stock. Promptly after the Effective Time, Lehigh will, or will cause the transfer agent to, send to each holder of FMC Common Stock at the Effective Time a letter of transmittal to be used in such exchange.

         Each holder of shares of FMC Common Stock, upon surrender to the transfer agent of a certificate or certificates representing such FMC Common Stock, together with a properly completed letter of transmittal, will be entitled to receive in exchange therefor the number of shares of Lehigh Common Stock and Lehigh Preferred Stock which such holder has the right to receive pursuant to the Merger Agreement and cash in lieu of any fractional shares of Lehigh Common Stock, as contemplated by the Merger Agreement. The certificate or certificates for shares of FMC Common Stock so surrendered shall be canceled. Until so surrendered, each such certificate will, after the Effective Time, represent for all purposes only the right to receive Lehigh Common Stock and Lehigh Preferred Stock pursuant to the terms of the Merger Agreement.

         If any shares of Lehigh Common Stock and/or Lehigh Preferred Stock are to be issued to any person other than the registered holder of the shares of FMC Common Stock represented by the certificate or certificates surrendered in exchange therefor, it will be a condition to such issuance that the certificate or certificates so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay to the transfer agent any transfer or other taxes required as a result of such issuance.

         No dividends or other distributions on shares of Lehigh Common Stock or Lehigh Preferred Stock will be paid to the holder of any certificates representing shares of FMC Common Stock until such certificates are surrendered for exchange as provided in the Merger Agreement. Upon such surrender, there will be paid, without interest, to the person in whose name the certificates representing the shares of Lehigh Common Stock and Lehigh Preferred Stock into which such shares were converted are registered, all dividends and other distributions, if any, paid in respect of such Lehigh Common Stock or Lehigh Preferred Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

         FRACTIONAL SHARES

         No fractional shares of Lehigh Common Stock will be issued in the Merger or upon conversion of the Lehigh Preferred Stock, if any. All fractional shares of Lehigh Common Stock that a holder of shares of FMC Common Stock or Lehigh Common Stock would otherwise be entitled to receive as a result of the
Merger will be aggregated, and the transfer agent will sell such shares in the public market and distribute to each such holder entitled thereto a pro rata portion of the net proceeds of such sale. No cash in lieu of fractional shares of Lehigh Common Stock will be paid to any holder of shares of FMC Common Stock or Lehigh Common Stock until certificates representing such shares are surrendered and exchanged.

         REGISTRATION AND LISTING OF SHARE CONSIDERATION

         Lehigh has agreed that it will cause the offer and sale of Lehigh Common Stock and Lehigh Preferred Stock issuable in the Merger, as well as the Lehigh Common Stock issuable upon conversion of the Lehigh Preferred Stock, to be registered under the Securities Act. Lehigh has agreed to use its best efforts to have such shares listed for trading on the NYSE. Such listing is not a condition to the consummation of the Merger.

         REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains representations and warranties by each of Lehigh and FMC that are customary and usual for transactions similar to that contemplated by the Merger Agreement. These include, but are not limited to corporate existence and authority to enter into the Merger Agreement; the capitalization of each of Lehigh and FMC; that the shares to be issued by Lehigh to the stockholders of FMC will be validly authorized and issued and fully-paid and nonassessable; and that the financial statements furnished by each party present fairly their financial position and results of operations and have been prepared in conformity with generally accounting principles consistently applied.

         COVENANTS

         The Merger Agreement also contains covenants by each of Lehigh and FMC, principally as to the conduct of their respective business between the date of the Merger Agreement and the Effective Date of the Merger. The principal covenants are that Lehigh and FMC will conduct their business only in the usual and ordinary course; neither shall amend their Certificates of Incorporation or By-Laws unless it is deemed reasonably necessary to consummate the Merger; and neither will declare any dividends or distributions on their outstanding shares of capital stock.

         ACCESS TO INFORMATION

         In addition to each party having the opportunity to investigate the properties and financial and legal condition of the other prior to the execution of the Merger Agreement, Lehigh and FMC agreed that if matters come to the attention of either party requiring additional due diligence, each will permit the other and its authorized agents or representatives to have full access to its premises and to all of its books and records and officers of the respective companies will furnish the party making such investigation with such financial and operating data and other information with respect to its business and properties as the party making such investigation shall reasonably request.

         ADDITIONAL COVENANTS

         Additional covenants between the parties include Lehigh's covenant to apply for listing on the New York Stock Exchange of the Lehigh shares to be delivered to FMC stockholders; compliance by Lehigh with state securities laws; reasonable efforts by both parties to obtain any required approvals or consents of government or other authorities to the transactions contemplated by the Merger Agreement; and for Lehigh and FMC to cooperate with each other and with their respective counsel and accountants with respect to action required to be taken as part of their obligations under the Merger Agreement, including the preparation of financial statements and the supplying of information in connection with the preparation of the Proxy Statement/Prospectus.

         CONDITIONS TO THE MERGER

         The Merger Agreement contains certain conditions which are to be satisfied by Lehigh and FMC to each other's satisfaction on or before the closing of the Merger. These conditions include, but are not limited to, approval of the Merger Agreement by the vote of a majority of the outstanding shares of common stock of Lehigh and FMC; Lehigh and FMC shall have furnished each other with appropriate stockholder and Board of Directors resolutions approving the Merger Agreement; appropriate and customary opinions of counsel with respect to various aspects of the transactions; and that the representation and warranties of each party as set forth in the Merger Agreement are true in all material respects as of the Closing Date.

         FMC's obligation to close is subject to the further condition that a certificate of designation respecting the shares of Lehigh Preferred Stock issuable pursuant to the Merger shall be filed with the Secretary of State for the State of Delaware; that the Board of Directors of Lehigh shall be constituted as set forth herein upon effectiveness of the Merger; and that Lehigh's name shall have been changed to "First Medical Group, Inc." effective upon the Merger.

         TERMINATION AND TERMINATION EXPENSES


                                                                            (48)

         The parties to the Merger Agreement desired a vehicle by which the Merger Agreement could be terminated in the event legal action was taken by a third party to prevent the proposed merger. Given the uncertainty of the outcome of any potential litigation and the length of time it could take to resolve a dispute the parties did not want to be bound to an agreement while one of the parties was engaged in litigation for several years.


         The Merger Agreement provides that it may be terminated at any time prior to the Closing Date by (i) mutual consent of the parties or (ii) upon written notice to the other party, by either party upon authorization of its Board of Directors if in its reasonably exercised judgment since October 29, 1996 there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party come to the attention of the other party.

         The Merger Agreement may also be terminated by either party upon notice to the other in the event the Closing shall not be held by March 31, 1997, unless such termination date is extended upon mutual agreement of the parties. The Merger Agreement also provides that if prior to the consummation of the Merger, Lehigh consummates Alternate Combination which is found by the Lehigh Board of Directors to be more favorable to Lehigh and its stockholders than the Merger, Lehigh shall be obligated to pay FMC $1.5 million.

         Any term or condition may be waived by the party which is entitled to the benefit thereof by action taken by the Board of Directors of such party.

         Except  in  the  case  of  Lehigh's   consummation   of  an   Alternate
Combination, upon termination of the Merger Agreement each party shall bear its own expenses in connection the contemplated transactions.

GOVERNMENTAL AND REGULATORY APPROVALS

         Lehigh and FMC are not aware of any governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws and the filing of the Certificate of Merger under Delaware law.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


         Set forth below is a discussion of certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), to Lehigh and FMC and to stockholders of FMC who receive Lehigh Common Stock and Lehigh Preferred Stock as a result of the Merger. This discussion does not deal with all aspects of federal taxation that may be relevant to particular FMC stockholders, or with the effects of state, local or foreign income taxation.


         STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.


         No ruling has been requested from the Internal Revenue Service (the "Service") in connection with the Merger, and in the opinion of Olshan Grundman Frome & Rosenzweig LLP, (50) counsel for Lehigh , no ruling would be given if one were requested. The tax description set forth below has been prepared and reviewed by such counsel and in their opinion is correct in all material respects. An opinion represents only the best judgment of tax counsel. The description of the tax consequences set forth below will not be binding on the Service, and the Service may adopt a position contrary to that described below.


CONSEQUENCES TO LEHIGH AND FMC

         The Merger will constitute a reorganization under Section 368(a) of the Code if carried out in the manner set forth in the Merger Agreement. By reason of the Merger constituting a "reorganization," no gain or loss will be recognized by Lehigh or FMC on account of the Merger.

CONSEQUENCES TO FMC STOCKHOLDERS

         By virtue of the qualification of the Merger as a "reorganization" under the Code, no gain or loss will be recognized by FMC stockholders upon the receipt in connection with the Merger of Lehigh Common Stock and Lehigh Preferred Stock in exchange for their shares of FMC Common Stock.

         The aggregate tax basis of Lehigh Common Stock received by each FMC stockholder will be the same as the aggregate tax basis of FMC Common Stock surrendered in exchange therefor.

         The holding period for each share of Lehigh Common Stock and Lehigh Preferred Stock received by each stockholder of FMC in exchange for FMC Common Stock will include the period for which such stockholder held the FMC Common Stock exchanged therefor, provided such stockholder's FMC Common Stock is held as a capital asset at the Effective Date of the Merger.


CONSEQUENCES TO LEHIGH STOCKHOLDERS

         By virtue of the qualification of the Merger as a "reorganization" under the Code, no gain or loss will be recognized by Lehigh stockholders in connection with the Merger. (49)


LIMITATIONS ON DESCRIPTION

         The description of the tax consequences set forth above is subject to certain assumptions and qualifications and is based on the truth and accuracy of the representations of the parties in the Merger Agreement and in representation letters to be delivered by the officers and directors of Lehigh and FMC. Of particular importance is the assumption that the Merger will satisfy the "continuity of interest" requirement.


         In order for the continuity of interest requirement to be met, FMC stockholders must not, pursuant to a plan or intent existing at or prior to the Effective Time, dispose of an amount of the Lehigh Common Stock and Lehigh
Preferred Stock to be received in the Merger (including, under certain circumstances, pre-merger dispositions of FMC Common Stock) such that the FMC stockholders do not retain a meaningful continuing equity ownership in Lehigh. Generally, so long as holders of FMC Common Stock do not plan to dispose of in excess of 50 percent of the Lehigh Common Stock and Lehigh Preferred Stock to be received as described above (the "50 Percent Test"), such requirement will be satisfied. Management of Lehigh and FMC have no knowledge of a plan or intention that would result in the 50 Percent Test not being satisfied.

         A successful challenge by the Service to the above-described tax status of the Merger would not affect Lehigh stockholders, but would result in an FMC stockholder recognizing gain or loss with respect to each share of FMC Common Stock surrendered equal to the difference between such stockholder's basis in such share and the fair market value of the Lehigh Common Stock and Lehigh Preferred Stock received in exchange therefor. In such event, an FMC stockholder's aggregate basis in the shares of the Lehigh Common Stock and Lehigh Preferred Stock received in the exchange would equal the fair market value of such shares and the stockholder's holding period for such shares would not include the period during which the stockholder held FMC Common Stock.

                  PROPOSAL NO. 2 -- THE CERTIFICATE AMENDMENTS

GENERAL


                                                                         (1)(24)
         The Board of Directors of Lehigh has unanimously adopted a resolution proposing and declaring it advisable to amend Lehigh's Restated Certificate of Incorporation and By-laws: (A) eliminating cumulative voting for directors; (B) eliminating action by stockholders by written consent; (C) fixing the number of members of the Board of Director at between seven and eleven, as determined from time-to-time by the Board of Directors; and (D) requiring any further amendment to the provisions of the Certificate of Incorporation addressed by items (A) through (C) to require the vote of the holders of at least 60% of the outstanding shares of Lehigh Common Stock (collectively, the "Certificate Amendments"). Stockholders may vote for or against, or abstain from voting with respect to, all of the parts of this proposal as a group.

         In connection with the financial restructuring of Lehigh consummated in 1991 (the "1991 Restructuring"), Lehigh's Restated Certificate of Incorporation and By-laws were amended to provide for cumulative voting in all elections of directors, to eliminate the classification of the Board and to fix the number of directors comprising the entire Board at seven. Such amendments were adopted to ensure that, following the closing of such restructuring, the predecessors-in-interest of Base Asset Trust, as liquidating agent of Executive Life Insurance Company in Rehabilitation/Liquidation ("BAT"), by themselves, would be able to elect at least one of Lehigh's directors at each annual meeting of Lehigh's stockholders (so long as they continued to own at least one-sixth of the outstanding shares of common stock). The adoption of such amendments was required as a condition to such holders of Lehigh's outstanding subordinated debentures and senior subordinated notes and such predecessors-in-interest of BAT. Lehigh believes that such amendments are no longer required in light of the financial restructuring of Lehigh consummated in May 1993 (the "1993 Restructuring") and as a result of BAT selling all of its stock in Lehigh on July 2, 1996. For information as to these restructurings, see "Business Information Regarding Lehigh and Merger Sub." (51)

PART A -- ELIMINATING CUMULATIVE VOTING FOR DIRECTORS                      (24)


         The Lehigh Board has unanimously approved, subject to stockholder approval, adoption of amendments to Lehigh's Restated Certificate of Incorporation and By-laws to eliminate the requirement for cumulative voting in all future elections of directors of Lehigh by its stockholders. Currently, in all elections of directors, each holder of shares of common stock is entitled to cast such number of votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected by the holders of common stock, and such holder may cast all of such holder's votes for a single candidate or may distribute them among any two or more candidates in such proportions as such holder may determine. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         If the proposal to eliminate cumulative voting is adopted, cumulative voting will not be available with respect to the election of directors in connection with any future elections of directors by stockholders. The holder or holders of shares representing a majority of the votes entitled to be cast in an election of directors for Lehigh will be able to elect all directors.

         In addition, currently no director may be removed by the stockholders when the votes cast against his removal would be sufficient to elect him if voted cumulatively (as described above) at an election of directors at which the same number of votes were cast and the entire Board were then being elected. If the proposal to eliminate cumulative voting is adopted, the holders of a majority of the shares entitled to vote at an election of directors will be able to remove any director or the entire Board with or without cause.

         The absence of cumulative voting could have the effect of preventing representation of minority stockholders on the Board. In addition, the elimination of cumulative voting may have certain anti-takeover effects. It may, under certain circumstances: discourage or render more difficult a merger, tender offer proxy contest or acquisition of large blocks of Lehigh's shares by persons who would not make such acquisition without assurance of the ability to place a representative on the Board; deter or delay the assumption of control by a holder of a large block of Lehigh's shares; or render more difficult the replacement of incumbent directors and management.

         The Board believes, however, that, in general, and especially in publicly held corporations, each director should represent the interests of all stockholders rather than the interests of a special constituency, and that the presence on the Board of one or more directors representing such a constituency could disrupt and impair the efficient management of Lehigh. Adoption of the proposal to eliminate cumulative voting requires the affirmative vote of the holders of a majority of the outstanding shares of common stock or the holders of a least 80% of the outstanding shares of common stock voting at the Meeting, whichever is greater.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PART  B -- ELIMINATING ACTION BY STOCKHOLDERS BY WRITTEN CONSENT


         The Board of Directors recommends that Lehigh's Certificate of Incorporation be amended to provide that actions required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at a meeting duly called and may not be taken by written consent of the stockholders.

         Under the General Corporation Law of the State of Delaware (the "DGCL"), unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders of Lehigh may be taken without a meeting, without prior notice and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Lehigh's Certificate of Incorporation currently contains no provision restricting or regulating stockholder action by written consent.

         The adoption of this amendment would eliminate the ability of Lehigh stockholders to act by written consent in lieu of a meeting. It is intended to prevent solicitation of consents by stockholders seeking to effect changes without giving all of Lehigh's stockholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered. The proposed amendment would prevent a takeover bidder holding or controlling a large block of Lehigh's voting stock from using the written consent procedure to take stockholder action unilaterally.

         The Board of Directors does not believe that the elimination of stockholder action by written consent will create a significant impediment to a tender offer or other effort to take control of Lehigh. Nevertheless, the effect of this proposal may be to make more difficult, or delay, certain actions by a person or a group acquiring a substantial percentage of Lehigh's stock even though such actions might be desired by, or beneficial to, the holders of a majority the Lehigh's stock.

         This amendment will ensure that all stockholders will have advance notice of any attempted major corporate action by stockholders, and that all stockholders will have an equal opportunity to participate at the meeting of stockholders where such action is being considered. It will enable Lehigh to set a record date for any stockholder voting, and should reduce the possibility of disputes or confusion regarding the validity of purported stockholder action. The amendment could provide some encouragement to a potential acquiror to negotiate directly with the Board of Directors.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


PART  C -- FIXING THE NUMBER OF DIRECTORS AT BETWEEN SEVEN AND ELEVEN


         The Lehigh Board has unanimously approved, subject to stockholder approval, adoption of amendments of Lehigh's Restated Certificate of Incorporation and By-laws to provide that the number of directors comprising the entire Board be not less than seven nor more than eleven, as determined from time to time by the Board. Such amendments are intended to increase the flexibility of the Board to vary its size depending on the needs of Lehigh, the availability of qualified persons willing to serve as directors and other relevant factors.

         Lehigh's Restated Certificate of Incorporation currently provides that the number of directors constituting the entire Board shall be six. Although the Board currently consists of six directors, seven directors have been nominated for election at the Meeting. If the Merger is not approved by stockholders, the Merger will not be effected and the current directors of Lehigh will continue to serve.

         If such proposed amendments are adopted, Lehigh's Restated Certificate of Incorporation will be amended to provide that the number of directors comprising the entire Board will be determined as set forth in Lehigh's By-laws and such By-laws will be amended to provide that the number of directors comprising the entire Board would be not less than seven nor more than eleven, as determined from time to time by the Board. Adoption of these amendments requires the affirmative vote of the holders of a majority of the outstanding shares of Lehigh Common Stock or the holders of at least 80% of the outstanding shares of Lehigh Common Stock voting at the Meeting, whichever is greater.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


PART D -- REQUIRING ANY FURTHER AMENDMENT TO THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION ADDRESSED BY PARTS (A) THROUGH (C) TO REQUIRE THE VOTE OF THE HOLDERS OF AT LEAST 60% OF THE OUTSTANDING SHARES OF LEHIGH COMMON STOCK (51)


         The Board of Directors recommends that Lehigh's Certificate of Incorporation be amended to require that in order to amend, repeal or adopt any provision inconsistent with the amendments to the Certificate of Incorporation described in Parts (B) through (D) the affirmative vote of at least 60% of the outstanding shares of Lehigh Common Stock shall be required.

         Under the DGCL of the State of Delaware, amendments to the Certificate of Incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its Certificate of Incorporation which require a greater vote than otherwise required by law for any corporate action. With respect to such supermajority provisions, the DGCL requires that any alteration, amendment or repeal thereof be approved by an equally large stockholder vote.


         The requirement of an increased stockholder vote is designed to prevent a person holding or controlling a majority, but less than 60%, of the shares of Lehigh from avoiding the requirements of the proposed amendments by simply repealing them. The practical effect of the proposed amendment is that the former stockholders of FMC, acting as a group, will be able to meet this ownership requirement if they choose to act in concert. (51)


         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

 PROPOSAL NO. 3 -- CHANGING THE NAME OF THE CORPORATION FROM
                           "THE LEHIGH GROUP INC." TO
                           "FIRST MEDICAL GROUP, INC."

The Lehigh Board has unanimously adopted a resolution proposing and declaring it advisable to amend Lehigh's Restated Certificate of Incorporation to change the name of Lehigh from "The Lehigh Group Inc." to "First Medical Group, Inc." The purpose of this amendment is to have the corporation's name more accurately reflect its primary business following completion of the Merger. This proposal is conditioned upon completion of the Merger.

         The affirmative vote of a majority of the outstanding shares of Lehigh Common Stock is required for approval of the proposed amendment to change Lehigh's name.

         The Board recommends a vote FOR this proposed amendment and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposed amendment unless otherwise specified in such proxy.

                       PROPOSAL NO. 4 -- ELECTION OF DIRECTORS              (24)


GENERAL


         Lehigh's Restated Certificate of Incorporation and By-laws provide that the number of directors constituting the entire Board of Directors of Lehigh (the "Board") shall be six. Lehigh is proposing to amend its Restated Certificate of Incorporation and By-laws to provide that the number of directors comprising the entire Board be not less than seven nor more than eleven, as determined from time to time by the Board. See "Proposal No. 2 -- The Certificate Amendments". There are seven nominees for director. If the stockholders fail to approve the proposed amendment to Lehigh's Restated Certificate of Incorporation and By-laws to provide that the number of directors comprising the entire Board shall be not less than seven nor more than eleven, then the six nominees who receive the most votes shall serve as Lehigh's directors. If the Merger is not completed, the current Lehigh directors will continue to serve.


         Cumulative voting will be available with respect to the election of directors at the Meeting. Each holder of shares of Lehigh Common Stock shall be entitled to cast such number of votes as shall equal the number of shares owned by such holder multiplied by the number of directors to be elected by the holders of Common Stock, and such holder may cast all of such holder's votes for a single candidate or may distribute them among any two or more candidates in such proportions as such holder may determine. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Unless instructions to the contrary are given, the shares represented by a proxy at the Meeting will be voted for any one or more of management's nominees, to the exclusion of others, and in such order of preference as the proxy holders determine in their sole discretion.

         If for any reason any of Lehigh's nominees should be unable to serve or refuse to serve as a director, an event which is not anticipated, the enclosed proxies may be voted for a substituted nominee, in accordance with the judgment of the proxy holders, and for the other nominees of management.

         The table set forth below sets forth information with respect to each nominee for director of Lehigh following the Merger, if approved. Information as to age, occupation and other directorships has been furnished to Lehigh by the individual named. Mr. Zizza is currently a director of Lehigh. Those directors elected at the Meeting will serve until the next annual meeting of stockholders of Lehigh (or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal).

PROPOSED DIRECTORS AND EXECUTIVE OFFICERS

             NAME          AGE                   CURRENT POSITION
             ----          ---                   ----------------

Salvatore J. Zizza         51          Chairman of the Board, President, Chief
                                       Executive Officer, Director of Lehigh and
                                       Nominee for Director

Robert A. Bruno            40          Vice President and Secretary of Lehigh

Dennis A. Sokol            52          Chairman of the Board and Chief
                                       Executive Officer of FMC and Nominee
                                       for Director

Charles J. Pendola         51          President and Director of FMC and
                                       Nominee for Director


Elias M. Nemnom            46          Vice President and Chief Financial
                                       Officer of FMC


Melvin E. Levinson,        68          Director of FMC and Nominee for
M.D.                                   Director

Elliot H. Cole             64          Director of FMC and Nominee for
                                       Director

Paul Murphy                49          Director of FMC and Nominee for
                                       Director

Alain Lellouche            58          Nominee for Director

         Mr. Zizza has been a director of Lehigh since 1985 (except that he did not serve as a director during the period from March 15, 1991 through April 16,
1991) and Chairman of the Board of Lehigh since April 16, 1991, and was Chief Executive Officer of Lehigh from April 16, 1991 through August 22, 1991 and President of NICO from 1983 through August 22, 1991. He also served as President of Lehigh from October 1985 until April 16, 1991. He is also a director of the Gabelli Equity Trust, Inc.; The Gabelli Asset Fund; The Gabelli Growth Fund; The Gabelli Convertible Securities Funds, Inc. and The Gabelli Global MultiMedia Trust Inc. On December 12, 1995, Mr. Zizza became Chairman of the Board of The Bethlehem Corporation (an American Stock Exchange company). On November 18, 1992, Mr. Zizza also became Chairman of the Board, President and Treasurer of Initial Acquisition Corp. (a Nasdaq- listed Company).

         Mr. Bruno has served as Vice President and General Counsel since May 5, 1993 and as Secretary since August 22, 1994. He was appointed to the Board on March 31, 1994. He also has served as General Counsel to NICO and its subsidiaries since June 1983 (except he did not serve as General Counsel to NICO during the period of January 1, 1992 through May 31, 1993).

         Mr. Sokol has served as the Chairman of the Board and Chief Executive Officer of FMC since its formation in January 1996. Prior to the formation of FMC, Mr. Sokol served as the Chairman of the Board and Chief Executive Officer of Hospital Corporation International, Plc., the former international division of Hospital Corporation of America, Inc., which entity owned and operated hospitals and primary care facilities in the United Kingdom, Central and Eastern Europe, the Middle East and Pacific Rim, and American Medical Clinics, Ltd. Mr. Sokol was the founder, and from 1984 to 1988 served as Chief Executive Officer of Medserv Corporation, a multifaceted medical service company. Mr. Sokol was the founder, and from 1989 to 1992 served as the Chief Executive Officer, of the American-Soviet Medical Consortium whose members included Pfizer, Inc., Colgate-Palmolive Company, Hewlett-Packard Company, MedServ, Amoco Corporation and Federal Express Corp. In all, Mr. Sokol has over 30 years experience in the medical services industry.

         Mr. Pendola has served as the President and a director of FMC since July 1996. Prior to joining FMC, from April 1989 to June 1996, Mr. Pendola served as the President and Chief Executive Officer of Preferred Health Network, Inc., a not-for-profit company that manages a diversified group of health care providers and health related organizations including five acute care hospitals and twenty ambulatory care centers. Mr. Pendola served as National Director of Healthcare Reimbursement and as a director of the New York Healthcare Advisory Services Group from 1985 to 1989.

         Mr. Nemnom has served as the Chief Financial Officer of FMC since joining the company in May 1996. Prior to joining FMC, from March 1995 to April 1996, Mr. Nemnom served as the Chief Financial Officer of MedE America Corporation, an electronic data interchange company. From December 1985 to January 1995, Mr. Nemnom served as the Chief Financial Officer of Medserv Corporation, a multifaceted medical service company. Before joining Medserv, Mr. Nemnom was a Senior Manager at Deloitte & Touche for over ten years specializing in the healthcare industry. Mr. Nemnom is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Healthcare Financial Management Association.

         Dr. Levinson has served as a Co-Vice Chairman of FMC's Board of Directors since its formation in January 1, 1996. Dr. Levinson was a co-founder of MedExec, Inc., a wholly-owned subsidiary of FMC ("MedExec"), for which he served as Chairman of the Board and a director from March 1991 to January 1996. Dr. Levinson was also a co-founder and former director of HealthInfusion, Inc., a publicly traded company engaged in the delivery of intravenous home therapy. Dr Levinson is a founder and since January 1996 has served as the Chairman of the Board of Scion International, Inc., a manufacturer of medical devises. Dr. Levinson is currently an Associate Professor at the University of Miami School of Medicine.

         Mr. Cole has served as the Co-Vice Chairman of FMC's Board of Directors since its formation in January 1996. Mr. Cole is a senior partner in the law firm of Patton Boggs LLP, Washington, D.C., a firm of approximately 250 lawyers. Mr. Cole has practiced corporation law and been engaged in Federal matters for more than thirty-five years. Mr. Cole has served as a trustee of Boston
University since 1977 as well as being a member of numerous corporate and not-for-profit boards.

         Mr. Murphy has served as a director of FMC since its formation in January 1996. Since 1994, Mr. Murphy has served as the Deputy Managing Director of BMI Healthcare, the largest provider of health care in the United Kingdom. From 1989 until its merger in 1994 with its affiliate, General Healthcare Group, in connection with the formation of BMI Healthcare, Mr. Murphy served as the Managing Director of GreatNorthern Health Management Ltd., a company which managed up to ten hospitals within the United Kingdom. Prior to joining GreatNorthern Health Management Ltd., from 1984 to 1989, Mr. Murphy served as the Chief Executive Officer of Little Aston Hospital plc, a company which owned and operated a hospital located in Birmingham, United Kingdom. In all, Mr. Murphy has over 20 years experience in the United Kingdom health care industry. Mr. Murphy currently sits on the boards of several hospital corporations and other health care companies in the United Kingdom.

         Mr. Lellouche has been nominated to serve as director upon consummation of the Merger. Since March, 1992, Mr. Lellouche has served as the Chairman and Chief Executive officer of General de Services Sante, Inc., N.A., a company engaged in the management of hospital and day care centers located in Canada. In addition, since January 1993, Mr. Lellouche has served as the Chairman and Chief Executive Officer of Hospital Service GSS Inc., a health care related food service and housekeeping maintenance management company and since January 1994, has served as the Chairman and Chief Executive Officer of Residences Champlain, Inc., a seniors residence management company.

         No family relationship exists between any of the directors and executive officers of Lehigh.

         All directors will serve until the annual meeting of stockholders of Lehigh to be held in 1997 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Officers are elected annually by the Board and serve at the discretion thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On August 22, 1994, Lehigh sold 2,575,000 shares of Lehigh Common Stock pursuant to a private placement (the "Private Placement") at a purchase price of $.40 per share, including 250,000 shares sold to Salvatore J. Zizza (Lehigh's President, Chairman of the board and Chief Executive Officer), 62,500 shares sold to Robert A. Bruno (Lehigh's Vice President, General Counsel and Secretary) and 750,000 shares sold to Kenneth Godt as Trustee of the Orion Trust (which, by virtue of such sale, became the owner of more than 5% of the outstanding Lehigh Common Stock). Pursuant to a registration rights agreement dated as of August 22, 1994 among Lehigh and the investors that purchased Lehigh Common Stock pursuant to the Private Placement (including Mr. Zizza, Mr. Bruno and Kenneth Godt as Trustee for the Orion Trust), such investors have one demand registration right (exercisable at any time after the first anniversary and prior to the fifth anniversary of such date) and certain "piggyback" registration rights with respect to such common stock. On August 22, 1994, Lehigh also (i) issued to Goldis Financial Group Inc. warrants to purchase 402,187 shares of common stock at $.50 per share which shall expire on August 29, 1999, as partial consideration for its services as selling agent in connection with the Private Placement, and (ii) granted to it certain piggyback registration rights as to such shares. (54)

         On August 22, 1994 (immediately prior to the closing under the Private Placement), (i) Lehigh and Mr. Zizza entered into an employment agreement providing for the employment of Mr. Zizza through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of Lehigh at an annual salary of $200,000 (subject to increase, in the discretion of the Board, if Lehigh acquires one or more new businesses, to a level commensurate with the compensation paid to the top executives of comparable businesses), and (ii) Lehigh and Dominic Bassani entered into a consulting agreement providing for Mr. Bassani to serve as a consultant to Lehigh for a five year period and to provide during such period such financial advisory services and assistance as Lehigh may request in connection with arranging for financing for Lehigh (including pursuant to the Private Placement) and in connection with the selection and evaluation of potential acquisitions. The consulting agreement with Mr. Bassani was mutually terminated in July 1995. If Lehigh acquires any business with annual revenues in the year immediately prior to such acquisition of at least $25 million (an "Acquired Business"), Mr. Zizza will be entitled to a bonus for each year of his employment following such acquisition (including the portion of the year immediately following such acquisition), based on specified percentages of the total pre-tax income of all Acquired Businesses for such year or portion thereof ("Acquired Business Pre-Tax Income"). For this purpose, Acquired Business Pre-Tax Income excludes any income earned by Acquired Businesses prior to their acquisition by Lehigh, any earnings attributable to any minority interest in Acquired Businesses, and any extraordinary items. The bonus for Mr. Zizza for each such year (or portion thereof) will be an amount equal to one-half of (i) 10% of the first $1,000,000 of all Acquired Business Pre-Tax Income for such year (or portion thereof), (ii) 9% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $1,000,000 up to but not exceeding $2,000,000, PLUS (iii) 8% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $2,000,000 up to but not exceeding $3,000,000, PLUS (iv) 7% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $3,000,000 up to but not exceeding $4,000,000, plus
(v) 6% of all Acquired Business Pre-Tax Income for such year above $4,000,000 up to but not exceeding $5,000,000, (vi) 5% of all Acquired Business Pre-Tax Income for such year above $5,000,000. The merger with FMC will not be considered an acquisition for purposes of the bonus provisions in Mr. Zizza's employment agreement.(55) Mr. Zizza and Lehigh have amended Mr. Zizza's employment agreement which amendment becomes effective as of the Effective Time. The amendment provides that (i) Mr. Zizza may be entitled to a bonus at the discretion of Lehigh in lieu of the current bonus formula,
(ii) Mr. Zizza's options and warrants to purchase an aggregate of 6,000,000 shares of Lehigh Common Stock at an exercise price of $.75 per share and options and warrants to purchase an aggregate of 6,000,000 shares of Lehigh Common Stock at an exercise price of $1.00 per share shall be converted into 3% of the total issued and outstanding stock of Lehigh, on a fully diluted basis (after giving effect to the issuance and conversion of Lehigh Preferred Stock) at a blended exercise price of $.875 per share and (iii) extending the employment period for one additional year through December 31, 2000.

         Lehigh also granted (i) to Mr. Zizza options to purchase a total of 10,250,000 shares of Lehigh Common Stock: 4,250,000 exercisable at $.50 per share, 3,000,000 exercisable at $.75 per share, and 3,000,000 exercisable at $1.00 per share; and (ii) Mr. Bassani warrants to purchase a total of 7,750,000 shares of Common Stock: 1,750,000 exercisable at $.50 per share, 3,000,000 at $.75 per share, and 3,000,000 at $1.00 per share. In July 1995, Mr. Zizza purchased all the warrants held by Mr. Bassani. At the time of such purchase, the Board consented to the transaction and amended the Bassani warrants to make their expiration date co-terminus with the other warrants which had been issued to Mr. Zizza; namely, August 22, 1999. The $.50 per share options are currently exercisable; the $.75 and $1.00 per share options will not be exercisable until such time as (i) Lehigh has raised at least $10 million of equity, (ii) Lehigh has consummated an acquisition of a business with annual revenues in the year immediately prior to such acquisition of at least $25 million, and (iii) the fair market value of the Lehigh Common Stock (as measured over a period of 30 consecutive days) has equalled or exceeded $1.00 per share. The options and warrants held by Mr. Zizza (including those purchased from Mr. Bassani) will terminate on the fifth anniversary of the date of grant, subject to earlier termination under certain circumstances in the event of his death or the termination of his employment. Lehigh also granted to Mr. Zizza one demand registration right (exercisable only if Lehigh is eligible to file a registration statement on Form S-3 or a form substantially equivalent thereto) and certain "piggyback" registration rights with respect to the shares of Lehigh Common Stock purchasable upon exercise of the options or warrants granted to him. An option to purchase 6,000,000 of the shares subject to the foregoing options was granted to FMC on October 29, 1996 . The aggregate exercise price for Mr. Zizza to purchase 6,000,000 shares of Lehigh common stock would be $3,000,000. This option was cancelled on February 7, 1997. See "Proposal No. 1 -- The Merger -- Background to the Merger," and "Security Ownership of Certain Beneficial Owners of Lehigh."

                                                                            (57)

         On January 1, 1995, Lehigh and Mr. Bruno entered into an employment agreement providing for his employment through December 31, 1999 as Vice President and General Counsel for Lehigh at an annual salary of $150,000. Pursuant to such agreement, Mr. Bruno has deferred one-third of his annual salary until such time as Lehigh's annual revenues exceed $25 million. In April 1995, Lehigh granted Mr. Bruno an option to purchase 250,000 shares of common stock at an exercise price of $.50 per share. The option is (i) immediately exercisable as to 100,000 shares subject to such option, (ii) exercisable as to additional 75,000 shares subject to option on December 31, 1995, and (iii) exercisable as to the remaining 75,000 shares subject to such option on December 31, 1996. The option will expire December 31, 1999.

         Mr. Bruno and Lehigh have amended the terms of Mr. Bruno's employment agreement to be effective as of the Effective Time of the Merger. In general, the amendment provides that (i) Mr. Bruno's salary be reduced from $150,000 to $120,000 per year, (ii) no part of Mr. Bruno's salary be deferred and (iii) the term of the employment agreement be extended for an additional year through December 31, 2000.

                                                                            (53)


         In connection with the issuance by Lehigh of common stock pursuant to the 1991 Restructuring to the former holders of the 13-1/2% Notes and 14-7/8% Debentures and NICO's Senior Secured Notes

(which holders included Southwicke, FBL, Allstate and Teachers or their predecessors in interest), Lehigh granted to such holders two demand and unlimited piggyback registration rights (which remain in effect to the extent such Common Stock is not otherwise freely transferable). For information as to the Lehigh Common Stock held by Southwicke, FBL, Allstate and Teachers (which is covered by such registration rights), see "Security Ownership of Certain Beneficial Owners of Lehigh."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the SEC thereunder require Lehigh's executive officers and directors, and persons who own more than ten percent of a registered class of Lehigh's equity securities, to file reports of initial ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish Lehigh with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, Lehigh believes that, during or with respect to the period from January 1, 1995 to December 31, 1995, all
Section 16(a) filing requirements applicable to its executive officers, directors and ten-percent stockholders were complied with, except that Forms 3 were not timely filed for the following Directors of Lehigh: Charles A. Gargano, Salvatore M. Salibello and Anthony F.L. Amhurst. In addition, one Form 4 was not timely filed by each of Mr. Zizza and Mr. Bruno. Lehigh and the above named persons have taken the appropriate steps to file the necessary forms.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

         During 1995 the Board of Directors held one meeting which was attended by all of the directors except Charles Gargano.

         The Lehigh Board of Directors has a standing Audit Committee, Executive Committee and Compensation Committee.

         The Audit Committee did not meet during 1995. The current members of the Audit Committee are Salvatore Salibello and Richard Bready. The functions of the Audit Committee include recommending to the Board the appointment of the independent public accountants for Lehigh; reviewing the scope of the audit performed by the independent public accountants and their compensation therefor; reviewing recommendations to management made by the independent public accountants and management's responses thereto; reviewing internal audit procedures and controls on various aspects of corporate operations and consulting with the independent public accountants on matters relating to the financial affairs of Lehigh.

         The Executive Committee of the Board held no meetings in 1995. The current members of the Executive Committee are Messrs. Zizza, Bready and Bruno. The Executive Committee is authorized (except when the Board is in session) to exercise all of the powers of the Board (except as otherwise provided by law).

         The Compensation Committee did not meet in 1995. The current members of the Compensation Committee are Anthony Amhurst and Charles Gargano. The Compensation Committee is responsible for developing Lehigh's executive compensation policies and determining the compensation paid to Lehigh's Chief Executive Officer and its other executive officers.

EXECUTIVE COMPENSATION

         The following table sets forth a summary of compensation awarded to, earned by or paid to the Chief Executive Officer and the other executive officers of Lehigh whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to Lehigh during each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993:



                         SUMMARY COMPENSATION TABLE (58)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Long Term
                                                                         Annual Compensation     Compensation
                                                                                                     Awards

                                                                                                   Securities
                                                                                                   Underlying

                                                                                                     Options
                                                                          Other Annual             (number of    All Other
[0]NAME AND PRINCIPAL POSITION     YEAR          SALARY        BONUS      COMPENSATION(2)            SHARES)     COMPENSATION (3)
------------------------------     ----          ------        -----      ---------------           ---------    ----------------

Salvatore J. Zizza (1)
Chairman of the Board              1996         $200,000         0                 0               0              $1,272

                                   1995         $200,000         0                 0               0              $1,272


                                   1994         $200,000         0                 0            10,250,000(1)     $  800


                                   1993         $191,994         0                 0               0                 0



Robert A. Bruno (4)                1996          150,000         0                 0               0              $1,272
 Vice President and
 General Counsel

                                   1995          150,000         0                 0             250,000(4)       $1,272


                                   1994                *         0                 0                   0          $  822


                                   1993                *         0                 0                    0         $  318



Joseph Delowery (5)                1996         $110,784     $1,500                0                    0         $1,272
 President of HallMark

                                   1995         $110,784     13,469                0                    0         $1,272

                                   1994            0             0                 0                    0         $1,272

                                   1993            0             0                 0                    0          $ 960



*        Less than $100,000. (59)


(1) On August 22, 1994, Lehigh and Mr. Zizza entered into an employment agreement providing for his employment through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of Lehigh at an annual salary of $200,000 (subject to increase, in the discretion of the Board, if Lehigh acquires one or more new businesses, to a level commensurate with the compensation paid to the top executives of comparable businesses). Pursuant to such agreement, if Lehigh acquires any business with annual revenues in the year immediately prior to such acquisition of at least $25 million (an "Acquired Business"), Mr. Zizza will be entitled to a bonus for each year of his employment following such acquisition (including the portion of the year immediately following such acquisition), in an amount equal to one-half of (i) 10% of the first $1,000,000 of all Acquired Business Pre-Tax Income (as hereinafter defined)
         for such  year  (or  portion  thereof),  PLUS  (ii) 9% of all  Acquired
         Business Pre-Tax Income for such year (or portion thereof) above $1,000,000 up to but not exceeding $2,000,000, PLUS (iii) 8% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $2,000,000 up to but not exceeding $3,000,000, PLUS (iv) 7% of all Acquired Business Pre-Tax Income for such year (or portion thereof) above $3,000,000 up to but not exceeding $4,000,000, plus (v) 6% of all Acquired Business Pre-Tax Income for such year above $4,000,000 up to but not exceeding $5,000,000, PLUS (vi) 5% of all Acquired Business Pre-Tax Income for such year above $5,000,000. For the purposes hereof, "Acquired Business Pre-Tax Income" for any year (or portion thereof) means the total pre-tax income of all Acquired Businesses for such year (or portion thereof), excluding any income earned by Acquired Businesses prior to their acquisition by Lehigh, any earnings attributable to any minority interest in Acquired Businesses, and any extraordinary items.


         Mr. Zizza and Lehigh have amended the terms of Mr. Zizza's employment agreement effective as of the Effective Time of the Merger. In general, the amendment provides that (i) Mr. Zizza may be entitled to a bonus, at the discretion of the Lehigh, in lieu of the current bonus formula,
         (ii) Mr. Zizza's options and warrants exercisable at $.75 per share into an aggregate of 6,000,000 shares of Lehigh Common Stock and options and warrants exercisable at $1.00 per share into an aggregate of 6,000,000 shares of Lehigh Common Stock shall be converted into 3% of the total issued and outstanding shares of Lehigh Common Stock, on a fully diluted basis (after giving effect to a conversion of all of the shares of Lehigh Preferred Stock issued in connection with the Merger) at a blended exercise price of $.875 per share and (iii) the term of Mr. Zizza's employment agreement be extended for an additional year through December 31, 2000.(60)


(2) As to each individual named, the aggregate amount of personal benefits not included in the Summary Compensation Table does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3) Represents premiums paid by Lehigh with respect to term life insurance for the benefit of the named executive officer.

(4) On January 1, 1995, Lehigh and Mr. Bruno entered into an employment agreement providing for his employment through December 31, 1999 as Vice President and General Counsel for Lehigh at an annual salary of $150,000. Pursuant to such agreement, Mr. Bruno has deferred one-third of his annual salary until such time as Lehigh's annual revenues exceed $25 million. In April 1995, Lehigh granted Mr. Bruno an option to purchase 250,000 shares of common stock at an exercise price of $.50 per share. The option is (i) immediately exercisable as to 100,000 shares subject to such option, (ii) exercisable December 31, 1995 as to an additional 75,000 shares subject to such option, and (iii) exercisable December 31, 1996 as to the remaining 75,000 shares subject to such option. The option will expire December 31, 1999.

         Mr. Bruno and Lehigh have amended the terms of Mr. Bruno's employment agreement effective as of the Effective Time of the Merger. In general, the amendment provides that (i) Mr. Bruno's salary be reduced from $150,000 to $120,000 per year, (ii) no part of Mr. Bruno's salary be deferred and (iii) the term of the employment agreement be extended for an additional year through December 31, 2000.

(5)      Mr.  Delowery  may be deemed to be an  executive  officer  of Lehigh by
         virtue  of  his  position  with  HallMark.   HallMark  became  Lehigh's
         principal operating subsidiary following the 1993 Restructuring.

COMPENSATION OF DIRECTORS

         Lehigh directors receive no compensation for serving on the Board other than the reimbursement of reasonable expenses incurred in attending meetings. In April 1995, Lehigh granted options to purchase 15,000 shares of common stock at an exercise price of $.50 per share to Mr. Bready and options to purchase 10,000 shares of common stock at an exercise price of $.50 per share to each of Messrs. Gargano, Amhurst and Salibello.

         The following table provides information on options granted during 1995 to the executive officers of Lehigh named in the Summary Compensation Table.
                                       47

                              OPTION GRANTS IN 1995

                                                                                                          Potential Realizable
                                                                                                           Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                                                         Price Appreciation for
                             Individual Grants                                                                 Option Term

                                              Percent of
                                              Total

                               Options        Options

                  Original     Granted        Granted to     Exercise
                  Date of      (number        Employees      Price         Expiration
NAME              GRANT*       OF SHARES      IN 1995        ($/SHARE)     Date             0%($)          5%($)        10%($)
----              ------       ---------      -------        ---------    -----------       -----          -----        ------

Robert A. Bruno   4/21/95    100,000(1)        40%               $0.50    12/31/99          0          $13,800       $36,000

Robert A. Bruno   4/21/95    75,000(2)         30%                0.50    12/31/99          0          $10,350       $22,950

Robert A. Bruno   4/21/95    75,000(3)         30%                0.50     12/31/99         0          $10,350       $22,950


* On April 21, 1995, the closing price per share of the Common Stock on the New York Stock Exchange was $.50.

(1)      Immediately exercisable.

(2)      Exercisable December 31, 1995.

(3)      Exercisable December 31, 1996.

         The following table sets forth the number of options exercised and the dollar value realized thereon by the executive officers of Lehigh named in the Summary Compensation Table, along with the number and dollar value of any options remaining unexercised on December 31, 1995.

                         AGGREGATED OPTION EXERCISES IN
                         1995 AND YEAR-END OPTION VALUES

                                                              Number of Unexercised                    Value of Unexercised
                                                                   Options at                        In-the-Money Options at
                                                                    Year-End                               Year-End(1)
                                                     ---------------------------------      ------------------------------------

                        Shares
                       Acquired        Value
          NAME       ON EXERCISE    REALIZED(2)         EXERCISABLE         UNEXERCISABLE    EXERCISABLE(2)      UNEXERCISABLE(2)
          ----       -----------    -----------         -----------         -------------    -----------         -------------

Salvatore Zizza           $ 0              $ 0           6,000,000          6,000,000                $ 0               $ 0

Robert Bruno              $ 0              $ 0             175,000             75,000                $ 0               $ 0



(1) On December 31, 1995, the average of the high and low prices per share of the Common Stock on the New York Stock Exchange was $0.27.

(2) Represents the difference between the market value of the Common Stock underlying the option and the exercise price of such option upon exercise or year-end, as the case may be.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Both Anthony Amhurst and Charles Gargano are members of Lehigh's Compensation Committee and are directors. There are no compensation committee interlock relationships to be disclosed pursuant to Item 402 of Regulation S-K.

BOARD REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for developing Lehigh's executive compensation policies and determining the compensation paid to Lehigh's Chief Executive Officer and its other executive officers.


         The Compensation Committee considers the current executive compensation (other than for Mr. Delowery) to be below the standard for executives performing comparable services (such as debt restructurings, work-outs, negotiations with bondholders and various creditors, restructuring bank credit lines for more favorable terms, pursuing opportunities to raise working capital, etc.). The Compensation Committee did not meet in 1995 and the report is the report of the entire Board. (61)


         Lehigh entered into an employment agreement with Mr. Zizza in August 1994 providing for his employment through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of Lehigh at an annual salary of $200,000 (the same salary previously paid to him). His salary is subject to increase, in the Board's discretion, if Lehigh acquires one or more new businesses, to a level commensurate with the compensation paid to the top executives of comparable businesses. If Lehigh acquires any business with annual revenues in the year immediately prior to such acquisition of at least $25 million, Mr. Zizza will be entitled to a bonus for each year of his employment following such acquisition (including the portion of the year immediately following such acquisition), based on specified percentages of the total pre-tax income of all such acquired businesses for such year or portion thereof. See "Certain Relationships and Related Transactions", above. Pursuant to such employment agreement, Lehigh also granted to Mr. Zizza options to purchase 10,250,000 shares of Common Stock at exercise prices ranging from $.50 to $1.00 per share. For information as to the terms and conditions of exercisability of such options, see "Certain Relationships and Related Transactions" and "Executive Compensation," above.



                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                               FISCAL YEAR ENDING
--------------------------------------------------------------------------------
COMPANY             1991      1992      1993      1994      1995      1996

LEHIGH              100      180.00    130.00    110.00     45.01     45.01
INDUSTRY INDEX      100      122.34    138.32    131.68    151.52    175.21
BROAD MARKET        100      104.70    118.88    116.57    151.15    182.08

THE INDUSTRY INDEX CHOSEN WAS:
MG INDUSTRY GROUP 524 - Electrical Equipment Distributors

THE BROAD MARKET INDEX CHOSEN WAS:
NEW YORK STOCK EXCHANGE

THE CURRENT COMPOSITION OF THE INDUSTRY INDEX IS AS FOLLOWS:

ANICOM INC
ANIXTER INTERNATIONAL
ANTEC CORP
APPLIANCE RECYCL CTR AM
ARROW ELECTRONICS INC
AUDIVOX CORP
CABLETEL COMMUNICATIONS
CATALINA LIGHTING INC
GRAFTMADE INTERNAT INC
ELECTROCON INTERNATIONAL
ENCON SYSTEMS INC
GRAINGER, W.W. INC
LEHIGH GROUP INC
PIONEER STANDARD ELECTRN
REXEL INC
ULTRAK INC

SOURCE:  MEDIA GENERAL FINANCIAL SERVICES

              PROPOSAL NO 5 -- RATIFICATION OF INDEPENDENT AUDITORS


                                                                            (62)

         The Board of Directors of Lehigh has selected BDO Seidman, LLP to be the independent auditors of Lehigh for the year ending December 31, 1996. Although the selection of auditors does not require ratification, the Board of Directors of Lehigh has directed that the appointment of BDO Seidman, LLP be submitted to stockholders for ratification due to the significance of their appointment to Lehigh, arising from the level of familiarity which BDO Seidman, LLP has with Lehigh's financial statements. If stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors of Lehigh will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.


VOTE REQUIRED

         Ratification of the appointment of BDO Seidman, LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF LEHIGH

         THE BOARD OF DIRECTORS OF LEHIGH RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS LEHIGH'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

              BUSINESS INFORMATION REGARDING LEHIGH AND MERGER SUB

LEHIGH

         GENERAL

         Lehigh (formerly The LVI Group Inc.) through its wholly owned subsidiary, HallMark Electrical Supplies Corp. ("HallMark"), is engaged in the distribution of electrical supplies for the construction industry both domestically (primarily in the New York Metropolitan area) and for export.

         Prior to 1994, Lehigh, through its wholly owned subsidiaries, had been engaged in the following other businesses: (i) through certain of its operating subsidiaries ("NICO Construction"), interior construction; (ii) through its wholly owned subsidiary, LVI Environmental Services Group Inc. ("LVI Environmental") and subsidiaries thereof, asbestos abatement; (iii) through
Riverside Mfg., Inc. ("Riverside"), the design, production and sale of electrical products; (iv) through Mobile Pulley and Machine Works, Inc. ("Mobile Pulley"), the manufacture and sale of dredging equipment and precision machined castings; and (v) through LVI Energy Recovery Corporation ("LVI Energy"), energy recovery and power generation and landfill closure services. All of such other businesses were transferred or sold prior to 1994.

         Riverside and Mobile Pulley were transferred to a liquidating trust in connection with Lehigh's financial restructuring of its outstanding debt and preferred stock on March 15, 1991 (the "1991 Restructuring"). During the third quarter of 1991, Lehigh discontinued its interior construction business operated through its NICO Construction subsidiaries due to the general economic slowdown, particularly as it related to the real estate market. In the third quarter of 1990, Lehigh discontinued its LVI Energy business which was prompted by technical problems at the LVI Energy power plant facility. Both the NICO Construction and LVI Energy subsidiaries were sold on December 31, 1991.

         Lehigh consummated a restructuring on May 5, 1993 (the "1993 Restructuring"). Pursuant to the 1993 Restructuring, Lehigh, through NICO Inc., a wholly owned subsidiary ("NICO"), sold LVI Environmental to LVI Holding Corporation ("LVI Holding"), a newly formed company organized by the management of LVI Environmental, which had a minority interest in LVI Holding. The owners of LVI Holding were certain holders of the 9.5% Class A Senior Secured Redeemable Notes due March 15, 1997 and the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 issued by NICO and guaranteed by Lehigh (the "Class A Notes" and "Class B Notes," respectively) and members of the management of LVI Environmental. As a result of the 1993 Restructuring, 100% of the Class A Notes and over 97% of the Class B Notes (together, the "Notes"), of NICO were surrendered to Lehigh, together with 3,000,000 shares of its common stock, par value $.001 per share (the "NICO Common Stock") (27% of all common stock then outstanding), and, in exchange therefor, participating holders of the Notes acquired, through LVI Holding, all of the stock of LVI Environmental. Lehigh's consolidated indebtedness was thereby reduced from approximately $45.9 million to approximately $3.6 million (excluding approximately $431,217 of indebtedness under Class B Notes that LVI Holding agreed to pay in connection with the 1993 Restructuring, but for which Lehigh remains liable). LVI Holding paid $1.5 million to Lehigh during 1993 and 1994 in connection with the 1993 Restructuring to fund operating expenses and working capital requirements.

         Since 1994, Lehigh has been investigating the feasibility of acquiring or investing in one or more other businesses that management of Lehigh believes may have a potential for growth and profit. Lehigh would need to obtain additional financing to effect any such acquisition or investment (except to the extent

Lehigh Common Stock or other securities of Lehigh were used to effect such acquisition or investment, which would likely result in dilution to the existing holders of Lehigh Common Stock). No assurance can be given that Lehigh will be able to (i) identify any satisfactory business to be acquired or in which to invest, (ii) obtain the requisite financing for any such acquisition or investment, (iii) acquire or invest in any such business on terms favorable or otherwise satisfactory to Lehigh, or (iv) profitably operate any such business. The Board of Directors believes that the proposed Merger gives it this ability.
(64)

         Lehigh subleases approximately 300 square feet of space on the 27th floor of 810 Seventh Avenue, New York, New York 10019 pursuant to a month-to-month lease at a monthly rental of $2,500 per month. HallMark leases 28,250 square feet of office and warehouse facilities in Brooklyn, New York, pursuant to a lease expiring on June 30, 2004, at an annual rental of approximately $78,000 (which progressively escalates to $106,000 in 2003). In December 1994, HallMark leased 4,500 square feet of additional warehouse facilities in Brooklyn, New York, pursuant to a lease expiring on June 30, 2004, at an annual rental of $18,000 (which progressively escalates to $21,600).

         The Company believes that all of its facilities are adequate for the business in which it is engaged.


         Lehigh was incorporated under the laws of the State of Delaware in 1928. Lehigh's principal executive offices are located at 810 Seventh Avenue, New York, NY 10019 and its telephone number at that address is (212) 333-2620.

         ELECTRICAL SUPPLIES

         HallMark was acquired by Lehigh in December 1988. HallMark's sales include electrical conduit, armored cable, switches, outlets, fittings, panels and wire which are purchased by HallMark from electrical equipment manufacturers in the United States. Approximately 60% of HallMark's sales are domestic and 40% are export. All of Lehigh's revenues are attributed to HallMark. (67)


         Domestic sales are made by HallMark employees. Nine customers accounted for approximately 61%, 72% and 44% (including one customer which accounted for approximately 25%, 18% and 12%) of HallMark's total domestic sales in 1995, 1994 and 1993, respectively. The loss of any of these customers could have a material adverse effect on its business. Export sales are made by sales agents retained by HallMark. Distribution is made in approximately 26 countries. Since November 1, 1992, HallMark's export business has been conducted primarily from Miami, Florida.


         HallMark customers whose sales exceed 10% of Lehigh's consolidated revenue are: Adco Electric, Arc Electric or and Forest Electric. These customers account for an aggregate of approximately 38% of Lehigh's consolidated revenues.

                                                                            (68)

         Management believes that many companies (certain of which are substantially larger and have greater financial resources than HallMark) are in competition with HallMark. Management believes that the primary factors for effective competition between HallMark with its competitors are price, in-stock merchandise and a reliable delivery service. As a result, orders for merchandise are received daily and shipped daily; hence, backlog is insignificant.

         Management believes that HallMark is generally in compliance with applicable governmental regulations and that these regulations have not had and will not have a material adverse effect on its business or financial condition.

         EMPLOYEES

         As of September 30, 1996, Lehigh had 3 employees and HallMark had 37. Approximately 75% of such employees are compensated on an hourly basis.

         Lehigh and HallMark comply with prevailing local contracts in the respective geographic locations of particular jobs with respect to wages, fringe benefits and working conditions. Most employees of HallMark are unionized. The current collective bargaining agreement for HallMark, which is with the International Brotherhood of Electrical Workers, Local Union #3, expires on April 30, 1999.


         LEGAL PROCEEDINGS

                                                                            (64)
         The State of Main and Bureau of Labor Standards commenced an action in Maine Superior Court on or about November 29, 1990 against Lehigh and Dori Shoe Company (an indirect former subsidiary) to recover severance pay under Maine's plant closing law. The case was tried without a jury in December 1994. Under that law, an "employer" who shuts down a large factory is liable to the employees for severance pay at the rate of one week's pay for each year of employment. Although the law did not apply to Lehigh when the Dori Shoe plant was closed it was amended so as to arguably apply to Lehigh retroactively. In a prior case brought against Lehigh (then known as Lehigh Valley Industries) and its former subsidiary under the Maine severance pay statute prior to its amendment, Lehigh was successful against the State of Maine (see CURTIS V. LOREE FOOTWEAR AND LEHIGH VALLEY INDUSTRIES, 516 A. 2d 558 (Me. 1986)).

         The Superior Court by decision docketed April 10, 1995 entered judgement in favor of the former employees of Dori Shoe Company against Dori Shoe and Lehigh in the amount of $260,969.11 plus prejudgment interest and reasonable attorneys' fees and costs to the Plaintiff upon their application pursuant to Maine Rules of Civil Procedure 54(b)(3)(d). Lehigh filed a timely appeal appealing that decision and the matter was argued before the Maine Supreme Judicial Court on December 7, 1995. Prejudgment interest will accrue at an annual rate of approximately $20,800 from November 29, 1990.

         Lehigh's counsel in Maine believe that the application of Maine's amended severance pay statute is unconstitutional under both the Maine and United States constitutions. While Lehigh believes it has a strong defense, the outcome of the appeal cannot presently be determined.

         Lehigh  is  involved  in  other  minor  litigation,  none of  which  is considered by management to be material to its business or, if adversely determined, would have a material adverse effect on Lehigh's financial condition.


MERGER SUB

         Merger Sub is a Delaware corporation organized and wholly-owned by Lehigh. Merger Sub has not conducted any activities other than those related to its formation, the preparation of this Proxy Statement/Prospectus and the negotiations of the Merger Agreement and its obligations thereunder.

                   LEHIGH MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Third Quarter of 1996 in Comparison
with Third Quarter of 1995


         Sales for the third quarter of 1996 were $2.4 million, a decrease of $0.6 million or 20% compared to the third quarter of 1995. Most of the decrease in sales occurred in the HallMark export operation due in part to the departure of certain clients of HallMark that left when there was a change in the sales force and a change in market conditions that resulted when certain clients of HallMark decided to purchase supplies directly from the manufacturers instead of through HallMark. In June, 1996, the person in charge of HallMark's export operation in Miami and another employee were terminated. HallMark is currently in negotiations to sell its export operation in Miami. Management does not believe the closure of the Miami export operation will have a material adverse effect on the Company. HallMark may continue its export operation from its home office in New York. All of Lehigh's revenues are attributed to HallMark.

                                                                            (67)

         Gross profit as a percentage of sales increased from 27.7% in the third quarter of 1995, to 33% in the third quarter of 1996. This increase is primarily due to rebates obtained by HallMark. HallMark received volume rebate discounts of approximately $20,000 based on the performance of certain products.

                                                                            (69)


         Selling, general and administrative expenses decreased by approximately $48,000 or 4.9% in the third quarter of 1996 as compared to the third quarter of 1995. This decrease was primarily the result of a reduction in legal fees and over-head associated with the export operation.

         The factors discussed above resulted in an operating loss in the third quarter of 1996 of $133,000 as compared to an operating loss of $92,000 in the third quarter of 1995.

         Included in the results for the third quarter of 1995 and 1996 is other income of approximately $260,000 and $359,000, respectively which represents a net adjustment to the value of certain items which predominantly relate to the Company's 1991 Restructuring.

Results of Operations Nine Months of 1996
in Comparison With Nine Months of 1995


                                                                            (70)

         Sales for the first nine months of 1996 were $8.4 million, a decrease of $0.4 million or (5%) compared with the first nine months of 1995. Most of the decrease in sales occurred in the HallMark export operation due in part to the departure of certain clients of HallMark that resulted when certain clients of HallMark decided to purchase supplies directly from the manufacturers instead of through HallMark and also the departure of a member of HallMark's sales force in the export sector and the departure of certain clients that have been obtained by such person. In June, 1996, the person in charge of HallMark's export operation in Miami and another employee were terminated. HallMark is currently in negotiations to sell its export operation in Miami. Management does not believe the closure of the Miami export operation will have a material adverse effect on the Company. HallMark may continue its export operation from its home office in New York.

         Gross profit as a percentage of sales increased from 29.9% in the nine months ended September 30, 1995 to 30.75% in the nine months ended September 30, 1996.

         Selling, general and administrative expenses decreased by approximately $232,000 or 7.41% in the first nine months of 1996 as compared to the first nine months of 1995. This decrease was due in part to a decrease in the over-head associated with the HallMark export operation and a reduction in the Company's legal fees.

         The factors discussed above resulted in an operating loss in the nine months ended September 30, 1996 of $316,000 as compared to an operating loss of $503,000 in the nine months of September 1995.

         Included in the nine months ended September 30, 1995 and 1996 is other income of approximately $260,000 and $366,000, respectively which represents a net adjustment to the value of certain items which predominantly relate to the Company's 1991 Restructuring.

1995 in Comparison with 1994

         Revenues earned for 1995 were $12.1 million, a decrease of $.1 million or 1% compared with 1994. A slight increase in Lehigh's domestic sales was more than offset by a decrease in export sales. As to the export business, Lehigh has been unable to fully replace those sales lost due to the departure of one of its key sales people approximately two years ago. Gross profit as a percentage of revenues decreased from 30% in 1994 to 29% in 1995. The slight decrease was again attributable to weakened margins in export. Selling, general and administrative expenses for 1995 decreased by approximately $200,000, or 5%, compared with 1994. The reduction was primarily a result of decreased sales and certain cost cutting initiatives instituted by Lehigh during the year.

         The net result of the factors discussed above resulted in no change in operating loss in 1995 compared to 1994.

         Interest expense increased by $35,000 to $433,000 in 1995 from $398,000 in 1994. A decrease in interest expense due to the continued reductions of long term debt was more than offset by an increase in interest rates.

         There was no federal income tax for 1995, due to Lehigh's operating loss.

         On December 31, 1991, Lehigh sold its right, title and interest in the stock of the various subsidiaries which made up its discontinued interior construction and energy recovery business segments subject to existing security interests. The excess of liabilities over assets of subsidiaries sold amounted to approximately $9.6 million. Since 1991, Lehigh has reduced this deferred credit (the reduction is shown as income from discontinued operations) due to the successful resolution of the majority of the liabilities for amounts significantly less than was originally recorded. The deferred credits were reduced as follows: 1995 - $250,000, 1994 - $5,000,000, 1993 - $1,760,000, 1992
- $2,376,000. The remaining deferred credit of approximately $250,000 at December 31, 1995 is, in the opinion of management, sufficient to cover any remaining future claims relating to the 1991 transaction.

1994 in Comparison with 1993

         Revenues earned for 1994 were $12.2 million, a decrease of $.6 million or 5.0% compared with 1993. The decrease in revenues was due largely to a departure of a member of the sales force in

HallMark's export operations and the departure of certain clients of HallMark that had been obtained by such person. Gross profit as a percentage of revenues increased from 29.0% in 1993 to 30.0% in 1994 due to increased profit margins in HallMark's domestic operation. Selling, general and administrative expenses for 1994 represented a decrease of approximately $34,000, or 8%, compared with 1993.

         The factors discussed above resulted in an increase of $104,000 in the operating loss, from $413,000 in 1993 to an operating loss of $517,000 in 1994.

         Interest expense decreased by $26,000 to $398,000 in 1994 from $424,000 in 1993. This decrease was primarily a result of the continued reduction of long-term debt.

         There was no federal income tax expense for 1994, due to Lehigh's operating loss.

Liquidity and Capital Resources

         At September 30, 1996, the Company had working capital of approximately $1.8 million (including cash and cash equivalents of $193,000), compared to working capital of $2.4 million at December 31, 1995.

         Lehigh's principal capital requirements have been to fund working capital needs, capital expenditures and the payment of long term debt. Lehigh has recently relied primarily on internally generated funds and private placement proceeds to finance its operation.

         Net cash provided by (used in) operating activities was $(267,000), $(160,000) and $72,000 in 1995, 1994 and 1993, respectively. The decrease from 1993 to 1994 was primarily due to a reduction in net income after the addback of the deferred credit income. The decrease from 1994 and 1995 was primarily due to the net loss after the addback of the deferred credit income only being partially offset by a decrease in receivables and an increase in accrued expenses.

         Net cash (used in) provided by investing activities was ($21,000), ($39,000) and $726,000 in 1995, 1994 and 1993, respectively. Due to the amount of cash used in operating activities, Lehigh has expended very little with respect to property and equipment. Lehigh currently has no material commitments for capital expenditures.

         Net cash provided by (used in) financing activities was $(290,000), $656,000 and ($449,000) in 1995, 1994 and 1993, respectively. The increase from 1993 to 1994 was primarily due to private placement proceeds, net of issuing costs, more than offsetting principal payments made under Lehigh's long term debt agreement. The decrease from 1994 to 1995 was primarily due to the fact that in 1995 Lehigh did not receive any outside funds whereas in 1994 it did. Lehigh is unable to borrow from its bank under the current credit agreement.

         On August 22, 1994, pursuant to a private placement, Lehigh sold 2,575,000 shares of Common Stock at an aggregate purchase price of $1,030,000 ($.40 per share). On November 18, 1994, Lehigh sold an additional 106,250 shares of Common Stock at an aggregate price of $42,500 ($.40 per share) pursuant to such private placement. On December 12, 1995 Lehigh filed a registration statement to register for resale the shares of Common Stock sold in such private placement.

         On March 28, 1996, Lehigh issued a $300,000 subordinated debenture to Macrocom Investors, LLC. The debenture includes interest at 2% per annum over the prime lending rate of Chase Manhattan Bank, N.A. payable monthly commencing May 1996. The principal balance is payable April 1, 1998.

In connection with this financing the lender was granted a five year warrant to purchase a number of shares of Common Stock equal to $300,000 divided by the average closing bid price of Lehigh's common stock for the ten business days prior to the date of closing of the financing. The debenture contains various restrictions on Lehigh and is secured by 100% of the outstanding common stock of Lehigh's wholly-owned subsidiary, HallMark Electrical Supplies Corp. Lehigh has entered into an agreement with a financial services company to use its best efforts to raise an additional $450,000 under the same terms and conditions. Management believes that the proceeds of the $300,000 subordinated debenture combined with current working capital will be sufficient to fund Lehigh's operations for the balance of 1996.

         On June 11, 1996, Lehigh and DHB executed a letter of intent providing for the merger of DHB with a subsidiary of Lehigh (which resulted in the execution of a definitive merger agreement on July 8, 1996). Concurrent with the execution of the letter of intent, DHB made a loan to Lehigh in the amount of $300,000 pursuant to the terms of a Debenture. The Debenture includes interest at the rate of two percent per annum over the prime lending rate of Chase Manhattan Bank, N.A., payable monthly, commencing on the 1st day of each subsequent months next ensuing through and including June 1, 1998 when the entire principal balance plus all accrued interest is due and payable. The proceeds of the loan from DHB were used to satisfy the loan which Lehigh previously obtained from Macrocom Investors, LLC on March 28, 1996.

         On October 29, 1996 in connection with the execution of a definitive merger agreement between Lehigh and FMC, Lehigh issued a convertible debenture in the amount of $300,000 plus interest at two percent per annum over the prime lending rate of Chase Manhattan Bank, N.A. payable on the 1st day of each subsequent month next ensuing through and including 24 months thereafter. On the 24th month, the outstanding principal balance and all accrued interest shall become due and payable.

         The proceeds of the loan from FMC were used to satisfy the loan Lehigh previously obtained from DBH on June 11, 1996.

         On November 6, 1996, HallMark paid off its installment loan with Banca Nazionale Del Lavoro, SPA and entered into a new three year new revolving loan with The CIT Group/Credit Finance, Inc. in the amount of $5 million.


         Lehigh continues to be in default in the payment of interest (approximately $761,000 interest was past due as of September 30, 1996) on the $500,000 aggregate principal amount of its 13-1/2% Senior Subordinated Notes due May 15,1998 ("13-1/2% Notes") and 14-7/8% Subordinated Debentures due October 15, 1995 ("14-7/8% Debentures") that remain outstanding and were not surrendered to Lehigh in connection with its financial restructuring consummated in 1991. Lehigh has accrued the interest due on the 13 1/2% Senior Subordinated Notes and the 14-7/8% Subordinated Debentures. Lehigh has been unable to locate the holders of the 13-1/2% Notes and 14-7/8% Debentures. Lehigh does not presently have sufficient funds to repay its outstanding indebtedness under the 13-1/2% Notes and 14-7/8% Debentures. (75)

         Lehigh has experienced liquidity problems recently due to poor operating results, a weakened electrical supply market and an inability to borrow funds. Additionally, Lehigh continues to be in default on certain obligations and is currently appealing the court ruling in Maine, described above, which if denied would have an adverse effect on Lehigh. Lehigh has reserved approximately $350,000 relating to this court ruling and believes that its total exposure will not exceed this amount. (74)

         FMC has agreed to lend Lehigh up to an additional $150,000 in order for Lehigh to meet its current working capital requirements. Once the proposed merger between Lehigh and FMC is consummated it is anticipated that there will be sufficient cash flow generated from operations to allow Lehigh to continue to operate without borrowing any money. (71)


         IMPACT OF INFLATION

         Inflation has not had a significant impact on Lehigh's operations over the past three years.

         NEW ACCOUNTING STANDARDS

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The adoption of this pronouncement is not anticipated to have a significant impact on Lehigh's financial statements.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," which allows a choice of either the intrinsic value method or the fair value method of accounting for employee stock options. Lehigh expects to select the option to continue the use of the current intrinsic value method.

         Both standards are effective for fiscal years that begin after December 15, 1995.

                      DESCRIPTION OF LEHIGH'S CAPITAL STOCK

OUTSTANDING SHARES AND RECORD DATE


         On January 23, 1997 (the "Lehigh Record Date"), there were 10,339,250 shares of Lehigh Common Stock, outstanding and entitled to vote at the Meeting. Shareholders of record at the close of business on the Lehigh Record Date shall be entitled to vote at the Meeting.


         The following is a summary of certain provisions of the Lehigh Certificate of Incorporation, as amended, and rights accorded to holders of Lehigh Common Stock generally and as a matter of law, and does not purport to be complete. It is qualified in its entirety by reference to Lehigh's Restated Certificate of Incorporation, Lehigh's By-Laws, and the Delaware General Corporation Law.

PREFERRED STOCK

         GENERAL. Lehigh's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $.001 par value, and approval of the Merger Agreement will also constitute approval of an amendment to the Lehigh Certificate of Incorporation providing for "blank check" preferred stock, with such designations, rights and preferences as may be determined from time to time by the Lehigh's Board. Accordingly, Lehigh's Board will be authorized, without action by stockholders, to issue preferred stock from time to time with dividend, liquidation, conversion, voting and any other rights and restrictions. As of the date hereof, no preferred stock is issued or outstanding.

         Lehigh's Board expects to approve the issuance of 951,211 shares of Lehigh Preferred Stock to be issued pursuant to the Merger. The terms of the Lehigh Preferred Stock will be included in a Certificate of Designation of the Lehigh Preferred Stock (the "Certificate of Designation"), expected to be approved by the Lehigh Board of Directors and filed with the Delaware Secretary of State immediately prior to the effectiveness of the Merger. The Lehigh Preferred Stock shall possess all those rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in Lehigh's Certificate of Designation. The Lehigh Preferred Stock will not have any preemptive rights. The Company will not seek to have the Lehigh Preferred Stock listed on any national securities exchange. Set forth below is a description of the rights and preferences of the Lehigh Preferred Stock.

         DIVIDEND RIGHTS. Each share of Lehigh Preferred Stock will be entitled to dividends, pari passu with dividends declared and paid with respect to the Lehigh Common Stock, equal to 250 times the amount declared and paid with respect to each share of Lehigh Common Stock.

         VOTING RIGHTS. Each share of Lehigh Preferred Stock will be entitled to 250 votes on any matter submitted to a vote of Lehigh stockholders, to be voted together with the Lehigh Common Stock. The Lehigh Preferred Stock shall have no right to vote separately, as a class, except as provided by law.

         CONVERSION RIGHTS. Each share of Lehigh Preferred Stock shall be convertible at any time into 250 shares of Lehigh Common Stock, subject to adjustment in certain circumstances. In order to exercise the conversion privilege, the holder of a share of Lehigh Preferred Stock shall surrender the certificate representing such share at the office of the transfer agent for the Lehigh Common Stock and shall give written notice to the Company at said office that such holder elects to convert the same, specifying the name or names and denominations in which such holder wishes the certificate or certificates for the Lehigh Common Stock to be issued.

         The number of shares of Lehigh Common Stock issuable upon the conversion of shares of Lehigh Preferred Stock is subject to adjustment under certain circumstances, including (a) the distribution of additional shares of Lehigh Common Stock to all holders of Lehigh Common Stock; (b) the subdivision of shares of Lehigh Common Stock; (c) a combination of shares of Lehigh Common Stock into a smaller number of shares of Lehigh Common Stock; (d) the issuance of any securities in a reclassification of the Lehigh Common Stock; and (e) the distribution to all holders of Lehigh Common Stock of any shares of Lehigh's capital stock (other than Lehigh Common Stock) or evidence of its indebtedness, assets (other than certain cash dividends or dividends payable in Lehigh Common Stock) or certain rights, options or warrants (and the subsequent redemption or exchange thereof).

         LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Company, no distribution will be permitted to be made to holders of Lehigh Common Stock unless, prior thereto, the holders of the Lehigh Preferred Stock shall have received $.01 per share, plus an amount equal to unpaid dividends thereon if any, including accrued dividends, whether or not declared, to the date of such payment. With regard to rights to receive dividends and distributions upon dissolution, the Lehigh Preferred Stock shall rank prior to the Lehigh Common Stock and junior to any other Preferred Stock issued by Lehigh, unless the terms of such other Preferred Stock provide otherwise.

LEHIGH COMMON STOCK


         GENERAL. Under Lehigh's Delaware charter and applicable law, the Board of Directors has broad authority and discretion to issue convertible preferred stock, options and warrants, which, if issued in the future, may impact the rights of the holders of the Lehigh Common Stock. Lehigh has 100,000,000 shares of common stock authorized and 5,000,000 preferred shares authorized. However, no "blank check" preferred shares can currently be issued.

                                                                            (76)


         DIVIDENDS. Holders of Lehigh Common Stock may receive dividends if, as and when dividends are declared on Lehigh Common Stock by Lehigh's Board of Directors. If the Board of Directors hereafter authorizes the issuance of preferred shares, and such preferred shares carry any dividend preferences, holders of Lehigh Common Stock may have no right to receive dividends unless and until dividends have been declared and paid. At the present time, there is no preferred stock outstanding. The ability of Lehigh to lawfully declare and pay dividends on Lehigh Common Stock is also limited by certain provisions of applicable state corporation law. It is not expected that dividends will be declared on the Lehigh Common Stock in the foreseeable future.

         DISTRIBUTIONS IN LIQUIDATION. If Lehigh is liquidated, dissolved and wound up for any reason, distribution of Lehigh's assets upon liquidation would be made first to the holders of preferred shares, if any, and then to the holders of Lehigh Common Stock. If Lehigh's net assets upon liquidation were insufficient to permit full payment to the holders of shares of preferred stock, if any, then all of the assets of Lehigh would be distributed pro rata to the holders of shares of preferred stock and no distribution will be made to the holders of Lehigh Common Stock. There are no shares of preferred stock issued or outstanding at this time. A consolidation or merger of Lehigh with or into any other company, or the sale of all or substantially all of Lehigh's assets, is not deemed a liquidation, distribution or winding up for this purpose.

VOTING RIGHTS

         The holders of record of Lehigh Common Stock, Lehigh's only class or series of voting stock currently outstanding, are entitled to one vote for each share held, except that, as more fully described under "Proposal No. 3 -- Election of Directors," Lehigh's Restated Certificate of Incorporation provides

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

for cumulative voting in all elections of directors. Lehigh has proposed to amend its Restated Certificate of Incorporation to eliminate the requirement for cumulative voting in all future elections of directors by stockholders. See "Proposal No. 2 -- The Certificate Amendments", Abstentions and broker non-votes with respect to any proposal will be counted only for purposes of determining whether a quorum is present for the purpose of voting on that proposal and will not be voted for or against that proposal. The presence, in person or by proxy, of the holders of one-third of the outstanding Common Stock entitled to vote at the Meeting will constitute a quorum.

DELAWARE LAW


         Lehigh is subject to Section 203 of the DGCL, which prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the affirmative vote of the holders of 66-2/3% of the outstanding vote stock of the corporation not owned by the interested stockholder. A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder. The Lehigh Board of Directors approved the transaction before FMC became an interested stockholder, in connection with its approval of the Merger Agreement, thereby exempting the Merger from the requirements of Section 203. This was done in order to enable FMC to acquire shares of Lehigh Common Stock in advance of the Merger vote (whether by means of the option from Mr. Zizza or the purchase of the Southwicke Shares), so as to further the business objective of ensuring completion of a transaction (the Merger) which the Lehigh board had already determined was beneficial to stockholders.

                                                                            (77)


         The provisions authorizing the Board of Directors to issue preferred stock without stockholder approval and the provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in control of Lehigh.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

         The transfer agent, warrant agent and registrar for the Lehigh Common Stock is American Stock Transfer & Trust Company, New York, New York.

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
                       BUSINESS INFORMATION REGARDING FMC


         First Medical Corporation ("FMC") is an international provider of management, consulting and financial services to physicians, hospitals and other health care delivery organizations and facilities. FMC's diversified operations are currently conducted through three divisions: (i) a physician practice management division which provides physician management services including the operation of clinical facilities and management services to Medical Service Organizations, (ii) an international division which currently manages western style medical centers in Eastern Europe and the CIS and (iii) a recently formed hospital services division which provides a variety of administrative and clinical services to proprietary acute care hospitals and other health care providers.


INDUSTRY BACKGROUND

         Physician Practice Management Services Division. The role of the primary care physician is changing dramatically. Historically, the health care services industry was based on a model in which physician specialists played a predominant role. This model contributed to over-utilization of specialized health care services and, in turn, increases in health care costs at rates significantly higher than inflation. In response, third-party payers have been implementing measures to contain costs and improve the availability of medical services. These measures, which include managing the utilization of specialized health care services and alternative methods of reimbursement, have caused the health care industry to evolve toward models that contain health care costs more efficiently. In these models, the primary care physician and physician management organization are playing increasingly important roles.


         FMC believes that two important trends contributing to the evolution of the health care services industry define its business opportunities. First, physicians are increasingly abandoning traditional private practices in favor of affiliations with larger organizations such as FMC that can provide enhanced management capabilities, information systems and capital resources. This transformation of physician practice is based on an increasingly competitive health care environment characterized by intense cost containment pressure, increased business complexity and uncertainty regarding the impact of health care reform on physicians.


         The second trend is that many payers and their intermediaries, including HMOs, are increasingly looking to outside providers of physician services to manage their professional medical requirements and to share the risk of providing services through capitation arrangements. As these payers seek to limit their health care costs by reducing the fee-for-service component paid to their medical service providers, there is additional pressure on smaller providers to consolidate and realize the efficiencies that can be achieved by operating in larger practice groups.

         Domestic Operations.


         Cost containment, industry consolidation and changes in reimbursement methods are causing difficulties for health care providers, particularly not-for-profit hospitals. As a result of intense competition from large for-profit hospitals, not-for-profit hospitals must develop effective plans for attracting and retaining patient flow. Such plans may include, among other things, (i) reducing or changing the services provided in order to better utilize current facilities, equipment and space, (ii) entering into new contracts with physician groups, HMOs, and other third party payors, and (iii) various cost-cutting measures. Ultimately, a facility's ability to adapt to changing environments requires access to capital and management expertise, services which FMC is willing and able to provide.


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
         International Operations.


         The western-style health care delivery system and its related services remain a valuable export and continue to be perceived as the best in the world. The internationally recognized level of training, technology and services associated with western health care systems and their professionals continues to enjoy increasing demand among both expatriates and wealthy nationals in FMC's expanding markets. FMC's perceived value is reflected in the premium prices which its clients are willing to pay for access to comprehensive western-style health care and related services.


STRATEGY OF FMC

     FMC's strategy with respect to its physician practice management division is to develop its business by addressing significant changes in the role and practice patterns of the primary care physician in the health care services industry. Elements of this strategy include:


     Development of Additional Primary Care Centers and Physician Resources. A major priority for FMC is the development of additional primary care centers and physician resources. In furtherance of this goal, FMC will continue to identify and evaluate potential acquisitions and relationships which complement its existing business operations and increase its market share and develop a competitive position in all areas of its business. In addition, FMC believes that its experienced management team and operational systems will afford FMC the opportunity to be successful in recruiting and managing physicians, in integrating new physician practices and in managing the utilization of health care services.

         Expanding Presence in Capitated Medical Services. FMC believes that managed care will continue to be a rapidly growing segment of the health care services industry that offers one of the best long-term solutions to controlling health care costs. FMC plans to develop its physician practice management services division by expanding the services provided to existing clients and obtaining new HMO contracts. FMC plans to build on this experience to develop and enlarge integrated networks of health care providers that will contract with intermediaries and payers on a capitated basis.

         Developing and Expanding Management Consulting and Financial Services Through FMC Healthcare Services, Inc. A priority for FMC is the development of its management, consulting and financial services division by continuing to provide creative solutions to complex financial and management related health care delivery issues. FMC believes that there are numerous organizations, including payor-owned physician practices, hospital owned physician practices and not-for-profit providers which are experiencing financial or operational distress which could benefit from FMC's expertise. FMC believes that its strong management team, which has over 75 years in managing health care delivery systems, situates and enables FMC to assist troubled health care providers, including not-for-profit and proprietary acute care hospitals, long-term care facilities and specialty care facilities, with direct management services, including "turn key" and departmental or program management, transitional or turn-around management, strategic planning and marketing, financial and general business consulting services.

         FMC plans to offer health care providers a full array of advanced management services including, but not limited to: utilization management; information systems; human resources management; financial control systems; outcomes measurement and monitoring; customer service programs; training and education; financial services; strategic planning; network development; and risk contracting. These services will be offered as a comprehensive package or individually, but through one point of contact, creating a "one-stop shop" for management services.

         Integration of Domestic Operations. In addition to sharing management services expertise and resources, FMC anticipates that its physician practice management and management, consulting and financial services divisions will eventually be consolidated into one division. It is expected that the cross-selling opportunities will create a relationship between the two divisions warranting a consolidation. A primary objective of FMC is to provide management services on a long-term contractual basis for an entire integrated delivery system in a number of local markets. (79)

         FMC's management believes that nationwide concerns over escalating health care costs and the possibility of legislated reforms are increasing the emphasis on managed care, integrated networks of health care providers and prepaid, capitated arrangements. Increased managed care penetration is generating more recognition of the benefits of organized physician groups serving large patient populations as well as reducing the reimbursement rates for services rendered. In anticipation of such changes in the health care environment, FMC continues to review and revise its business mix.

         Continued Development of the International Division. FMC will continue the development and expansion of its international division. FMC believes that through its continuing development efforts, FMC will be positioned to become a premier owner, operator and manager of international primary care clinics, acute care hospitals and other health care delivery organizations. FMC expects that it will benefit from exporting the expertise and capabilities developed by its domestic operations to its international operations. FMC has entered into an agreement to open a western-style medical facility in Abu Dhabi, United Arab Emirates in March 1997, and anticipates opening additional facilities throughout Europe, the Middle East, Latin American and the Pacific Rim as part of its expansion program.

                                                                            (80)

         FMC strives to deliver a comprehensive range of diverse medical services to meet the specific needs of its clients in each of FMC's unique markets. In response to demands for western style hospitals in the CIS, FMC commenced development of the American Hospital of Moscow project pursuant to which FMC will establish the first western-style hospital in the CIS.

     An integral part of FMC's strategy is to provide an environment for medical education and training of local medical professionals and health care administrators. In this regard, FMC will continue to be active in sponsoring exchange programs with western facilities and teaching institutions such as the Baylor College of Medicine in Houston, Texas. FMC has also organized an in-house mentor program to expose local medical professionals and aspiring physicians to the western health care system.


DIVISIONS OF FMC

     PHYSICIAN PRACTICE MANAGEMENT DIVISION


         FMC's physician practice management operations are currently conducted through MedExec. MedExec functions in three management capacities: (i) owning and operating primary care centers with full risk contracts; (ii) managing medical practices that have partial risk contracts for a fee; and (iii) owning and operating multi-specialty groups with fee-for-service and risk contracts. Full risk contracts are contracts wherein FMC (through MedExec) assumes total responsibility for medial costs, and partial risk contracts are contracts wherein FMC assumes (through MedExec) partial responsibility for medical costs.
(82)

         FMC (through MedExec) currently owns, operates and manages 17 primary care centers located in Florida, Texas and the Midwest. The primary care centers provide the delivery of medicine. FMC (through MedExec) serves as a management service organization. In this role FMC directs the primary care centers and provides utilization, billing, human resources, management information systems, senior executive management, financial consulting and risk evaluation. (84)In order to better serve its existing markets and potential markets, FMC is in the process of establishing five geographic operating regions. In connection with the operation of such primary care centers, FMC employs physicians who agree to provide the necessary clinical skills required in such centers. (83)FMC compensates its physician employees bi-weekly pursuant to the terms of written employment agreements. FMC maintains a proprietary data base for physicians who might be available to be employed at FMC's owned and operated clinics in particular specialties and locations, and expects to create an in-house recruiting department. FMC generates fees at these primary care centers on a fee-for-service basis and/or capitated basis. Under fee-for-service arrangements, the company bills and collects the charges for medical services rendered by contracted or employed health care professionals and also assumes the financial risks related to patient volume, payor mix, reimbursement and collection rates. Under capitated arrangements, FMC receives revenues from HMOs at contractually agreed-upon per member per month rates. A substantial portion of the patients seeking clinical services from the company's primary care centers are members of HMOs with which FMC maintains a contractual relationship. (84/85)

         Additionally, FMC has entered into contracts with HMOs to manage the delivery of comprehensive medical services to enrollees at Company clinics located in Florida, Texas and the Midwest. A substantial portion of the revenues of FMC's managed care business are derived from prepaid contractual arrangements with Humana, pursuant to which Humana pays FMC a capitated fee. FMC employs primary care physicians to work at FMC clinics. FMC also provides for other services with hospitals and medical specialists at negotiated prices for both capitated and non-capitated (i.e. fee-for-service) services. Due to FMC's risk for the cost of providing health care services, it carefully manages utilization of primary care, hospital and medical specialist services.

         In addition, FMC contracts with primary care medical practices pursuant to which FMC provides a variety of management services. In particular, FMC provides management services which improve physician practices' operating efficiencies through standardization of operating processes, including the installation of information technology and billing systems, and assists such practices in contracting on a network basis to insurers, HMOs and other payors. In consideration for such management services, FMC receives an annual management fee and participates in profits.

         FMC believes that it will have significant opportunities to grow its managed care business primarily because physician practice management organizations are better qualified than most third-party payors to recruit, manage and retain physicians, deliver services on a cost-effective basis and control medical malpractice costs. FMC believes that physical practice management organizations are better qualified to perform these functions because of their ability to provide and guarantee quality control by providing quality health care while simultaneously providing favorable utilization through the use of a medical director who manages the physicians in the center. In contrast, an HMO is generally concerned with utilization and risks which are handled from a centralized headquarter; while a management service organization is concerned with providing consistent quality at the site at which healthcare services are delivered.

                                                                            (86)

         Under its HMO contracts, FMC receives a fixed, prepaid monthly fee for each covered life in exchange for assuming responsibility for the provision of medical services, subject to certain limitations. To the extent that enrollees require more frequent or extensive care than was anticipated by FMC, the revenue to FMC under a contract may be insufficient to cover the costs of the care that was provided.

CEDA CONTRACT




         FMC has been awarded an exclusive contract to provide health care services to organizations operating under the Community Economic Development Act
(CEDA) in Cook County, Illinois and certain areas in northeastern Illinois. CEDA is an organization designed to provide communities with access to various government assistance programs by creating places where individuals can receive assistance directly and conveniently. The CEDA contract, held by Midwest
Management Care, a wholly-owned subsidiary of FMC, is to provide overall management of primary care centers. Humana, the HMO, provides the insurance function. (87)The contract designates FMC's clinics as the exclusive referral sites for recipients of CEDA assistance, although it does not guarantee that all of the estimated 60,000 recipients will use FMC's clinics for their health care needs.

         As a result of being awarded such agreement, FMC plans to develop eight to ten clinics on or near CEDA sites. FMC anticipates that certain of such clinics will be operational by the end of 1997. The CEDA contract requires that reimbursements must flow through a fully licensed and accredited HMO. FMC will be reimbursed based on what the HMO has determined the monthly amount necessary to provide all covered services to Assigned Members. The HMO had established capitation funding at a specific amount per member per month. The Medicare Part B capitation rate for the richest benefit plan will be paid at an aggregate of $140 per member per month. The Medicare Part A richest benefit plan will be paid at an aggregate of $220 per member per month. Accordingly, FMC has recently selected Humana Healthcare Plans, a fully accredited HMO to participate with and is currently finalizing the terms of a partnership agreement.

                                                                            (87)


     HOSPITAL SERVICES DIVISION



         FMC, through FMC Healthcare Services, Inc. ("FMC Healthcare Services") will provide management, consulting and financial services to troubled not-for-profit hospitals and other health care providers. FMC Healthcare Services, which was incorporated in June 1996, will offer creative solutions to complex health care delivery issues. To date, FMC is in the process of negotiating healthcare facility contracts but has not yet entered into any definitive agreements. FMC Healthcare Services' primary target groups include:
(i) individual hospitals (not-for-profit, municipal and proprietary), (ii) long-term care facilities, (iii) provider networks and systems, and (iv) alternate delivery systems (i.e., free standing diagnostic and treatment and ambulatory surgery centers). The primary target groups have been identified in order to match FMC's management teams and senior managers with businesses in which they have experience (e.g. troubled hospitals that need crisis management; physician groups that need the management experience of a management service organization; extended care facilities and alternative care providers that desire to be affiliated with a network). (88)


         The scope of services to be provided are determined following an individualized assessment of the target facility and include, but are not necessarily limited to, (i) full service and direct management of health care organizations including (a) "turn-key" management of a facility, (b) supplemental support to existing management and (c) management of specific departments, programs or systems; (ii) transitional management or turnaround services including (a) assisting in the development of a comprehensive turnaround plan and (b) supporting a restructured management team in reaching financial and operational objectives through the implementation of turnaround plan; and (iii) general business and consulting services including the furnishing of (a) financial services, (b) feasibility studies, (c) capital development and (d) necessary capital and other resources or arranging for the provision of such resources to enable the facility to restructure existing debt.

         The management consulting services to be provided by FMC Healthcare Services will range from four to 24 months and will involve a minimum of three health care professionals. Ideally, senior level professionals retained by FMC Healthcare Services will oversee general operations, medical staff and nursing at the subject medical facility. These individuals will be situated on site at the respective facility. Other personnel employed by FMC Healthcare Services will be furnished as need or as requested. FMC Healthcare Services will be paid on a fee for services basis.

     INTERNATIONAL WESTERN-STYLE MEDICAL CLINICS DIVISION



         FMC's international division currently specializes in developing and managing western-style health care facilities in Eastern Europe, the CIS and other developing countries. Currently, FMC operates facilities in Moscow, St. Petersburg and Kiev of the CIS; Warsaw, Poland; and Prague, Czech Republic. FMC has recently entered into an agreement with Bin Barook Trading Company (89) to open and operate a western-style medical clinic in Abu-Dhabi, United Arab Emirates, which is expected to commence operations in March 1997. FMC has also entered into a letter of intent with American International Medical System Inc., which in turn has an agreement with the Peoples Hospital of Beijing to open the American Medical Center of Beijing.

         Revenues of FMC's international division are primarily derived from fee-for-service charges and annual non-refundable membership fees charged to corporations, families and individuals. A variety of diverse membership plans are available and can be tailored to meet the unique needs of corporate clients. Based upon its experience, FMC's management believes that a significant and increasing portion of the international division's revenues will be derived from local customers who seeks medical services on a fee-for-service basis. Local customers currently account for approximately 25% of the international division's revenue. (90)

         Generally, corporations are required to pay an annual membership fee as well as placing an advance deposit with FMC for future services rendered based on the selected membership plan and size of the respective organizations. Membership plans offer a wide range of benefits including 24-hour emergency access, monthly medical newsletters and specials, fee discounts and cross membership with other clinics. FMC also offers an insurance processing service for corporate members. FMC's corporate membership currently includes approximately five hundred international corporations.

         In order to meet the changing needs of FMC's corporate clients and to provide expanded access to western health care to potential clients, FMC has recently developed and implemented a variety of comprehensive managed care plans. These plans range from individual and family plans to corporate plans covering up to 2,000 employees in various and sometimes remote locations.

         Based upon its experience, FMC's management believes that a significant and increasing portion of the international division's revenues will be derived from local customers who seek medical services on a fee-for-service basis.


COMPETITION



         The provision of physician management services is a highly competitive business in which FMC competes for contracts with several national and many regional and local providers of physician management services. Furthermore, FMC competes with traditional managers of health care services, such as hospitals, which directly recruit and manage physicians. Certain of FMC's competitors have access to substantially greater financial resources than FMC.

         Although there exist a number of companies which offer one or more of the services which are offered by FMC Healthcare Services, FMC believes that Hospital Services Group is unique in that it offers a variety of management, consulting and financial services "under one roof." Certain companies which compete with FMC have access to substantially greater resources than FMC Healthcare Services.

         Internationally,   FMC  has   relatively   little   competition   on  a
multinational scale, but faces strong competition in local markets from small entrenched and start-up health care providers.

         While the bases for competition vary somewhat between business lines, competition is generally based on cost and quality of care. More particularly, in the area of managed care, FMC believes the market for developing and providing management of primary care networks in the United States which contract with HMOs and employers will increasingly be based on patient access, quality of care, outcomes management and cost.


MARKETING



         FMC's physician practice management division has developed two marketing methods. The primary method is to conduct joint marketing efforts with HMOs. These efforts focus on customer service, quality and access programs and are designed to attract new members to the HMO, retain current members and enroll members at the company's medical centers. The second method focuses on development of local market awareness and creating a positive image of FMC among the physician community in order to create opportunities for additional physician management contracts.


         The management, consulting and financial services division currently relies on the ability of the management team to leverage their reputations, experience and network of contacts to develop new clients or arrange for new contracts with existing clients.

         International marketing is done at a local level through traditional media advertising and promotional activities. The image and status of the clinics themselves and the medical personnel are carefully cultivated through an intensive public relations campaign. The network of international clinics is also collectively marketed to multinational corporations through representatives who maintain relationships and develop new contracts with the benefits managers.

GOVERNMENT REGULATION OF DOMESTIC OPERATIONS


       FMC's domestic operations and relationships are subject to a variety of governmental and regulatory requirements. A substantial portion of the company's revenue is derived from payments made by government-sponsored health care programs (primarily Medicare). These programs are subject to substantial regulation by the federal and state governments which are continually revising and reviewing the programs and their regulations. Any determination of material noncompliance with such regulatory requirements or any change in reimbursement regulations, policies, practices, interpretations or statutes that places material limitations on reimbursement amounts or practices could adversely affect the operations of FMC.

         In addition to current regulation, the public and state and federal governments have recently focused significant attention on reforming the health care system in the United States. A broad range of health care reform measures have been introduced in Congress and in certain state legislatures. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. It is not clear at this time what proposals will be adopted, if any, or, if adopted, what effect, if any, such proposals would have on FMC's business. Certain proposals, such as cutbacks in Medicare programs and containment of health care costs that could include a freeze on prices charged by physicians and other health care providers could adversely affect the company. There can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have a material adverse effect on FMC's operating results. See "Risk Factors-- Health Care Reform Proposals."


         Continuing budgetary constraints at both the federal and state level and the rapidly escalating costs of health care and reimbursement programs have led, and may continue to lead, to relatively significant reductions in government and other third-party reimbursements for certain medical charges. The company's health care professionals are subject to periodic audits by government reimbursement programs to determine the adequacy of coding procedures and the reasonableness of charges.



         All Medicare and Medicaid providers and practitioners are subject to claims review, audits and retroactive adjustments, recoupments, civil monetary penalties, criminal fines and penalties, and/or suspension or exclusion from payment programs for improper billing practices. Federal regulations also provide for withholding payments to recoup amounts due to the programs. Periodic audits of health care professionals by government reimbursement programs have not had any impact on FMC.

                                                                            (91)

         Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare or state health care program (e.g., Medicaid) patients or patient care opportunities, or in return for the purchase, lease, order or recommendation of items or services that are covered by Medicare or state health care programs. Violations of this law are felonies and may subject violators to penalties and exclusion from Medicare and all state health care programs. In addition, the Department of Health and Human Services may exclude individuals and entities from participation in Medicare and all state health care programs based on a finding in administrative proceedings that the individual or entity has violated the antikickback statute. FMC has not violated the antikickback statute; if either FMC or its employees violated the statute they could be subject to sanctions.

                                                                            (92)

         Every state imposes licensing requirements on individual physicians and on health care facilities. In addition, federal and state laws regulate HMOs and other managed care organizations with which FMC may have contracts. Many states require regulatory approval before acquiring or establishing certain types of health care equipment, facilities or programs. Since FMC is not an insurer, there is no insurance regulation of FMC's operations.

                                                                            (93)

         The laws of many states prohibit physicians from splitting fees with nonphysicians and prohibit business corporations from providing or holding themselves out as providers of medical care. While FMC believes it complies in all material respects with state fee splitting and corporate practice of medicine laws, there can be no assurance that, given varying and uncertain interpretations of such laws, FMC would be found to be in compliance with all restrictions on fee splitting and the corporate practice of medicine in all states. FMC currently operates in certain states through professional corporations, and has recently formed professional corporations or qualified professional corporations to do business in several other states where corporate practice of medicine laws may require the company to operate through such a structure. A determination that FMC is in violation of applicable restrictions on fee splitting and the corporate practice of medicine in any state in which it has significant operations could have a material adverse effect on the company.


PROFESSIONAL LIABILITY INSURANCE

         Over the last twenty years, the health care industry has become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories, including the withholding of approval for necessary medical services. Often, such lawsuits seek large damage awards, forcing health care professionals to incur substantial defense costs. Due to the nature of its business, FMC, from time to time, becomes involved as a defendant in medical malpractice lawsuits, some of which are currently ongoing, and is subject to the attendant risk of substantial damage awards. The most significant source of potential liability in this regard is the negligence of health care professionals employed or contracted by the company.

         One part of FMC's management services involves the provision of professional liability insurance ("PLI") coverage for its physicians. FMC currently provides this coverage through an umbrella PLI policy with Zurich American Insurance Group maintained for substantially all of the company's employees and independent contractors. This PLI policy generally provides coverage in the amount of $1,000,000 per physician and per claim, subject to an aggregate per physician limit of $3,000,000 per year. In its insurance policy, FMC also maintains the right to purchase extended coverage beyond the expiration of the policy period for an agreed upon premium to cover the costs of claims asserted after the expiration of the effective policy. In addition, the company books reserves against those claims in which the amount of coverage provided could possibly be insufficient in the event of a relatively large award. FMC maintains professional liability insurance on a claims made basis in amounts deemed appropriate by management, based upon historical claims and the nature and risks of its business. However, there can be no assurance that a future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any claim or claims or that coverage will continue to be available or available with sufficient limits to adequately insure FMC's operations in the future.

LEGAL PROCEEDINGS

         FMC is involved in various legal proceedings incidental to its business, substantially all of which involve claims related to the alleged malpractice of employed and contracted medical professionals and to the failure to render care resulting in a violation or infringement of civil rights. In the opinion of management, no individual item of litigation or group of similar items of litigation, taking into account the insurance coverage available to FMC, is likely to have a material adverse effect on FMC's financial position.


                                                                            (94)

         Additionally, on November 20, 1996, a discharged employee and shareholder of FMC filed a Demand For Arbitration alleging breach of contract, defamation and interference with business relationships. No specific monetary amount of damages was claimed. The employee was terminated by FMC for cause after having refused to sign a confidentiality agreement, disclosed financial information to outsiders, violating confidentiality standards. Thereafter, on November 26, 1996, this same employee filed an action in Dade County, Florida alleging what is essentially a breach of fiduciary duties by FMC's Board of Directors arising out of payments made to former partners as part of the purchase price, which the employee believed was improper. As of the date hereof, FMC had not filed an answer. FMC believes that claims asserted by this former employee are without substantive merit and in any event, would be unlikely to have a material adverse effect on FMC's financial position.

                                                                            (95)


         FMC's  principal   executive  office  is  located  at  1055  Washington
Boulevard, Stamford, Connecticut 06901, and its telephone number is (203) 327-0900.

                   FMC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS (101)



         The following analysis of FMC's financial condition and results of operations should be read in conjunction with the financial statements, including the notes thereto, contained elsewhere in this Prospectus. The financial data contained herein for periods prior to 1996 refers to the combined financial statements of MedExec, Inc. and subsidiaries, SPI Managed Care, Inc., and SPI Managed Care of Hillsborough County, Inc. and are not the financial statements of FMC.

NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995



         Revenue. The total revenues of FMC for the nine months ended September 30, 1996 and 1995 were $41.6 million and $18.3 million, respectively, of which 82% and 93%, respectively, of which was derived from prepaid contractual agreement with Humana pursuant to which Humana pays FMC a capitated fee ("HMO revenue"). During the nine months ended September 30, 1996, $36.7 million or 88% of FMC's revenues were derived from the physician practice management division and $4.9 million or 12% was derived from the international western-style medical clinics division. As of September 30, 1996, the FMC Healthcare Services division had not obtained any definitive management consulting service agreements. Revenue increased by $23.3 million or 127% to $41.6 million for the nine months ended September 30, 1996, from $18.3 million for the same period in 1995. The majority of the change results from an increase in HMO revenue for the nine months ended September 30, 1996 of $16.9 million, or 99%, to $34.0 million from $17.1 million for the same period in 1995. The HMO revenue growth was primarily a result of FMC's acquisition during January 1996 of controlling ownership of Broward Managed Care, Inc. ("the Broward acquisition"), which has Humana affiliated provider agreements ("provider agreement") to manage two primary care centers in Broward County, Florida ("Broward"), a new provider agreement, as of February 1996, to manage a center in Houston, Texas ("Texas"), and a new provider agreement, as of September 1996, to manage a center in New Port Richey, Florida ("New Port Richey"). As discussed in Note 1, on January 1, 1996, FMC through a re-organization became the operator of two clinics located in the CIS. Although the operations of the two clinics are currently insignificant (less than 10% of FMC's consolidated revenues), FMC intends to expand this division by opening additional clinics in the future. During the nine months ended september 30, 1996, revenues generated by these clinics accounted for $4.9 million of the $23.3 million increase discussed above. FMC intends to finance the growth of these clinics in Eastern Europe primarily with the capital contribution from GDS. The $23.3 million increase in FMC's revenue is also net of a $1.4 million or 7% decrease resulting primarily from the termination in August 1995 of the provider agreement to manage the center in Brandon, Florida. (97)

                                                                            (96)

         Medical Expenses. Medical expenses increased $18.9 million, or 132%, to $33.2 million for the nine months ended September 30, 1996 from $14.3 million for the same period in 1995. The majority of the increase ($16.1 million or 87%) resulted from medical services provided under the new Broward, Texas, and New Port Richey provider agreements. Medical expenses related to the AMC clinics accounted for $3.9 million or 21% of the increase. There was also a decrease of $.9 million or 5% for medical services provided to Humana members resulting primarily from the termination in August 1995 of the provider agreement to manage the center in Brandon, Florida. Medical expenses as a percentage of HMO and fee for service revenue ("medical loss ratio") decreased to 81% for the nine months ended September 30, 1996 from 83% for the same period in 1995.

         Operating Expenses. Operating expenses increased by $3.2 million, or 86%, to $6.9 million, for the nine months ended September 30, 1996 from $3.7 million for the same period in 1995. The increase was primarily due to new employees to staff the primary care centers in Broward, Texas, and New Port Richey. As a percentage of revenue, however, operating expenses decreased to 16% from 20% for the same period in 1995.

         Net Income. Net income increased by $.76 million, or 507%, to $.91 million for the nine months ended September 30, 1996 from $.15 million for the same 1995 period primarily due to the factors set forth above.

1995 COMPARED TO 1994

         Revenue. Revenue increased by $1.4 million, or 7%, to $22.7 million in 1995, from $21.3 million in 1994 due to increased revenue from existing provider agreements offset by the termination during August 1995 of the provider agreement to manage the center in Brandon, Florida.

         Medical Expenses. Medical expenses increased $1.8 million, or 11%, to $18.4 million in 1995 from $16.6 million in 1994 primarily as a result of an increase in medical services rendered. The medical loss ratio was 81% for the year ended December 31, 1995 compared to 78% for the year ended December 31, 1994.


         Operating Expenses. Operating expenses increased $1.2 million, or 35%, to $4.6 million in 1995 from $3.4 million in 1994 due mainly to the additional $1.1 million of expenses incurred by FMC during 1995. These expenses relate primarily to additional compensation to former officers of FMC under employment agreements, development cost incurred relating to the Chicago market, repricing adjustments from Humana related to previous years and legal and professional fees incurred in connection with a proposed merger with another company. Humana from time to time renegotiates certain contracts which results in retroactive adjustments to the financial statements. In 1995, Humana renegotiated certain hospital contracts in the Tampa market retroactive to the beginning of 1994. As a result, the hospitals repriced their claims higher, significantly increasing medical costs to FMC. The ongoing impact, as with any price increase is higher medical costs. The repricing is noted because 1995 in effect included two years of price increases instead of one. As per FAS No. 5, FMC records retroactive adjustments when they are probable and estimable. As a percentage of revenue, operating expenses for the year ended December 31, 1995 increased to 20% from 16% for the year ended December 31, 1994. (100)

                                                                       (102/103)

         Net Income (Loss). Net loss for 1995 was $(.4) million compared to net income in 1994 of $1.4 million, a decrease of $1.8 million, which is primarily due to the increase in medical services rendered, the write-off of certain accounts receivables and additional compensation to shareholders under employment agreements. The accounts receivable balances written-off related to certain management services provided by FMC totaling $.47 million. The amount was reversed out of revenues where it was originally recorded during the year rather than written off in operating expenses as a bad debt. The remaining accounts receivable balances were deemed to be collectible.

                                                                           (104)


  1994 COMPARED TO 1993

         Revenue. Revenue increased by $10.2 million, or 92%, to $21.3 million in 1994, from $11.1 million in 1993 primarily due to two new full-risk Humana affiliated provider agreements to manage primary care centers in Brandon and Plant City, Florida.

         Medical Expenses. Medical expenses increased $8.2 million, or 98%, to $16.6 million in 1994 from $8.4 million in 1993 primarily as a result of medical services provided under the new Brandon and Plant City provider agreements. The medical loss ratio was 78% for the year ended December 31, 1994 compared to 76% for the year ended December 31, 1993.

         Operating Expenses. Operating expenses increased $1.7 million, or 100%, to $3.4 million in 1994 from $1.7 million in 1993 primarily as a result of new employees to staff the primary care centers in Brandon and Plant City, Florida. As a percentage of revenue, operating expenses for the year ended December 31, 1994 increased to 16% from 15% for the year ended December 31, 1993.

         Other Expenses. Other expenses in 1993 were $.2 million relating primarily to losses incurred on certain equity investments.

         Net Income. Net income increased $.6 million, or 75%, to $1.4 million from $.8 million in 1993 due to the factors discussed above.


LIQUIDITY AND CAPITAL RESOURCES

         FMC had cash of $73,887 at September 30, 1996 compared to $198,763 at December 31, 1995.

         To date, the Company's principal uses of cash have been to support its operating activities and to fund acquisitions. FMC has met its cash requirements in recent years primarily from its operating activities, advances from Humana and bank borrowings.

         At September 30, 1996, FMC has an unsecured loan with an international bank in the amount of $.2 million at September 30, 1996 bearing interest at 10%. The principal balance on this loan has been paid off as of December 1, 1996. Proceeds from the loan were used primarily for international working capital needs.


         FMC also maintains an unsecured line of credit with a domestic bank for $ .2 million bearing interest at prime. The $ .2 million drawn under this line of credit at September 30, 1996 has been used by FMC in connection with the satisfaction of development costs relating to FMC's Midwest operations. The line of credit is personal guaranteed by several stockholders of FMC and other individuals. The principal balance was originally due October 1, 1996, but extended until April 2, 1997 and interest payable on a monthly basis. (107)

         FMC believes that funds generated from operations, availability under its credit facilities, and lease financing will be sufficient to finance its current and anticipated operations and planned capital expenditures at least through 1997. FMC's long term capital requirements beyond 1997 will depend on many factors, including, but not limited to, the rate at which FMC expands its business. To the extent that the funds generated from the sources described above are insufficient to fund FMC's activities in the short or long term, FMC would need to raise additional funds through public or private financings. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to FMC.

                                                                       (105/106)

         FMC also has a credit facility for $1.5 million bearing interest at 1/2% above prime. The $.2 million drawn under this facility at September 30, 1996 was used primarily for FMC organization costs. $.9 million of the line is secured by FMC's cash, accounts receivable, and certain other assets. The principal balance is due on May 31, 1997 and interest is due monthly. In order to borrow the additional $.6 million (unsecured portion of line), the bank would require the personal guaranty of FMC's Chairman and Chief Executive Officer. FMC recently obtained a loan commitment in the amount of $3,300,000 from the same bank which provided the $1,500,000 line of credit. The commitment is for a 120 day loan bearing interest at the prime plus .5%. The purpose of the loan is to provide financing for the Merger. The loan is secured by all of the assets of FMC, 50% of the shares of FMC Common Stock owned by FMC's Chairman and Chief Executive Officer and any and all shares of Lehigh Common Stock issuable to FMC upon exercise of the option granted to FMC by Mr. Zizza and is personally guaranteed up to $600,000 by the Chairman and Chief Executive Officer of FMC. FMC's existing $1,500,000 line of credit is capped so that the maximum of $900,000 may be outstanding at any time until the $3,300,000 loan is repaid in full. Accordingly, an aggregate of $4,200,000 is available under this new facility.

Nine Months Ended September 30, 1996.

         Net cash provided by operating activities was $11,838 for the nine months ended September 30, 1996.

         Net cash used in investing activities of ($.8) million was primarily the result of ($.2) in capital expenditures, ($.3) in costs related to the merger transaction, ($.7) million for acquisitions and expansion into new markets, net of $.3 million for the proceeds from the sale of MedExec's investment in HCO Networks.

         Net cash provided by financing activities of $.6 million was the result of $.4, $.2, and $.2 million in proceeds received from loans payable to Humana, banks, and certain shareholders, respectively, a $.2 million capital contribution to AMC-D, and ($.3) repayment on notes due to shareholders.

         FMC believes that cash from  operations and  borrowings  under existing
credit   facilities  will  be  sufficient  to  satisfy  its  contemplated   cash
requirements for at least the next twelve months.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF LEHIGH


         The following table sets forth information as of January 23, 1997 (except as otherwise noted below) with respect to each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known to Lehigh to be the beneficial owner of more than 5% of the Common Stock.

                                                                           (108)



            Name and Address                       Amount and Nature of             Percent
           OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP (1)(2)       OF CLASS (2)
           -------------------                 ---------------------------       -------------

Southwicke Corporation (a                            2,670,757 (4)                   25.8% (4)
wholly owned subsidiary of
Halton House, Ltd. of which The
Halton Declaration of Trust is
beneficial owner and over which
Bahamas Proctors, Ltd. exercises
all power with respect to
investment or voting of securities
beneficially owned by said Trust
("Southwicke")
1430 Broadway
New York NY 10018

 Fidelity Bankers Life Insurance                       799,921                        7.7%
Company Trust (a subsidiary of
First Dominion Mutual Life
Insurance Company) ("FBL")
1011 Boulder Springs Drive
Richmond, Virginia 23225 (2)

 Allstate Life Insurance Company                       743,878                        7.2%
("Allstate")
Allstate Plaza South G4B
2880 Sanders Road
Northbrook, IL 60062 (2)

 Teachers Insurance and Annuity                        533,280                        5.2%
Association ("Teachers")
730 Third Ave.
New York, NY 10017 (2)

Kenneth Godt as Trustee for The                        750,000 (4)                    7.3% (4)
Orion Trust (The "Godt Trust")
c/o Siegel & Godt
666 Old Country Road
Garden City, NY 11530 (2)


Salvatore J. Zizza                                   6,255,502 (3)                   37.7% (3)
c/o The Lehigh Group Inc.

810 Seventh Ave.
New York, NY 10019 (3)



The Equitable Life Assurance                           637,113                        6.2%
Society of the United States
("Equitable")
787 Seventh Ave.

New York, NY 10019 (2)


First Medical Corporation                            1,920,757                       18.6% (5)

("FMC")
1055 Washington Boulevard,
Stamford, Connecticut 06901 (5)

(1) Except as otherwise indicated each of the persons listed above has sole voting and investment power with respect to all of the shares shown in the table as beneficially owned by such person.

(2) Based on information set forth on Schedules 13G and Schedules 13D filed with the SEC by Sears, Roebuck and Co. (parent of Allstate) dated September 22, 1994; Equitable on February 9, 1996, The Godt Trust on September 26, 1994, Teachers on April 23, 1992 and DHB on July 17, 1996 (assuming, in each case, no change in beneficial ownership since such date except in connection with the 1993 Restructuring). Information as to FBL was obtained from an investment specialist at FBL on November 14, 1994.


(3) Includes (i) 4,250,000 shares issuable upon the exercise of immediately exercisable options at a price of $.50 per share, (ii) 382 shares owned by trust accounts for the benefit of Mr. Zizza's minor children, as to which he disclaims beneficial ownership and (iii) 7,750,000 shares issuable upon the exercise of immediately exercisable warrants at a price of $.50 per share as to 1,750,000 such shares, $.75 per share as to 3,000,000 such shares and $1.00 per share as to 3,000,000 such shares. Excludes 6,000,000 shares issuable at $.75 per share, which are not currently exercisable or expected to become exercisable within the next 60 days, and will not be exercisable until such time as (i) Lehigh receives aggregate net cash proceeds of at least $10 million from the sale (whether public or private) of its equity securities, (ii) Lehigh consummates an acquisition of a business with annual revenues during the year immediately preceding such acquisition of at least $25 million, and (iii) the fair market value (determined over a 30-day period) of the Common Stock shall have equalled or exceeded $1.00 per share. All of the options granted to Mr. Zizza will terminate on the fifth anniversary of the date of grant, subject to earlier termination under certain circumstances in the event of his death or the termination of his employment. Lehigh also granted to him one demand registration right (exercisable only if Lehigh is eligible to file a registration statement on Form S-3 or a form substantially equivalent thereto) and certain "piggyback" registration rights with respect to the shares of the common stock purchasable upon exercise of such options.

(4) On July 2, 1996, Kenneth Godt as Trustee for The Orion Trust granted an irrevocable proxy to Southwicke to vote all of its 750,000 shares with respect to the election of directors and the approval of a business combination. This irrevocable proxy will expire June 30, 1997. The shares shown as beneficially owned by Southwicke include these 750,000 shares.

          On February 7, 1997 FMC purchased 1,920,757 shares of Lehigh Common Stock from Southwicke. Pursuant to the Stock Purchase Agreement, FMC also obtained an irrevocable proxy with respect to all shares beneficially owned by Southwicke.


SECURITY OWNERSHIP OF MANAGEMENT


         The following table indicates the number of shares of Lehigh Common Stock beneficially owned as of January 23, 1997 by (i) each director of Lehigh,
(ii) each of the executive officers named in the Summary Compensation Table set forth above and (iii) all directors and executive officers of Lehigh as a group.

                                                                           (109)


       Name of Beneficial          Amount and Nature of
              Owner              Beneficial Ownership(1)        Percent of Class
------------------------------   --------------------------    -----------------


Salvatore J. Zizza                     6,255,502(2)                   37.7%


Richard L. Bready                         15,000(5)                     *


Robert A. Bruno                          237,760(3)                    1.4%


Charles A. Gargano                        10,000(5)                     *

 Salvatore M. Salibello                   10,000(5)                     *

Anthony F. L. Amhurst                     10,000(5)                     *

Joseph Delowery                                0                        *

All executive officers
and directors as a group


(7 persons)                            6,538,262 (4)                  39.4%(4)


-------------------

*        Less than 1%.

(1) Except as otherwise indicated, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.

(2) See note 3 of the table under the caption "Security Ownership of Certain Beneficial Owners of Lehigh," above.

(3) Includes options to purchase 175,000 shares of common stock at $.50 per share. Excludes options to purchase 75,000 shares of common stock at $.50 per share which become exercisable December 31, 1996. Subject to the effectiveness of the Merger, on July 8, 1996, Mr. Bruno agreed to exchange his options to purchase 250,000 shares of Lehigh Common Stock at an exercise price of $.50 per share, for an option to purchase 92,000 shares of Lehigh's Common Stock exercisable at $1.00 per share, over a four year period, with 25% of said options vesting on each consecutive anniversary of the Effective Date of the Merger. Mr. Bruno and Lehigh have amended Mr. Bruno's employment contract which amendment shall become effective on the Effective Time. The amendment provides that (i) Mr. Bruno's salary shall be reduced from $150,000 to $120,000 per year, (ii) no part of Mr. Bruno's salary shall be deferred and
         (iii) the
         term of the employment agreement shall be extended for one additional year through December 31, 2000.

(4)      Includes and excludes shares as indicated in notes (2) and (3) above.

(5) Represents options to purchase common stock at $.50 per share. During 1996, Lehigh expects to issue options to purchase an additional 10,000 shares of Lehigh Common Stock to Messrs. Bready, Gargano, Amhurst and Salibello at an exercise price of $.50 per share in lieu of cash compensation for 1996.

                                  LEGAL MATTERS

         The validity of the shares of the Lehigh Common Stock and Lehigh Preferred Stock to be issued in connection with the Merger and certain other legal matters relating thereto will be passed upon for Lehigh by Olshan Grundman Frome & Rosenzweig LLP, New York, New York.

                                     EXPERTS

         The financial statements and schedule of Lehigh included in this Proxy Statement/Prospectus and the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The audited combined financial statements of MedExec Inc. & Subsidiaries; SPI Managed Care Inc.; & SPI Managed Care of Hillsborough County, Inc., as of December 31, 1995 and 1994, and for each of the years then ended, which are included in this Proxy Statement/Prospectus, have been so included in reliance on the reports in the three year period ended December 31, 1995 of KPMG Peat Marwick LLP, as independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in auditing and accounting.


                          INDEX TO FINANCIAL STATEMENTS

MEDEXEC, INC. AND SUBSIDIARIES; SPI MANAGED CARE, INC.; AND
SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.:

Independent Auditors' Report............................................................................................F-3
Combined Balance Sheets - December 31, 1995 and 1994....................................................................F-4

Combined Statements of Operations for Each of The Years in The

  Three-Year Period Ended December 31, 1995.............................................................................F-5
Combined Statements of Stockholders' Equity For Each of The

  Years in The Three-Year Period Ended December 31, 1995................................................................F-6
Combined Statements of Cash Flows for Each of The Years

  in The Three-Year Period Ended December 31, 1995......................................................................F-7
Notes to Combined Financial Statements..................................................................................F-8

THE LEHIGH GROUP INC. ("LEHIGH") AND SUBSIDIARIES:

Report of Independent Certified Public Accountants.....................................................................F-21
Consolidated Balance Sheets as of 12/31/95 and 12/31/94..........................................................F-22 - F23
Consolidated Statements of Operations for the Years Ended 12/31/95, 12/31/94, and 12/31/93.............................F-24
Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the Years Ended

  12/31/95, 12/31/94, and 12/31/93.....................................................................................F-25
Consolidated Statements of Cash Flows for the Years Ended 12/31/95, 12/31/94, and 12/31/93.............................F-26
Notes to Consolidated Financial Statements.......................................................................F-27 - F36
Schedule of Valuation and Qualifying Accounts for the Years Ended 12/31/95, 12/31/94, and

  12/31/93.............................................................................................................F-37

INTERIM FINANCIAL INFORMATION

FIRST MEDICAL CORPORATION ("FMC"):

Consolidated Balance Sheets as of 09/30/96 and 09/30/95................................................................F-38
Consolidated Statements of Operations for the Nine Months Ended 09/30/96 and 09/30/95................................. F-39
Consolidated Statements of Cash Flows for the Nine Months Ended 09/30/96 and 09/30/95...........................F-40 - F-41
Statements of Stockholders' Equity for the Nine Months Ended 09/30/96 and 09/30/95.....................................F-42
Notes to Financial Statements...................................................................................F-43 - F-47

LEHIGH:

Consolidated Balance Sheets as of 09/30/96 and 12/31/95.......................................................F-49 and F-50
Consolidated Statements of Operations for the Three Months and Nine Months Ended 09/30/96 and

  09/30/95.............................................................................................................F-51
Consolidated Statements of Changes in Shareholders' Deficit for the Nine Months Ended

  09/30/96 and 09/30/95................................................................................................F-52
Consolidated Statements of Cash Flows for the Nine Months Ended 09/30/96 and 09/30/95..................................F-53
Notes to Consolidated Financial Statements.............................................................................F-54

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction...........................................................................................................F-55
Combined MedExec, Inc. and Subsidiaries; SPI Managed Care, Inc., SPI Managed Care
  of Hillsborough, AMC Clinics, AMC, Inc., Broward Managed Care, Inc., SPI Managed


  Care of Broward, and The Lehigh Group Inc................................................................................
Pro Forma Combined Balance Sheet as of December 31, 1995........................................................F-55 - F-56

Combined MedExec, Inc. and Subsidiaries; SPI Managed Care, Inc., SPI Managed Care of Hillsborough, AMC Clinics, AMC, Inc., Broward Managed Care, Inc., SPI Managed

  Care of Broward, and The Lehigh Group Inc................................................................................
Pro Forma Combined Statements of Operations for the Year Ended December 3, 1995........................................F-57

FMC and Subsidiaries and Lehigh and Subsidiaries Pro Forma Combined Balance Sheet

  as of September 30, 1996.............................................................................................F-58
FMC and Subsidiaries and Lehigh and Subsidiaries Pro Forma Combined Statement of

  Operation for the Nine Months ended September 30, 1996...............................................................F-59

                          Independent Auditors' Report

The Board of Directors
MedExec, Inc.;

     SPI Managed Care, Inc.; and
     SPI Managed Care of Hillsborough County, Inc.:

We have audited the accompanying combined balance sheets of MedExec, Inc. and subsidiaries; SPI Managed Care, Inc.; and SPI Managed Care of Hillsborough County, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements referred to above present fairly, in all material respects, the combined financial position of MedExec, Inc. and subsidiaries; and SPI Managed Care, Inc.; and SPI Managed Care of Hillsborough County, Inc. as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                                           (110)

                                                     KPMG PEAT MARWICK LLP

Miami, Florida

May 17, 1996, except as to note 15,
which is as of December 23, 1996

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND
                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                             Combined Balance Sheets

                           December 31, 1995 and 1994

                             ASSETS                                    1995                              1994
                             ------                                    ----                              ----

Current assets:

     Cash and cash equivalents                                      $   198,763                       468,528
     Humana IBNR receivable                                           2,062,924                     2,848,518
     Due from affiliates and related parties, net                        54,565                       196,745
     Claims reserve funds                                               116,212                       126,357
     Prepaid expenses and other current assets                           82,413                        37,269
     Deferred income taxes (note 12)                                         --                        51,713
                                                                    ------------                    ----------

          Total current assets                                        2,514,877                     3,729,130

Property and equipment, net (note 4)                                    298,060                       207,199
Deferred income taxes (note 12)                                              --                         8,287
Investments in other affiliated entities (note 3)                       229,094                       178,968
Intangible assets, net                                                    2,547                         4,896
                                                                    ------------                    ----------

                                                                    $ 3,044,578                     4,128,480
                                                                    ============                    ==========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

     Accounts payable and other accrued expenses                        594,822                       556,366
     Accrued medical claims, including amounts incurred
          but not reported                                            1,880,318                     2,484,258
     Due to Humana                                                      192,143                        56,152
     Loan payable to Humana                                              50,000                            --
     Loan payable to bank                                               100,000                            --
     Income taxes payable                                                    --                        60,000
                                                                    ------------                    ----------

   Total current liabilities                                          2,817,283                     3,156,776
                                                                    ------------                    ----------

Stockholders' equity (notes 8 and 9):

     Capital stock                                                        1,500                         1,500
     Additional paid-in capital                                           1,200                         1,200
     Retained earnings                                                  224,595                       969,004
                                                                    ------------                    ----------

   Total stockholders' equity                                           227,295                       971,704

Commitments and contingencies (note 13)

                                                                    ------------                    ----------

                                                                    $ 3,044,578                     4,128,480
                                                                    ============                    ==========

                       See accompanying notes to combined
financial statements.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                        COMBINED STATEMENTS OF OPERATIONS

     For each of the years in the three year period ended December 31, 1995


                                                                 1995           1994        1993
                                                            --------------  -----------  ----------

Revenue (note 9)                                           $  22,671,902     21,317,887  11,086,690
Medical expenses                                              16,426,804     14,597,604   7,527,064
                                                            --------------  -----------  -----------

    Gross profit                                               6,245,098      6,720,283   3,559,626
                                                            --------------  -----------  -----------

Operating expenses (note 9):

      Salaries and related benefits                            4,231,434      3,229,451   1,547,993
      Depreciation and amortization                               68,499         50,408      46,676
      Other                                                    2,351,585      2,111,667     944,237
                                                            --------------  -----------  -----------

    Total operating expenses                                   6,651,518      5,391,526   2,538,906
                                                            --------------  -----------  -----------

Operating income (loss)                                        (406,420)      1,328,757   1,020,720
                                                            --------------  -----------  -----------

Other (expense) income:

      Gain (loss) on equity investments (note 3)                  50,126         28,260   (149,295)
      Interest income                                             11,310          9,593       4,071
      Loss on Dominion Healthnet, Inc. (note 3)                       --             --    (80,009)
      Other, net                                                (19,425)        (2,948)       7,356
                                                            --------------  -----------  -----------

    Other income (expense), net                                   42,011         34,905   (217,877)
                                                            --------------  -----------  -----------

    Net income (loss)                                      $   (364,409)      1,363,662     802,843
                                                            ==============  ===========  ===========

See accompanying notes to combined financial statements.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

     For each of the years in the three year period ended December 31, 1995

                                                         Capital     Additional paid-                                  Total
                                                          stock         in capital     Retained        Due to      stockholders'
                                                         (NOTE 8)        (NOTE 8)      EARNINGS     STOCKHOLDERS       EQUITY
                                                          ------          ------        --------     ------------       ------

Balance, December 31, 1992                             $     900          1,200        143,701         37,000         182,801
      Net income                                              --             --        802,843             --         802,843
      Dividend distributions                                  --             --      (170,745)             --       (170,745)
      Issuance of stock                                      100             --             --             --             100
      Proceeds from due to stockholders                     --             --            --           583,112         583,112
                                                           -----          -----       --------        -------      ----------

Balance, December 31, 1993                                 1,000          1,200        775,799        620,112       1,398,111
      Net income                                              --             --      1,363,662             --       1,363,662
      Distribution of Midway Airlines stock, at cost          --             --      (200,444)      (599,556)       (800,000)
      Dividend distributions                                  --             --      (970,013)             --       (970,013)
      Issuance of stock                                      500             --             --             --             500
      Repayment of due to stockholders, net                 --             --            --          (20,556)        (20,556)
                                                           -----          -----       --------      --------       ---------

Balance, December 31, 1994                                 1,500          1,200        969,004             --         971,704
      Net loss                                                --             --      (364,409)             --       (364,409)
      Dividend distributions                                --             --        (380,000)             --       (380,000)
                                                           -----          -----      --------

Balance, December 31, 1995                              $  1,500          1,200        224,595          --            227,295
                                                           =====          =====      =========        =======      ==========

            See accompanying notes to combined financial statements.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                        COMBINED STATEMENTS OF CASH FLOWS

     For each of the years in the three year period ended December 31, 1995

                                                                                  1995           1994           1993
                                                                                  ----
Cash flows from operating activities:
  Net income (loss)                                                         $ (364,409)       1,363,662        802,843
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:

  Depreciation and amortization                                                  68,499          50,408         46,676
  Deferred income taxes                                                              --        (60,000)             --
  Loss on disposal of fixed assets                                                   --              --            801
  (Gain) loss on equity investments                                            (50,126)        (28,260)        149,295
  Write-off of investments                                                           --             597             --
  (Increase) decrease in assets:

    Humana IBNR receivable                                                      785,594     (1,547,044)      (764,831)
    Due from affiliates and related parties                                     142,180       (177,572)         53,369
    Claims reserve funds                                                         10,145          13,217      (115,742)
    Prepaid expenses and other current assets                                    14,856        (33,076)        (3,653)
  Increase (decrease) in liabilities:

    Accounts payable and other accrued expenses                                  38,456         393,636         85,077
    Accrued medical claims, including amounts incurred
      but not reported                                                        (603,940)       1,359,770        583,266
    Due to Humana                                                               135,991            2,822        14,779
    Income taxes payable                                                       (60,000)          60,000             --
                                                                              --------      -----------

      Net cash provided by operating activities                                 117,246       1,398,160        851,880
                                                                                -------

  Cash flows from investing activities:

    Capital expenditures                                                      (157,011)        (95,559)      (133,922)
    Proceeds from sale of fixed assets                                               --              --         19,900
    Purchase of investments                                                          --              --    (1,100,600)
                                                                                -------                     ---------

    Net cash used in investing activities                                     (157,011)        (95,559)    (1,214,622)
                                                                               -------      ----------      ---------

  Cash flows from financing activities:                                              --

    Proceeds from issuance of stock                                                  --             500            100
    Proceeds from loan payable to Humana                                         50,000              --             --
    Proceeds from loan payable to bank                                          100,000              --             --
    Dividend distributions                                                    (380,000)       (970,013)      (170,745)
    Due to stockholders                                                           --           (20,556)        583,112
                                                                                -------

    Net cash (used in) provided by financing activities

                                                                              (230,000)       (990,069)        412,467
                                                                               -------      ----------      ----------

  (Decrease) increase in cash and cash equivalents                            (269,765)         312,532         49,725

  Cash and cash equivalents, beginning of year                                  468,528         155,996        106,271
                                                                                -------

  Cash and cash equivalents, end of year                                    $   198,763         468,528        155,996
                                                                                =======
Supplemental disclosure of cash flow information:
    Cash paid during the year for income taxes                              $    60,000              --             --
                                                                               ========


Supplemental schedule of noncash investing and operating activities: Noncash investing activity:
    MedExec, Inc. distributed its $800,000 investment in Midway Airlines stock as a dividend to its shareholders during the year ended December 31, 1994.

See accompanying notes to combined financial statements.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           December 31, 1995 and 1994

(1)      ORGANIZATION AND OPERATIONS

         (A)      ORGANIZATION

                  The accompanying combined financial statements include the accounts of MedExec, Inc. and subsidiaries ("MedExec"); SPI Managed Care, Inc. ("SPI"); and SPI Managed Care of Hillsborough County, Inc. ("SPI Hillsborough") (collectively, the "Company"), which are affiliated through common stockholders and the same management.

                                                                           (111)

                  MedExec was incorporated on March 14, 1991.

                  Dominion Healthnet, Inc. ("Dominion") was incorporated on September 13, 1991. MedExec owned 55 percent of Dominion at December 31, 1995, and 1994.

                  HCO Miami, Inc. ("HCO Miami") was incorporated on June 18, 1993. MedExec owned 70 percent and SPI owned 20 percent of HCO Miami at December 31, 1995 and 1994.

                  Midwest Managed Care, Inc. ("Midwest") was incorporated on March 29, 1995. MedExec owned 66.67 percent of Midwest at December 31, 1995.

                  SPI, formerly known as Surgical Park, Inc. was incorporated on February 19, 1988. Surgical Park, Inc. changed its name pursuant to an amendment to its Articles of

                  Incorporation on May 7, 1990.

                  SPI Hillsborough was incorporated on April 20, 1993.

         (B)      NATURE OF OPERATIONS

                  SPI and SPI Hillsborough operate in the state of Florida and Midwest (which commenced operations during 1995) operates in the states of Illinois and Indiana. SPI and SPI Hillsborough provide health care services subject to affiliated provider agreements entered into with Humana Medical Plan, Inc.; Humana Health Plan of Florida, Inc.; Humana Health Insurance Company of Florida, Inc. and their affiliates. Midwest provides health care services subject to affiliated provider agreements entered into with Humana Health Plan, Inc.; Humana Health Chicago, Inc.; Humana Health Chicago Insurance Company; Humana Insurance Company and their affiliates. All of the Humana entities will collectively be known as "Humana". The Company is dependent on Humana for the majority of its operations. For the years ended December 31, 1995, 1994 and 1993, 96 percent, 95 percent, and 95 percent, respectively of the Company's revenue are from such agreements with Humana. Health services are provided to Humana members through SPI, SPI Hillsborough and Midwest's primary care medical centers and its network of physicians and health care specialists.

                  SPI operates two centers in Dade County, Florida: in Kendall ("Kendall") and Cutler Ridge ("Cutler Ridge") at December 31, 1995 and 1994.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  At December 31, 1994, SPI Hillsborough operated two centers in Hillsborough County, Florida: in Brandon ("Brandon") and Plant City ("Plant City"). Effective August 31, 1995, Humana terminated its Brandon contract with SPI Hillsborough. Included in accrued medical claims at December 31, 1995, is approximately $103,000 pertaining to Brandon's open claims through the termination date. The Brandon center had revenue of approximately $3,521,000, $3,943,000, and $208,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

                  Midwest operates one center in Hammond, Indiana ("Hammond").

                  Dominion provides networks of hospitals and doctors to international travel assistance companies outside the United States. At December 31, 1995, Dominion had one contract with a Canadian insurance company to care for its insured traveling to the United States.

                  HCO Miami provides utilization review and case management services for HMO and PPO members of affiliated companies.

         (C)      AFFILIATED PROVIDER AGREEMENTS

                  Effective April 1, 1990 and September 1, 1990, SPI through the Cutler Ridge and Kendall centers, respectively, entered into provider agreements with Humana, which will continue indefinitely unless terminated according to certain provisions of the agreements. Such agreements specify that either party may elect to terminate the agreements, with or without cause, at any time upon giving 60 days written notice. In addition, these agreements may be terminated by mutual written consent of both parties at any time. Amendments to the original provider agreements with Humana were entered into effective September 1, 1991 and January 1, 1993 for the Cutler Ridge and Kendall centers, respectively under full-risk agreements.

                  The Brandon and Plant City centers entered into five-year non-risk provider agreements with Humana effective June 1, 1993 and January 1, 1994, respectively. Under these agreements, the Brandon and Plant City centers are responsible only for primary (in- office) medical services. These agreements allow for similar termination provisions to the agreements for the other centers, except that either party may elect to terminate the agreements without cause after the first two years upon giving six months written notice.
                  Amendments to the aforementioned provider agreements with Humana were entered into effective May 1, 1994 under full-risk agreements. The Brandon agreement with Humana was terminated effective August 31, 1995.

                  The Hammond center entered into a three-year risk provider agreement with Humana effective October 1, 1995 with an automatic three-year renewal. However, the Hammond center is operating under a non-risk amendment ("Amendment") to this agreement and is responsible only for primary (in-office) medical services. The Hammond center will continue to operate under the Amendment until the earlier of the date on which Midwest achieves a certain membership level or one calendar year from the commencement date

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  of the agreement, October 1, 1996. This agreement allows for similar termination provisions to the agreements for the other centers, except that either party may elect to terminate the agreement at any anniversary date of the agreement upon giving at least six months written notice.

                  Services to be provided by the SPI, SPI Hillsborough and Midwest centers include medical and surgical services, including all procedures furnished in a physician's office such as X-rays, nursing services, blood work and other incidentals, drugs and medical supplies. SPI, SPI Hillsborough and Midwest centers are responsible for providing all such services and for directing and authorizing all other care, including emergency and inpatient care for Humana members. The SPI and SPI Hillsborough centers are financially responsible for all out-of-area care rendered to a member and provides direct care as soon as the member is able to return to the designated medical center.

                  Humana has agreed to pay the SPI and SPI Hillsborough centers monthly for services provided to members based on a predetermined amount per member ("capitation"), comprised of in-hospital services and other services defined by contract ("Part A"), in- office ("Primary") and other medical services defined by the agreements ("Part B"). Humana has agreed to pay the Midwest center a guaranteed monthly amount ("guaranteed payment") to cover the costs of providing primary care services and to cover Midwest's other operating costs. The guaranteed payments will be made until the earlier of the date on which the Midwest center achieves a certain membership level or one calendar year from the commencement date of the agreement at which point Humana will pay Midwest capitation. Midwest shall not be at risk for Parts A and B until Midwest has been assigned certain membership.

         (D)      HUMANA IBNR RECEIVABLE

                  Humana withholds a certain amount each month from the SPI and SPI Hillsborough centers' Part A, Part B and supplemental funding in order to cover claims incurred but not reported or paid. This amount is to be used to pay the centers Part A, Part B and supplemental costs. The amounts withheld by Humana to cover incurred but not reported or paid claims varies by center based on the history of the respective center and is determined solely by Humana. (See note 1(f)) (114)

                  Management does not believe it has a significant exposure to effects related to third-party reimbursement programs and the related revenue recognition policy because they generally apply to hospitals. Furthermore, FMC has Medicare and Medicaid contracts only in regard to one facility and fee-for-service in only one facility. There is a risk, however, even though FMC is not a direct recipient of third-party payor arrangements because Medicare and Medicaid may change its payments.

         (E)      DUE FROM AFFILIATES AND RELATED PARTIES

                  Due from affiliates and related parties represents current amounts receivable from affiliates to cover their operating expenses.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         (F)      CLAIMS RESERVE FUNDS

                  Humana withholds a certain amount each month from the SPI and SPI Hillsborough centers' Part A capitation funding. This amount represents a "catastrophic reserve fund" to be utilized for the payment of the center's Part A costs in the event a center ceases operations and the incurred but not reported reserves are not adequate to reimburse providers for Part A services rendered. This amount is calculated monthly by Humana.

         (G)      DUE TO HUMANA

                  Due to Humana represents amounts advanced to SPI and SPI Hillsborough by Humana to cover certain operating expenses. No interest is charged by Humana. No due date is specified on the amounts advanced.

         (H)      PHYSICIAN CONTRACTS

                  SPI, SPI Hillsborough and Midwest have entered into employment agreements with its primary care physicians and into contracts with various independent physicians to provide specialty and other referral services both on a prepaid and a negotiated fee-for-service basis. Midwest has also entered into a consulting agreement with a physician. Prepaid physicians' service costs are based upon a fixed fee per member, payable on a monthly basis. Such costs are included in the accompanying combined statements of income as salaries and related benefits.

         (I)      MALPRACTICE AND PROFESSIONAL LIABILITY INSURANCE

                  The Company maintains professional liability insurance on a claims-made basis through July 1996, including retrospective coverage for acts occurring since inception of its operations. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier. The Company intends to keep such insurance in force throughout the foreseeable future.

                  At December 31, 1995, there are no asserted claims against the Company that were not covered by the policy. Management of the Company has accrued approximately $181,100 for incidents which may have occurred but have yet to be identified under its incident reporting system, based on industry experience.

                  Physicians providing medical services to members are provided malpractice insurance coverage (claims-made basis), including retrospective coverage for acts occurring since their affiliation with the Company.

         (J)      MEMBERSHIP

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  Humana members assigned to SPI and SPI Hillsborough centers include approximately 3,100, and 4,200 Medicare members, respectively, and 3,400, and 5,300 commercial members, respectively, at December 31, 1995 and 1994. At December 31, 1995, Humana members assigned to the Midwest center include approximately 60 commercial and 200 Medicare members.

         (K)      STOP-LOSS FUNDING

                  The SPI and SPI Hillsborough centers are charged a stop-loss funding fee by Humana for the purpose of limiting a center's exposure to Part A costs and certain Part B costs associated with a member's health services. At December 31, 1995, Midwest was under a non-risk agreement with Humana, and as such no stop-loss funding fees were charged to the Midwest center.

                  For the year ended December 31, 1993, the stop-loss threshold which applies to Part A costs only, for Medicare members of SPI and SPI Hillsborough, was $20,000 and $25,000, respectively, per hospital stay within certain admitting-time criteria. For commercial members, the threshold is $15,000 for SPI and SPI Hillsborough per calendar year for both Part A and Part B costs. For the year ended December 31, 1994, the stop-loss threshold, which applies to Part A costs only, for Medicare members was $28,000 for SPI and $32,600 for SPI Hillsborough per calendar year. For commercial members, the threshold is $20,000 for SPI and $28,000 for SPI Hillsborough per calendar year for both Part A and Part B costs. For the year ended December 31, 1995, the stop-loss threshold for both Part A and Part B costs for Medicare members was $40,000 per member per calendar year for both SPI and SPI Hillsborough. For commercial members, the stop-loss threshold for both Part A and Part B costs was $20,000 and $15,000 for SPI and SPI Hillsborough, respectively.

                  Since the SPI and SPI Hillsborough centers are not responsible for claims in excess of the threshold, income and the corresponding expense, both equal to the stop-loss funding are recognized by SPI and SPI Hillsborough. These amounts are included in revenue and medical expenses, respectively, in the accompanying combined statements of income. Stop-loss funding for the SPI and SPI Hillsborough centers for the years ended December 31, 1995, 1994 and 1993 was approximately $2,115,000, $1,919,000, and $956,000, respectively.

                  The Company is responsible for payment of medical services provided to its members by third party providers. As a result of its agreements with Humana, which limits the Company's exposure as to certain catastrophic and maternity claims, the Company is reimbursed for the amounts in excess of certain thresholds. Therefore, these amounts are shown as both revenues and expenses. (115)

         (L)      MATERNITY FUNDING

                  The SPI and SPI Hillsborough centers are charged a maternity funding fee on commercial membership for the purpose of limiting the centers' exposure to Part A and Part B costs

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  associated with a commercial member's pregnancy or related illness. Since the SPI and SPI Hillsborough centers are not responsible for claims in excess of the amount contributed to the maternity fund, income and expenses both equal to the maternity funding are recognized by SPI and SPI Hillsborough and are included in revenue and medical expenses, respectively, in the accompanying combined statements of income. Maternity funding for the SPI and SPI Hillsborough centers for the years ended December 31, 1995, 1994 and 1993 was approximately $825,000, $917,000, and $499,000, respectively. At December 31, 1995, Midwest was under a non-risk agreement with Humana and as such no maternity funding fees were charged to the Midwest center.

                  The Company is responsible for payment of medical services provided to its members by third party providers. As a result of its agreements with Humana, which limits the Company's exposure as to certain catastrophic and maternity claims, the Company is reimbursed for the amounts in excess of certain thresholds. Therefore, these amounts are shown as both revenues and expenses. (115)

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      PRINCIPLES OF CONSOLIDATION AND COMBINATION

                  The accompanying combined financial statements include the accounts of the companies listed in note 1(a) which are related through common ownership and management. All significant intercompany balances and transactions have been eliminated in the consolidation of MedExec, Inc. and subsidiaries, and the subsequent combination of MedExec, SPI and SPI Hillsborough.

         (B)      CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents consist of demand deposits. For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

         (C)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

         (D)      INVESTMENTS IN OTHER AFFILIATED ENTITIES

                  The Company accounts for equity investments with a percentage of ownership between 20 percent and 50 percent under the equity method of accounting, which requires the recognition by the Company of its pro rata share of the investee's income or loss. Equity investments of less than 20 percent are carried at cost.

         (E)      INTANGIBLE ASSETS

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  Intangible assets arose in business acquisitions. These intangibles are being amortized on a straight-line basis over five years. At December 31, 1995 and 1994, accumulated amortization was approximately $9,200 and $6,600, respectively.

         (F)      INCOME TAXES

                  MedExec, Inc. qualified as an S corporation for income tax purposes at December 31, 1995, and 1994. MedExec, Inc. uses accelerated depreciation methods for reporting taxable income or losses which are passed through to stockholders under the Company's S Corporation status. As stated in footnote 14 to these combined financial statements, effective January 1, 1996 MedExec's tax status automatically changed from an S Corporation to a C Corporation. The effect of this change will result in additional state and federal deferred income taxes attributable to the temporary differences at the time of change to be recorded as a deferred tax liability with a corresponding reduction in income. The deferred tax liabilities at December 31, 1995 and 1994 were approximately $13,500 and $126,000. The amount of the liability at December 31, 1995 would be payable in future years as the net cumulative temporary differences reverse.

                  SPI qualified as an S corporation for income tax purposes at December 31, 1993. In May 1994, the stockholders of SPI voluntarily revoked SPI's election to be treated as an S corporation pursuant to the Internal Revenue Code Section 1362(d).

                  Effective January 1, 1993, SPI Hillsborough and Dominion adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Effective May 1994, SPI adopted the provisions of SFAS No. 109. The adoption of SFAS No. 109 had no cumulative effect on the combined statements of income for the years ended December 31, 1994 and 1993. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  Under federal income tax principles, the Company cannot file a consolidated income tax return. Thus, losses of one entity may not offset income of another entity within the controlled group.

         (G)      REVENUE AND MEDICAL COST RECOGNITION

                  Revenue from Humana for primary care, Part A, Part B and supplemental funds are recognized monthly on the basis of the number of Humana members assigned to the SPI and SPI Hillsborough centers and the contractually agreed-upon rates. The SPI and SPI Hillsborough centers receive monthly payments from Humana after all medical expenses

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  paid by Humana on behalf of the SPI and SPI Hillsborough centers, estimated claims incurred but not reported and claims reserve fund balances have been determined. Medical expenses paid by Humana on behalf of the Company, accordingly, are included in the combined statements of operations. (117) During 1995, Midwest recognizes revenue based on the gross monthly guaranteed payment amount. The Midwest center receives a net monthly payment from Humana after all expenses paid by Humana on behalf of the Midwest center have been determined. In addition to Humana payments, the SPI, SPI Hillsborough and Midwest centers receive copayments from commercial members for each office visit, depending upon the specific plan and options selected and receive payments from non-Humana members on a fee-for-service basis.

                  Medical services are recorded as expenses in the period in which they are incurred. Accrued medical claims for SPI and SPI Hillsborough as reflected in the combined balance sheets are based upon costs incurred for services rendered prior to and up to the combined balance sheet date. Included are services incurred but not reported as of the combined balance sheet date based upon actual costs reported subsequent to the combined balance sheet date and a reasonable estimate of additional costs.

                  In the accompanying combined statements of operations, medical expenses include amounts paid to hospitals, nursing care and rehabilitative facilities, home health services, diagnostic services, pharmacy costs, physician referral fees, and hospital based physician costs. (117)

         (H)      USE OF ESTIMATES

                  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         (I)      RECLASSIFICATIONS

                  Certain amounts in the 1994 and 1993 financial statements have been reclassified to conform with the 1995 presentation.

(3)      INVESTMENTS IN OTHER AFFILIATED ENTITIES

         At December 31, 1993, MedExec had a 30 percent investment in HCO Networks, Inc. ("HCON"), a claims management company. MedExec has accounted for its initial investment of $300,000 under the equity method. For the years ended December 31, 1995, 1994 and 1993, MedExec's equity interest in the net income (loss) of HCON was approximately $50,000, $28,000 and ($150,000), respectively.

         At December 31, 1993, MedExec had an $800,000 investment in Midway Airlines ("Midway"), which represented approximately 16 percent ownership in Midway. The Company has accounted for its investment in Midway under the cost method. During the year ended December 31, 1994,

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         the  Company   distributed  as  a  dividend  to  its  stockholders  its
         investment in Midway. The recorded value of the investment approximated the fair value at the time of distribution.

         At December 31, 1995 and 1994, MedExec had a 55 percent interest in Dominion. Dominion has been consolidated in the accompanying combined financial statements.

         MedExec also has a 50 percent investment in SPI Managed Care of Broward, Inc. ("SPI Broward"), a health care management company, and a
         23.75 percent investment in Broward Managed Care, Inc. ("BMC"), which operates two Humana primary care health centers. At December 31, 1995 and 1994, MedExec's investment in SPI Broward and BMC is $0 under the equity method of accounting.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(4)      PROPERTY AND EQUIPMENT, NET

         Property and equipment, net consists of the following:

                                                                   Estimated
                                           1995         1994       useful lives
                                           ----         ----       ------------

Medical and office equipment            $ 453,035     267,578       5 years
Furniture and fixtures                     32,276      68,426       7 years
                                          -------
                                          485,311     336,004
Less accumulated depreciation             187,251     128,805
                                          -------

Property and equipment, net             $ 298,060     207,199
                                          =======

(5)      LOAN PAYABLE TO HUMANA

         Loan payable to Humana represents funds advanced to Midwest for the purchase and installation of a computer system and related training. The loan is due by September 30, 2000 and is payable in monthly installments beginning the first month during which Midwest is at full risk under the terms of the Humana provider agreement. Monthly installments to Humana will be a minimum of 10 percent of any positive balance in Midwest's Part A fund. In the event no positive balance exists in the Part A fund on or at any time after September 30, 1996, Midwest shall make a minimum monthly payment of $1,268 until the loan is repaid. Interest is payable at 10 percent per year unless the note is paid in full by Midwest by September 30, 1996 at which point any interest owed to Humana will be waived. Management believes that it will repay the loan before September 30, 1996 and as such has not accrued any interest at December 31, 1995. The loan is secured by the computer equipment which has a book value of approximately $55,000 at December 31, 1995.

(6)      LOAN PAYABLE TO BANK

         At December 31, 1995, Midwest had a $200,000 unsecured line of credit bearing interest at prime. The line of credit is personally guaranteed by all of the stockholders of MedExec at December 31, 1995. The principal balance is due October 1, 1996, and interest is due monthly. At December 31, 1995, $100,000 was drawn under this line of credit and was used primarily for development costs relating to Midwest.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(7)      LEASES

         Future minimum lease payments required under non cancelable operating leases at December 31, 1995 are as follows:

                               Year ended                     Operating
                              December 31,                       LeaseS
                              ------------                       ------

                                  1996                      $   182,327
                                  1997                          188,584
                                  1998                          193,875
                                  1999                            3,968
                               Thereafter                          --

                      Total minimum lease payments          $   568,754
                                                                =======

         Rent expense incurred under an assigned office lease agreement for the years ended December 31, 1995, 1994 and 1993 amounted to approximately $186,000, $70,000, and $54,000, respectively.

(8)      Capital Stock

         The shares' authorized, issued, related par value and additional paid-in capital for each of the combined companies at December 31, 1995 and 1994 are as follows:

                                                    Stock         Stock      Stock total      Additional
                                                  authorized     Issued       par value    paid-in capital
                                                  ----------     ------       ---------    ---------------

          MedExec, Inc.                                500          500      $     500               700
          SPI Managed Care, Inc.                       500          500            500               500
          SPI Managed Care of Hillsborough
          County, Inc.                               1,000          500            500                --
                                                                                ------
                                                                              $  1,500             1,200
                                                                                 =====             =====

(9)      RELATED PARTY TRANSACTIONS

         The Company paid salaries to stockholders of approximately $1,389,000, $772,600, and $652,000 which are included in the combined statements of income for the years ended December 31, 1995, 1994 and 1993, respectively.

         The Company recorded $111,459 and $225,288 in administration fee revenue from SPI Broward during the years ended December 31, 1995 and 1994, respectively.

         The Company recorded approximately $162,000 and $116,000 in utilization revenue from BMC during the years ended December 31, 1995 and 1994, respectively.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         The Company had receivables from affiliates and related parties of $59,023 and $196,745 at December 31, 1995 and 1994, respectively, and a payable to related parties of $4,458 at December 31, 1995.

(10)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount of financial instruments including cash, accounts receivable, prepaid expenses and other current assets, accounts payable and other accrued expenses, loan payable to Humana and loan payable to bank approximate fair value at December 31, 1995 because of the short maturity of these instruments.

(11)     RETIREMENT PLANS

         The Company sponsors 401(k) plans (the "Plans"). Employees who have worked a minimum of six months or 1,000 hours and are at least 21 years of age may participate in the Plans. Employees may contribute up to 14 percent of their annual salary, not to exceed $9,240 in 1995 and 1994, and $8,994 in 1993, to the Plans. The Company's matching contribution is 25 cents for each dollar of the employee's elected contribution, up to four percent of the employee's annual salary. The Company's matching contribution was approximately $21,000, $14,000, and $8,000 in 1995, 1994 and 1993, respectively.

(12)     INCOME TAXES

         Income tax expense consists of the following:

                                                1995          1994         1993
                                                ----          ----         ----
         Current expense (benefit):

                    federal and state       $(120,279)       60,000        --
         Deferred expense (benefit)           120,279      (60,000)        --
                                              -------       ------        ---

                                            $    --             --         --
                                             =========


         A reconciliation of income tax expense and the amount that would be computed using the statutory federal income tax rate is as follows:

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS


                                                       1995                    1994                     1993
                                              ----------------------   --------------------    ----------------------
                                                 AMOUNT    Percent       AMOUNT    Percent       Amount     Percent

         Tax expense (benefit) at
         the statutory rate                  $(137,839)    (34%)       463,645       34%        272,967       34%
         S corporation income taxed
         at the stockholder level               95,277      23%       (532,270)     (39)%      (292,767)     (37)%
         Change in the beginning-
         of-the year balance of the
         valuation allowance for
         deferred tax assets
         allocated to income tax
         expense                                42,562      11%         68,625        5%         19,800        3%
                                              --------     ---        ---------     ----        -------       -----

                                             $    --        --            --         --            --           --
                                              ========     ===        =========                =========      =====


         The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities of those entities for which no Subchapter S election is in effect at December 31, 1995 and 1994, are presented as follows:

                                                                   1995           1994
                                                                   ----           ----
         Deferred tax assets:
           Revenue and expenses recognized for financial
             reporting purposes in a different period than
             for income tax purposes                            $    7,646      127,925
           Net loss carryforward                                   123,341       20,500
                                                                   -------
               Total deferred tax assets                           130,987      148,425

             Less valuation allowance                            (130,987)     (88,425)
                                                                 --------      -------

               Net deferred tax asset                                 --        60,000

         Deferred tax liabilities                                     --           --

               Net deferred tax asset                           $    --          60,000
                                                                   =======      =======


         The valuation allowance for deferred tax assets as of January 1, 1994 was $19,800. The net change in the valuation allowance for the years ended December 31, 1995 and 1994 is $42,562 and $68,625, respectively. The Company reclassed $60,000 of its deferred tax asset as of December 31, 1995 to current tax receivable upon utilization of its net operating loss.

         At December 31, 1995, the companies not qualifying as S corporations, collectively had a net operating loss carryforward of approximately $486,000 for tax purposes, which expire in 2009.

                         MEDEXEC, INC. AND SUBSIDIARIES;
                           SPI MANAGED CARE, INC.; AND

                  SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(13)     COMMITMENTS AND CONTINGENCIES


         (A)      GOVERNMENTAL REGULATION

                  The Company's operations have been and may continue to be affected by various forms of governmental regulation and other actions. It is presently not possible to predict the likelihood of any such actions, the form which such actions may take, or the effect such actions may have on the Company.

         (B)      STOCKHOLDER AGREEMENTS

                  The Company entered into employment agreements and change in control severance agreements with the stockholders during 1994. Such agreements are in effect through April 1, 1999.

(14)     SUBSEQUENT EVENTS

         Effective January 1, 1996, the Company entered into an agreement with First Medical Corporation ("FMC"). All of the outstanding shares of the Company were converted into shares of FMC. In exchange for and in conversion of all of the issued and outstanding shares of the Company, FMC has issued and delivered common shares of FMC to the stockholders of the Company.

         Effective January 2, 1996, the Company acquired an additional one percent interest in SPI Broward from Broward Medical Management ("BMM") for $1.00 and an equal split of the profits of SPI Broward. Effective January 2, 1996, the Company acquired an additional 27.25 percent interest in Broward Managed Care from BMM for $100,000.

         Effective January 1, 1996, the MedExec tax status automatically changed from an S Corporation to a C Corporation as a result of its merger into FMC. See Note 2(f) above.

         On April 4, 1996, the Company sold its investment in HCON for $300,000, resulting in a gain of $40,967.

         Effective February 1, 1996, the Company began operations in its Durham center located in Houston, Texas.

         The Company has entered into various employment and management services agreements throughout 1996.

(15)     OTHER MATTERS

         In October, 1996 FMC entered into a merger agreement with The Lehigh Group, Inc. ("Lehigh") whereby upon merger FMC would control approximately 96 percent of the merged company. In connection with the proposed merger, which is subject to stockholder approval of Lehigh, FMC and Lehigh have been named in a lawsuit. In the opinion of the FMC and its legal counsel, such suit will not have a material effect on the financial statements of FMC, if not resolved favorably.

         In June, 1996 FMC entered into a subscription agreement with Generale De Sante International, PLC ("GDS") by which GDS has the right to purchase various percentages of interest in both FMC and its subsidiaries.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
SPI Managed Care of Broward, Inc.:

We have audited the accompanying balance sheets of SPI Managed Care of Broward, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPI Managed Care of Broward, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Miami, Florida
May 17, 1996

                           BROWARD MANAGED CARE, INC.

                                  BALANCE SHEET

                                December 31, 1995

                                     ASSETS

Current assets:
      Cash and cash equivalents                                                      $  201,324
      Humana IBNR receivable                                                          2,610,941
      Claims reserve funds                                                              174,842
      Other receivable                                                                    1,514
                                                                                      ---------

                          Total current assets                                        2,988,621

Property and equipment, net                                                              93,843

                                                                                     $3,082,464
                                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

      Accounts payable and other accrued expenses                                       666,169
      Accrued medical claims, including amounts incurred but not reported             2,332,102
      Due to Humana                                                                      99,237
      Due to related parties                                                            134,986
      Income taxes payable                                                               10,085
                                                                                      ---------

                          Total current liabilities                                   3,242,579
                                                                                      ---------
Stockholders' deficit:

      Capital stock, $.01 par value. Authorized 1,000 shares; issued and outstanding 500 shares
                                                                                              5

      Accumulated deficit                                                              (160,120)
                                                                                     -----------

                          Total stockholders' deficit                                  (160,115)

Commitments and contingencies
                                                                                     -----------
                                                                                     $3,082,464
                                                                                      =========

See accompanying notes to financial statements.

                           BROWARD MANAGED CARE, INC.

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1995

Revenue                                                          $26,234,531
Medical expenses                                                  20,592,609
                                                                  ----------

                          Gross profit                             5,641,922

Operating expenses:

      Salaries and related benefits                                3,577,822
      Depreciation and amortization                                   17,909
      Other                                                        1,871,380
                                                                  ----------

                          Total operating expenses                 5,467,111
                                                                  ----------

Income before income taxes                                           174,811

Income tax expense                                                    10,085
                                                                 -----------
                          Net income                             $   164,726
                                                                  ==========


See accompanying notes to financial statements.

                           BROWARD MANAGED CARE, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                          Year ended December 31, 1995

                                                                 Total
                                  Capital      Accumulated    stockholder's
                                   stock       deficit           deficit

Balance, December 31, 1994         $  5        (324,846)      (324,841)

      Net income                      -         164,726        164,726
                                      -         -------        -------

Balance, December 31, 1995         $  5        (160,120)      (160,115)
                                      =         =======        =======


See accompanying notes to financial statements.

                           BROWARD MANAGED CARE, INC.

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1995


Cash flows from operating activities:
      Net income                                                              $    164,726
      Adjustments to reconcile net income to net cash used in operating activities:
         Depreciation and amortization                                              17,909
         Decrease (increase) in assets:
           Humana IBNR receivable                                                1,104,052
           Claims reserve funds                                                   (174,842)
           Other receivable                                                         (1,514)
         Decrease in liabilities:
           Accounts payable and other accrued expenses                              (2,298)
           Accrued medical claims, including amounts incurred but not reported
                                                                                  (949,597)

           Due to Humana                                                          (141,303)
           Due to related parties                                                  (73,676)

               Net cash used in operating activities                               (56,543)
                                                                               ------------

Cash flows from investing activities:

   Capital expenditures                                                            (69,250)

         Net cash used in investing activities                                     (69,250)
                                                                                ----------

Decrease in cash and cash equivalents                                             (125,793)

Cash and cash equivalents, beginning of year                                       327,117
                                                                                ----------

Cash and cash equivalents, end of year                                        $    201,324
                                                                                ==========


See accompanying notes to financial statements.

                           BROWARD MANAGED CARE, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1995

(1)         ORGANIZATION AND OPERATIONS

            (A)      ORGANIZATION

                     Broward Managed Care, Inc. ("BMC") was incorporated in the state of Florida on January 21, 1994 and is owned 71.25 percent by Broward Medical Management, Inc. ("BMM"), 23.75 percent by MedExec, Inc. ("MedExec") and 5 percent by the medical director of the BMC centers.

                     BMC provides health care services subject to affiliated provider agreements entered into with Humana Medical Plan, Inc.; Humana Health Plan of Florida, Inc.; and Humana
                     Health Insurance Company of Florida, Inc. and their affiliates (collectively known as "Humana"). Health services are provided to Humana members through BMC's primary care medical centers and BMC's network of physicians and health care specialists. For the year ended December 31, 1995, approximately 99 percent of BMC's revenue is from such agreements with Humana.

                     BMC  operates  two  centers  in  Broward  County,   Florida
                     (collectively known as the "BMC centers"): in Margate ("Margate") and in Plantation ("Plantation").

                     SPI Managed Care of Broward, Inc. ("SPI Broward") was incorporated in the state of Florida on July 15, 1992, and manages Margate and Plantation.

            (B)      AFFILIATED PROVIDER AGREEMENTS

                     Effective February 1, 1994 and May 1, 1994, BMC through Margate and Plantation, respectively, entered into provider agreements with Humana, which will continue indefinitely unless terminated according to certain provisions of the agreements. Such agreements specify that either party may elect to terminate the agreements, with or without cause, at any time upon giving 60 days written notice. In addition, these agreements may be terminated by mutual written consent of both parties at any time. Amendments to the original provider agreements with Humana were entered into effective September 1, 1994 under full-risk agreements for Margate and Plantation.

                     Services to be provided by the BMC centers include medical and surgical services, including all procedures furnished in a physician's office, such as x-rays, nursing services, blood work and other incidentals, drugs and medical supplies. The BMC centers are responsible for providing all such services and for directing and authorizing all other care, including emergency and inpatient care for Humana members. The BMC centers are also financially responsible for all out-of-area care rendered to a member and provide direct care as soon as the member is able to return to the designated medical center.

                     Humana has agreed to pay the BMC centers monthly for services provided to members based on a predetermined amount per member ("capitation"), comprised of in-hospital services and other services defined by contract ("Part A"), in-office ("Primary") and other medical services defined by the agreements ("Part B").

                                                                     (Continued)

            (C)      HUMANA IBNR RECEIVABLE

                     Humana withholds a certain amount each month from the BMC centers' Part A, Part B and supplemental funding in order to cover claims incurred but not reported or paid. This amount is to be used to pay the centers' Part A, Part B and supplemental costs. The amounts withheld by Humana to cover incurred but not reported on paid claims varies by center based on the history of the respective center and is determined solely by Humana, [see note 1(d)].

            (D)      CLAIMS RESERVE FUNDS

                     Humana withholds a certain amount each month from the BMC centers' Part A capitation funding. This amount represents a "catastrophic reserve fund" to be utilized for the payment of the centers' Part A costs in the event a center ceases operations and the incurred but not reported reserves are not adequate to reimburse providers for Part A services rendered. This amount is calculated monthly by Humana.

            (E)      DUE TO HUMANA

                     Due to Humana represents amounts advanced to BMC by Humana to cover certain operating expenses. No interest is charged by Humana. No due date is specified on the amounts advanced.

            (F)      DUE TO RELATED PARTIES

                     Due to related parties represents current amounts payable to MedExec for operating expenses covered by MedExec.

            (G)      PHYSICIAN CONTRACTS

                     BMC has entered into employment agreements with its primary care physicians and has entered into contracts with various independent physicians, to provide specialty and other referral services both on a prepaid and a negotiated fee-for-service basis. Prepaid physicians' service costs are based upon a fixed fee per member, payable on a monthly basis. Such costs are included in the accompanying statement of operations as salaries and related benefits.

            (H)      MALPRACTICE AND PROFESSIONAL LIABILITY INSURANCE

                     BMC maintains professional liability insurance on a claims-made basis through July 1996, including retrospective coverage for acts occurring since the inception of its operations. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier. BMC intends to keep such insurance in force throughout the foreseeable future.

                     At December 31, 1995, there are no asserted claims against BMC that were not covered by the policy. Management of BMC has accrued approximately $189,700 for incidents which may have occurred but have yet to be identified under its incident reporting system, based on industry experience.

                     Physicians providing medical services to members are provided malpractice insurance coverage (claims-made basis), including retrospective coverage for acts occurring since their affiliation with BMC.

            (I)      MEMBERSHIP

                     At December 31, 1995, Humana members assigned to the BMC centers include approximately 3,000 Medicare members and 7,400 commercial members.

            (J)      STOP-LOSS FUNDING

                     The BMC centers are charged a stop-loss funding fee by Humana for the purpose of limiting a center's exposure to Part A costs and certain Part B costs associated with a member's health services.

                     For the year ended December 31, 1995, the stop-loss threshold, which applies to both Part A and Part B costs for Medicare members, was $40,000 per member per calendar year. For commercial members, the stop-loss threshold for both Part A and Part B costs was $20,000 per calendar year.

                     Since the BMC centers are not responsible for claims in excess of the threshold, income and the corresponding expense, both equal to the stop-loss funding are recognized by BMC. These amounts are included in revenue and medical expenses, respectively, in the accompanying statement of operations. For the year ended December 31, 1995, stop-loss funding for the BMC centers was approximately $2,742,000.

            (K)      MATERNITY FUNDING

                     The BMC centers are charged a maternity funding fee on commercial membership for the purpose of limiting the centers' exposure to Part A and Part B costs associated with a commercial member's pregnancy or related illness. Since the BMC centers are not responsible for claims in excess of the amount contributed to the maternity fund, income and expenses both equal to the maternity funding are recognized by BMC and are included in revenue and medical expenses, respectively, in the accompanying statement of operations. For the year ended December 31, 1995, maternity funding for the BMC centers was approximately $2,473,000.

(2)         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            (A)      CASH AND CASH EQUIVALENTS

                     Cash and cash equivalents consist of demand deposits. For purposes of the statement of cash flows, BMC considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

            (B)      REVENUE AND MEDICAL COST RECOGNITION

                     Revenue from Humana for primary care, Part A, Part B and supplemental funds are recognized monthly on the basis of the number of Humana members assigned to the BMC centers and the contractually agreed-upon rates. The BMC centers receive monthly payments from Humana after all medical expenses paid by Humana on behalf of the BMC centers, estimated claims incurred but not reported and claims reserve fund balances have been determined. Medical expenses paid by Humana on behalf of the Company, accordingly, are included in the accompanying statement of operations. In addition to Humana payments, the BMC centers receive copayments from commercial members for each office visit depending upon the specific plan and options selected and receive payments from non-Humana members on a fee-for-service basis.

                     Medical services are recorded as expenses in the period in which they are incurred. Accrued medical claims as reflected in the balance sheet are based upon costs incurred for services rendered prior to and up to the balance sheet date. Included are services incurred but not reported as of the balance sheet date based upon actual costs reported subsequent to the balance sheet date and a reasonable estimate of additional costs. In the accompanying statement of operations medical expenses include amounts paid to hospitals, nursing care and rehabilitation facilities, home health services, diagnostic services, pharmacy costs, physician referral fees and hospital-based physician costs.

            (C)      PROPERTY AND EQUIPMENT

                     Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

            (D)      INCOME TAXES

                     Effective  January  1994,  BMC  adopted the  provisions  of
                     Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            (E)      USE OF ESTIMATES

                     Management  of BMC  has  made a  number  of  estimates  and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles.

                     Actual results could differ from those estimates.

(3)         PROPERTY AND EQUIPMENT, NET

            Property and equipment, net consists of the following:

                                                                   Estimated
                                                                   useful lives
                                                                   ------------

              Computer equipment                   $113,132           5 years
              Medical and office equipment            5,886           5 years
                                                    -------
                                                    119,018

              Less accumulated depreciation          25,175

              Property and equipment, net          $ 93,843
                                                    =======

(4)         RELATED PARTY TRANSACTIONS

            At December 31, 1995, BMC had a payable of $134,986 to related parties for operating expenses paid by MedExec on BMC's behalf.

            BMC recorded approximately $162,000 in utilization expenses to MedExec during the year ended December 31, 1995.

(5)         FAIR VALUE OF FINANCIAL INSTRUMENTS

            The carrying amount of financial instruments including cash, other receivables, and accounts payable and other accrued expenses approximates fair value at December 31, 1995 because of the short maturity of these instruments.

(6)         RETIREMENT PLANS

            BMC sponsors 401(k) plans (the "Plans"). Employees who have worked a minimum of six months or 1,000 hours and are at least 21 years of age may participate in the Plans. Employees may contribute up to 14 percent of their annual salary, not to exceed $9,240 in 1995, to the Plans. BMC's matching contribution is 25 cents for each dollar of the employee's elected contribution, up to four percent of the employee's annual salary.

            BMC's matching contribution was approximately $14,000 for the year ended December 31, 1995.

(7)         INCOME TAXES

            Income tax expense consists of the following:

                       Current (benefit):
                             Federal               7,590
                             State                 2,495
                                                  ------
                                                  10,085
                                                  ------

                           BROWARD MANAGED CARE, INC.

                          NOTES TO FINANCIAL STATEMENTS

            A reconciliation of income tax expense and the amount that would be computed using the statutory federal income tax rate is as follows:

                Tax expense at the statutory rate                   59,436
                Change in the beginning-of-the-year
                   balance of the valuation
                   allowance for deferred tax assets
                   allocated to income tax expense                 (22,000)
                State taxes, net of related federal
                   benefit                                           6,346
                Other                                              (24,813)
                Decrease in tax liability due to
                  graduated federal tax rates                       (8,884)
                                                                   --------

                                                                    10,085
                                                                   --------

            There are no deferred tax assets or liabilities at December 31, 1995.

            The valuation allowance for deferred tax assets at January 1, 1995 was $22,000. The net change in the valuation allowance for the year ended December 31, 1995 is $22,000.

(8)         GOVERNMENTAL REGULATION

            BMC's operations have been and may continue to be affected by various forms of governmental regulation and other actions. It is presently not possible to predict the likelihood of any such actions, the form which such actions may take, or the effect such actions may have on BMC.

(9)         SUBSEQUENT EVENTS

            Effective January 2, 1996, MedExec purchased an additional 71.25 percent interest in BMC from BMM.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
SPI Managed Care of Broward, Inc.:

We have audited the accompanying balance sheets of SPI Managed Care of Broward, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SPI Managed Care of Broward, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Miami, Florida
May 17, 1996

                        SPI MANAGED CARE OF BROWARD, INC.

                                 BALANCE SHEETS

                           December 31, 1995 and 1994

                            ASSETS                     1995           1994
                            ------                     ----           ----

Cash                                                   20,119          46,762
Due from affiliates and related parties, net           85,303             -
                                                      -------          ------
                          Total current assets        105,422          56,822

Furniture and equipment, net                           10,903          14,377
Other assets                                              760             760
                                                      -------          ------
                                                      117,085          71,959
                                                      =======          ======

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities:

      Accounts payable and accrued expenses            14,442           7,760
      Due to affiliates and related parties, net          -            71,014
      Income taxes payable                             11,643             -
      Deferred tax liabilities                         29,473             -
                                                      -------          ------
                          Total current liabilities    55,558          88,834
                                                      -------          ------

Stockholders' deficit:

      Capital stock, $.01 par value.
       Authorized 1,000 shares; issued
       and outstanding 500 shares                           5               5
      Retained earnings (accumulated deficit)          61,522         (16,880)
                                                       ------         -------

         Total stockholders' equity (deficit)          61,527         (16,875)

Commitments and contingencies                             --              --

                                                      117,085          71,959
                                                      =======          ======

See accompanying notes to financial statements.

                        SPI MANAGED CARE OF BROWARD, INC.

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 1995 and 1994

                                                     1995             1994
                                                     ----             ----

Management consulting fee income                     579,951         682,601

Operating expenses:

      Consulting fees to stockholders                222,660         450,576
      Salaries                                       163,132         137,707
      Depreciation                                     3,474           3,165
      Other                                           71,167          91,153
                                                     --------        --------

              Total operating expenses               460,433         682,601
                                                     -------         -------

Income before income taxes                           119,518            -

Income tax expense                                    41,116             -
                                                     -------          ----
               Net income                             78,402             -
                                                     ========         ====

See accompanying notes to financial statements.

                        SPI MANAGED CARE OF BROWARD, INC.

                 STATEMENTS OF STOCKHOLDERS' EARNINGS (DEFICIT)

                     Years ended December 31, 1995 and 1994

                                                                     Total
                                                   Accumulated    stockholders'
                                         Capital    earnings        earnings
                                          stock     (deficit)      (deficit)
                                          -----     ---------      ---------

Balance, December 31, 1993                 $  5     (16,880)        (16,875)

      Net income                              -           -               -
                                           ----     --------        --------
Balance, December 31, 1994                    5     (16,880)        (16,875)

      Net income                              -      78,402          78,402
                                              -     -------          ------

Balance, December 31, 1995                 $  5      61,522          61,527
                                           ====     =======          ======

See accompanying notes to financial statements.

                        SPI MANAGED CARE OF BROWARD, INC.

                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 1995 and 1994

                                                                     1995        1994
                                                                     ----        ----

Cash flows from operating activities:
  Net income                                                         78,402         -
  Adjustments to reconcile net income to net cash (used in)
      provided by operating activities:
        Depreciation and amortization                                  3,474      3,165
        Deferred income taxes                                         29,473        -
        (Increase) decrease in assets:
        Increase in due from affiliates and related parties, net     (85,303)       -
        Increase (decrease) in liabilities:
          Accounts payable and accrued expenses                        6,682      7,760
          Due to affiliates and related parties, net                 (71,014)    44,201
          Income taxes payable                                        11,643        -
                                                                     ------     -------

             Net cash (used in) provided by operating activities     (26,643)    55,126
                                                                     ------     -------
Cash flows from investing activities:
      Capital expenditures                                                -     (11,171)

(Decrease) increase in cash and cash equivalents                     (26,643)    43,955

Cash and cash equivalents, beginning of year                          46,762      2,807
                                                                      ------     -------
Cash and cash equivalents, end of year                                20,119     46,762
                                                                      ======     ======



See accompanying notes to financial statements.

                        SPI MANAGED CARE OF BROWARD, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1995 and 1994

                                                                     (Continued)

(1)         ORGANIZATION AND OPERATIONS

            SPI Managed Care of Broward County, Inc. ("SPI Broward"), incorporated in the state of Florida on July 15, 1992, is owned 50 percent by MedExec, Inc. ("MedExec") and 50 percent by Broward Medical Management, Inc. ("BMM").

            SPI Broward has management services agreements with an affiliate of BMM and a nonaffiliated multispecialty group practice to manage their managed care divisions.

            MedExec and BMM provide management consulting services to SPI Broward. The cost of such services are included in the statement of operations as consulting fees to stockholders.

(2)         SUMMARY  OF SIGNIFICANT ACCOUNTING POLICIES

            (A)      CASH AND CASH EQUIVALENTS

                     Cash and cash equivalents consist of demand deposits. For purposes of the statements of cash flows, SPI Broward considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

            (B)      FURNITURE AND EQUIPMENT

                     Furniture and equipment are stated at cost. Depreciation on furniture and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

            (C)      DUE TO AFFILIATES AND RELATED PARTIES, NET

                     Due to affiliates and related parties, net represents amounts paid by affiliates and related parties to cover certain SPI Broward operating expenses. The amounts bear no interest and have no due date.

            (D)      REVENUE RECOGNITION

                     Revenue is recognized monthly on the basis of the number of members managed at contractually agreed upon rates, adjusted by the profits and losses of the respective companies managed.

                     SPI Broward receives monthly and quarterly payments based on the above agreements.

            (E)      INCOME TAXES

                     Under the  asset  and  liability  method  of  Statement  of
                     Financial Accounting Standards No. 109 ("SFAS No. 109"), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            (F)      USE OF ESTIMATES

                     Management of SPI Broward has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)         FURNITURE AND EQUIPMENT, NET

            Furniture and equipment, net consists of the following:

                                                                 Estimated
                                             1995        1994    useful life
                                             ----        ----    -----------

           Furniture                        2,612        2,612   7 years
           Equipment                       15,513       15,513   5 years
                                           ------       ------
                                           18,125       18,125
           Less accumulated depreciation    7,222        3,748
                                           -------      -------

           Furniture and equipment, net    10,903       14,377
                                           ======       ======

(4)         RELATED-PARTY TRANSACTIONS

            At December 31, 1995, SPI Broward had a net receivable from affiliates and related parties of $85,303 and a net payable to related parties of $76,914 at December 31, 1994.

            At December 31, 1995 and 1994, consulting fees to stockholders represents SPI Broward's payment of approximate $111,000 and $225,000, respectively, to each of its stockholders, MedExec and BMM.

(5)         FAIR VALUE OF FINANCIAL INSTRUMENTS

            The carrying amount of financial instruments including cash, and accounts payable and accrued expenses approximate fair value at
            December   31,  1995   because  of  the  short   maturity  of  these
            instruments.

(6)         RETIREMENT PLANS

            SPI Broward sponsors 401(k) plans (the "Plans"). Employees who have worked a minimum of six months or 1,000 hours and are at least 21 years of age may participate in the Plans. Employees may contribute up to 14 percent of their annual salary, not to exceed $9,240 in 1995 and 1994, to the Plans. SPI Broward's matching contribution is 25 cents for each dollar of the employee's elected contribution, up to four percent of the employee's annual salary.

            SPI Broward's matching contribution was approximately $4,300 and $100 in 1995 and 1994, respectively.

(7)         INCOME TAXES

            Income tax benefit consists of the following:

                                                   1995             1994
                                                   ----             ----

            Current (benefit) expense             11,643               -
            Deferred expense (benefit)            29,473               -
                                                  ------            ----

                                                  41,116               -
                                                  ======            ====

            A reconciliation of income tax expense and the amount that would be computed using the statutory federal income tax rate is as follows:

            Tax expense at statutory rate                     40,637
            State taxes, net of federal benefit                4,339
            Other                                              5,799
            Increase in tax liability due to graduated
             federal tax rates                                (9,659)
                                                              -------
                                                              41,116
                                                              -------

            The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                             1995         1994
                                                             ----         ----
            Deferred tax assets:

               Total deferred tax assets                         -         -

             Less valuation allowance                            -         -

               Net deferred tax asset                            -         -

             Revenue and expenses recognized for financial
              reporting purposes in a different period than for income tax purposes

                                                                 -         -

            Deferred tax liabilities                        (29,473)       -

                           Net deferred tax liability       (29,473)       -
                                                             ======     ====

            There was no valuation allowance at December 31, 1995 and 1994, and there was no change in the valuation allowance for the year ended December 31, 1995.

(8)         SUBSEQUENT EVENTS

            Effective January 2, 1996, MedExec acquired an additional fifty percent interest in SPI Broward from BMM.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Directors and Shareholders of
The Lehigh Group Inc.:

We have audited the accompanying consolidated balance sheets of The Lehigh Group Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Lehigh Group Inc. and subsidiaries at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Also in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.

                                                     BDO Seidman, LLP

New York, New York
March 4, 1996, except as to Note 3,
which is as of March 28, 1996

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                      December 31,
                                            1995                        1994

-------------------------------------------------------------------------------
                                       (in thousands except for per share data)

ASSETS

Current assets:

Cash and cash equivalents                         $  347                 $  925
Accounts receivable, net of allowance for          4,335                  4,611
  doubtful accounts of $174 and $275

Inventories, net                                   1,823                  1,745
Prepaid expenses and other current assets             22                     22
                                                 -------                -------

  Total current assets                             6,527                  7,303

Property, plant and equipment, net of                 61                    105
  accumulated depreciation and amortization
  (Note 5)

Other assets                                          34                     33
                                                 -------                -------

  Total assets                                    $6,622                 $7,441
                                                  ======                 ======




The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                            December 31,
                                                        1995            1994
-------------------------------------------------------------------------------
                                                   (in thousands except for
                                                        per share data)

LIABILITIES AND SHAREHOLDERS'

EQUITY

Current liabilities:
Current maturities of long-term debt (Note 6)           $   510         $  519
Note payable-bank (Note 6)                                  360            360
Accrued payroll(118)                                        118             --
Accounts payable                                          1,839          1,911
Accrued interest (118)                                      153            132
Accrued expenses and other current liabilities            1,381          1,148
                                                          -----          -----

  Total current liabilities                               4,090          4,070
                                                          -----          -----

Long-term debt, net of current maturities (Note           2,080          2,361
                                                          -----          -----
  6)

Deferred credit applicable sale of discontinued             250            500
                                                        -------        -------
  operations (Note 4)

Commitments and Contingencies (Notes 3, 6 and 8)

Shareholders' equity (Note 7):

Preferred stock, par value $.001; authorized
  5,000,000 shares, none issued                              --             --

Common stock, par value $.001 authorized
  shares  100,000,000,  in 1995 and 1994;
  shares  issued  10,339,250  in 1995
  and 1994  which  excludes  3,016,249 and
  3,015,893 shares held as treasury stock
  in 1995 and 1994, respectively                              11             11
Additional paid-in capital (Note 10)                     106,594        106,594
Accumulated deficit (119)                               (104,749)      (104,441)
Treasury stock - at cost                                  (1,654)        (1,654)
                                                        ---------      ---------
         Total shareholders' equity                          202            510
                                                        ---------      --------

  Total liabilities and shareholders' equity              $6,622         $7,441
                                                         =======        =======

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31,                             1995                  1994                   1993
----------------------------------------------------------------------------------------------------------------
                                                          (in thousands except for per share data)

Revenues earned                                        $12,105               $12,247                $12,890

Costs of revenues earned                                 8,628                 8,577                  9,150
                                                        ------                ------                 ------
Gross Profit                                             3,477                 3,670                  3,740

Selling, general and administrative expenses             3,994                 4,187                  4,153
                                                        ------                ------                 ------

Operating loss                                           (517)                 (517)                  (413)
                                                       -------               -------                -------

Other income (expense):

   Interest expense                                      (433)                 (398)                  (424)
   Interest and other income (Note 6)                      392                   505                    587
                                                        ------                 -----                  -----
                                                          (41)                   107                    163
                                                       -------                 -----                  -----

Loss before discontinued operations and

   extraordinary item                                    (558)                 (410)                  (250)
Income from discontinued operations (Note 4)               250                 5,000                  2,074
                                                         -----                 -----                  -----
Income (loss) before extraordinary item                  (308)                 4,590                  1,824
Extraordinary item:
   Gain on early extinguishment of debt

   (Note 6)                                                 --                    --                  1,997
                                                        ------                ------                  -----

Net income (loss)                                     $  (308)               $ 4,590                $ 3,821
                                                      ========               =======                =======

EARNINGS PER SHARE - PRIMARY AND FULLY DILUTED

   Loss before discontinued operations and

         extraordinary item                          $  (0.05)               $(0.04)                $(0.03)
   Income from discontinued operations                    0.02                  0.49                   0.24
   Income (loss) before extraordinary item              (0.03)                  0.45                   0.21
   Net Income (loss)                                    (0.03)                  0.45                   0.43

Weighted average Common Shares

AND SHARE EQUIVALENTS OUTSTANDING

   Primary and Fully diluted                        10,339,250            10,169,000              8,825,000
                                                    ==========            ==========              =========


The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

Years Ended December 31, 1995, 1994 and 1993
------------------------------------------------------------------------------------------------------------------------------------

                                 (in thousands)
                                 Preferred Stock       Common Stock
                                 --------------     -------------------

                                                                                   Additional                   Treasury
                                    Number of                  Number                Paid-In    Deficit From   Stock At
                                     Shares       Amount    of Shares      Amount    Capital    Jan. 1, 1986     Cost       Total
                                    ---------    -------    --------     --------  ---------    ------------   ---------   --------

Balance December 31, 1992               --         --       10,978            11     69,454      (112,852)      (1,654)    (45,041)

Exchange of Class A and B
notes in connection with sale of

subsidiary                                                 (3,320)                   36,121                                  36,121

Net Income                              --         --           --            --                     3,821                    3,821
                                       ---       ----        -----       -------      -----         ------      -------       -----

Balance December 31, 1993               --        $--        7,658           $11   $105,575     $(109,031)     $(1,654)    $(5,099)

Issuance of common stock in
connection with private

placement                                                    2,681                    1,019                                   1,019

Net Income                              --         --           --            --                     4,590           --       4,590
                                       ---       ----        -----       -------      -----          -----      -------       -----

Balance December 31, 1994               --        $--       10,339            11   $106,594     $(104,441)     $(1,654)     $   510
                                        ==        ===       ======           ===   ========     ==========     ========     =======

Net Loss                                --         --           --            --                  $  (308)           --    $  (308)
                                       ---       ----        -----       -------      -----       --------      -------    --------

Balance December 31, 1995               --        $--       10,339            11   $106,594     $(104,749)     $(1,654)     $   202
                                        ==        ===       ======           ===   ========     ==========     ========     =======

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Note 11)

Years Ended December 31,                                               1995                 1994                1993
--------------------------------------------------------------------------------------------------------------------------
                                                                                       (in thousands)

Cash flows from operating activities:
  Net income (loss)                                                      $ (308)               $4,590              $3,821
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
    Gain on early extinguishment of debt                                      --                   --             (1,997)
    Depreciation and amortization                                             65                   59                  95
    Provision for doubtful accounts receivable                                --                   --                (85)
    Deferred credit applicable to sale of discontinued
      operations                                                           (250)              (5,000)             (1,760)

  Changes in assets and liabilities:
    Accounts receivable                                                      276                   93               (493)
    Inventories                                                             (78)                (108)                 255
    Prepaid expenses and other current assets                                                      55                 423
    Other assets                                                             (1)                    6                  12
    Net assets applicable to discontinued operations                          --                   --                 713
    Accounts payable                                                        (72)                   64               (217)
    Accrued expenses and other current liabilities                           101                   81               (695)
                                                                          ------                -----             -------
    Net cash provided by (used in) operating

      activities                                                           (267)                (160)                  72
                                                                         -------               ------              ------

Cash flows from investing activities:

    Capital expenditures                                                    (21)                 (39)                (24)
    Net proceeds from the sale of subsidiary                                  --                   --                 750
                                                                            ----                 ----                ----
    Net cash provided by (used in) investing
    activities                                                              (21)                 (39)                 726
                                                                           -----                -----                ----

Cash flows from financing activities:
    Repayment of capital leases                                             (20)                  (3)                (19)
    Net payments under bank debt                                           (270)                (360)               (430)
    Net proceeds from sale of stock                                           --                1,019                 ---
                                                                           -----                -----              ------

    Net cash provided by (used in) financing
      activities                                                           (290)                  656               (449)
                                                                         -------               ------            --------

Net change in cash and cash equivalents                                    (578)                  457                 349
Cash and cash equivalents at beginning of period                             925                  468                 119
                                                                           -----                -----               -----

Cash and cash equivalents at end of period                                $  347               $  925              $  468
                                                                          ======               ======              ======

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

THE LEHIGH GROUP INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(TABLES INCLUDED IN THE FOOTNOTES ARE IN THOUSANDS EXCEPT FOR PER SHARE DATA)

1 - General

         The Lehigh Group Inc. (the "Company"), through its wholly owned subsidiary, HallMark Electrical Supplies Corp. ("HallMark"), is engaged in the distribution of electrical supplies for the construction industry both domestically (primarily in the New York Metropolitan area) and for export. HallMark was acquired by the Company in December 1988. HallMark's sales include electrical conduit, armored cable, switches, outlets, fittings, panels and wire which are purchased by HallMark from electrical equipment manufacturers in the United States. Approximately 60% of HallMark's sales are domestic and 40% are export. Export sales are made by sales agents retained by HallMark, and since November 1, 1992, HallMark's export business has been conducted primarily from Miami, Florida.

EXPORT SALES AS A PERCENTAGE OF TOTAL SALES ARE SUMMARIZED AS FOLLOWS:

                                           December 31,
                                1995           1994           1993


Central America                 16%            14%            27%
South America                   18%            16%            3%
Caribbean                        6%            ---            ---
West Indies                     ---             6%             4%
OTHER                           ---             2%             4%
----------------------          ----           ---            --
         Total                  40%            38%            38%
                                ====           ====           ===

2 - Summary of Significant Accounting Policies

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include all of the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

INVENTORIES - Inventories are stated at the lower of cost or market using a first-in, first-out basis to determine cost. Inventories consist of electrical supplies held for resale.

PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are carried at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements are provided over the life of each respective lease.

INCOME TAXES - In 1993, the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. The provision for income taxes typically includes Federal, state and local income taxes currently payable and those deferred because of temporary timing differences between the financial statement and tax bases of assets and liabilities. The financial statements do not include a provision for income taxes due to the Company's net operating losses.

EARNINGS PER SHARE - Earnings per common share is calculated by dividing net income (loss) applicable to common shares by the weighted average number of common shares and share equivalents outstanding during each period. Excluded from fully diluted computations are certain stock options granted (12,000,000 options which are contingently exercisable pending the occurrence of certain future events).

TREASURY STOCK - Treasury stock is recorded at net acquisition cost. Gains and losses on disposition are recorded as increases or decreases to capital with losses in excess of previously recorded gains charged directly to retained earnings.

STOCK OPTIONS - During 1995, Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" was issued. The Company has not elected early adoption which allows a choice of either the intrinsic value method or the fair value method of accounting for employee stock options. The Company expects to select the option to continue the use of the current intrinsic value method.

ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

LONG-LIVED ASSETS - During 1995, Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long Lived-Assets to be Disposed Of," was issued. The adoption of this pronouncement is not expected to have a significant impact on the Company's financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying values of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value at December 31, 1995, because of the relative short maturities of these instruments. It is not possible to presently determine the market value of the long term debt and notes payable given the Company's current financial condition.

STATEMENTS OF CASH FLOWS - Cash equivalents include time deposits with original maturities of three months or less.

REVENUE RECOGNITION - Revenue is recognized when products are shipped or when services are rendered.

PRESENTATION OF PRIOR YEARS DATA - Certain reclassifications have been made to conform prior years data with the current presentation.

3 - Sale of Subordinated Debenture

         On March 28, 1996, the Company issued a $300,000 subordinated debenture to Macrocom Investors, LLC. The debenture includes interest at 2% per annum over the prime lending rate of Chase Manhattan Bank, N.A. payable monthly commencing May 1996. The principal balance is payable April 1, 1998. The debenture granted the lender a five year warrant to purchase a number of shares equal to

$300,000 divided by the price equal to the average closing bid price of the Company's common stock for the ten business days prior to the date of closing of the financing. The debenture contains various restrictions on the Company and is secured by 100% of the outstanding common stock of the Company's wholly-owned subsidiary, HallMark Electrical Supplies Corp. The Company has entered into an agreement with a financial services company to use its best efforts to raise an additional $450,000 under the same terms and conditions. Management believes that the proceeds of the $300,000 subordinated debenture combined with current working capital will be sufficient to fund the Company's operations for the balance of 1996.

4 - Discontinued Operations

         On December 31, 1991, the Company sold its right, title and interest in the stock of the various subsidiaries which made up its discontinued interior construction and energy recovery business segments subject to existing security interests. The Company did not retain any of the liabilities of the sold subsidiaries. The excess of liabilities over assets of subsidiaries sold amounted to approximately $9.6 million. Since 1991, the Company has reduced this deferred credit (the reduction is shown as income from discontinued operations) due to the successful resolution of the majority of the liabilities for amounts significantly less than was originally recorded. The deferred credits were reduced as follows:

                  1992                     $ 2,376
                  1993                     $ 1,760
                  1994                     $ 5,000
                  1995                     $   250


5 - Property, Plant and Equipment

                                                  December 31
                                        -------------------------  Estimated
                                                                   Useful Lives
                                                                ----------------


                                           1995       1994
                                        --------      -------

Machinery and equipment                   $ 475        469      3 to 5 years
Leasehold improvements                      285        270      Term of leases
                                          -----        -----
                                            760        739

Less accumulated depreciation and

   amortization                           (699)       (634)
                                         ------       -----
                                          $  61       $105
                                          =====       =====




6 - Long-Term Debt

                                                         December 31,
                                                     --------------------

                                  INTEREST RATE      1995          1994
                                  -------------

Subordinated Debentures               14-7/8%        $400         $400
Senior Subordinated Notes             13-1/2%         100          100

Note Payable                  10.56%           2,440            2,710
Other Long-Term Debt         Various              10               30
                                             -------          -------
                                               2,950            3,240

Less Current Portion                           (870)            (879)
                                             -------          -------
   Total Long-Term Debt                      $ 2,080          $ 2,361
                                             =======          =======


         Subordinated Debentures and Senior Subordinated Notes

         On March 15, 1991, pursuant to a restructuring done by the Company (the "1991 Restructuring"), the holders of $8,760,000 principal amount of the 14-7/8% Debentures exchanged such securities, together with the accrued but unpaid interest thereon, for $2,156,624 principal amount of Class B Notes and 53,646,240 shares of Common Stock. Additionally, the holders of $33,840,000 principal amount of the 13-1/2% Notes exchanged such securities, together with the accrued but unpaid interest thereon, for $8,642,736 principal amount of Class B Notes and 212,650,560 shares of Common Stock.

         The Company was in default of certain covenants to the holders of Class A Notes and Class B Notes (the "Notes") at December 31, 1992 and 1991 and, as a consequence, the Notes were classified as current in the 1992 and 1991 Financial Statements. The Company continues to be in default in the payment of interest (approximately 635,000 and $482,000 of interest is past due as of December 31, 1995 and 1994) on the $500,000 principal amount of 13-1/2% Notes and 14-7/8% Debentures that were not tendered in the Company's 1991 Restructuring. In May 1993 the Company reached an agreement (the "1993 Restructuring") whereby participating holders of the Notes ("Noteholders") surrendered their Notes, together with a substantial portion of their Common Stock, and, in exchange therefore, the Noteholders acquired, through a newly formed corporation ("LVI Holding"), all of the stock of LVI Environmental Services Group Inc. ("LVI Environmental"), a subsidiary of the Company that conducted its asbestos abatement operations. Management of LVI Environmental have a minority equity interest in LVI Holding. As a consequence, the Company's outstanding consolidated indebtedness was reduced from approximately $45.9 million to approximately $3.6 million (excluding approximately $120,944 of indebtedness under Class B Notes that LVI Holding agreed to pay in connection with the 1993 Restructuring but for which the Company remains liable). Since the Noteholders were also principal stockholders of the Company, the gain from this transaction, net of the carrying value of LVI Environmental, was credited directly to additional paid-in capital.

         In accordance with Statement of Financial Accounting Standards No. 15, the Class A Notes and the Class B Notes were carried on the consolidated balance sheet at the total expected future cash payments (including interest and principal) specified by the terms of the Notes. A gain on early extinguishment of debt occurred as a result of the carrying amounts of the 13-1/2% Notes, 14-7/8% Debentures and Senior Secured Notes (including accrued but unpaid interest and unamortized deferred financing costs) being greater than the fair market value of the common stock issued, the net assets transferred to a liquidating trust, and total expected future cash payments of the Class A Notes and Class B Notes, net of direct restructuring costs.

         Included in interest and other income in 1995 is approximately $380,000 of other income which represents an adjustment to the value of certain items which relate to the Company's 1991 Restructuring.

         The  Company  continues  to be in  default in the  payment of  interest
(approximately $635,000 and $482,000 at December 31, 1995 and 1994, respectively) and principal of the $500,000 on the 13-1/2 Notes and 14-7/8 Debentures not tendered in the Company's 1991 Restructuring. The principal of $500,000 is included as current maturities of long term debt and the unpaid interest is included in accrued expenses and other current liabilities.

         Note Payable

         On June 30, 1993, HallMark restructured its revolving credit facility as an installment loan. The loan is collateralized by the inventory and receivables at HallMark. Monthly principal payments of $30,000 are due through December 31, 1998 and the final payment is due on January 31, 1999.

Payments on the Note are due as follows:

             1996                                              360
             1997                                              360
             1998                                              360
             1999                                            1,360



7 - Income Taxes

         At December 31, 1995 and 1994, the Company had a net deferred tax asset amounting to approximately $1.6 million and $1.4 million, respectively. The net deferred tax asset consisted primarily of net operating loss ("NOL") carryforwards, and temporary differences resulting from inventory and accounts receivable reserves, and it is fully offset by a valuation allowance of the same amount. The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

DECEMBER 31,                                       1995                1994
------------
Deferred tax assets:
Nondeductible accruals and allowances            $   65              $   70
Net operating loss carryforward                   1,575               1,400
                                                 ------              ------
                                                  1,640               1,470
Deferred tax liabilities:

Depreciation and amortization                        30                  25
                                                  -----              ------
Net deferred tax asset                           $1,610              $1,445
Less: Valuation Allowance                         1,610               1,445
                                                  -----               -----
Deferred Income Taxes                              ---                 ---
                                                 ======              =====

         The Company did not have Federal taxable income in 1995, 1994, and 1993 and, accordingly, no Federal taxes have been provided in the accompanying consolidated statements of operations. As of December 31, 1995, the Company had NOL carryforwards of approximately $4.5 million expiring through 2010.

         The full valuation allowance recorded against deferred income tax assets is due to Lehigh's net operating loss carryforwards. There is no assurance that the deferred tax asset will be recovered based upon present estimates.

                                                                           (122)

8 - Commitments and Contingencies

         Leases

         The Company and its subsidiaries lease machinery, office and warehouse space, as well as certain data processing equipment and automobiles under operating leases. Rent expense aggregated $177,336, $148,000, and $191,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

         Future minimum annual lease commitments, primarily for office and warehouse space, with respect to noncancellable leases are as follows:

                        1996                                103
                        1997                                104
                        1998                                105
                        1999                                114
                        2000                                118
                  Thereafter                                433

                                                         $  977

         In addition to the above, certain office and warehouse space leases require the payment of real estate taxes and operating expense increases.

         Employment Agreements

         On August 22, 1994 the Company and Mr. Salvatore Zizza entered into an employment agreement providing employment to Mr. Zizza through December 31, 1999 as President, Chairman of the Board and Chief Executive Officer of the Company at an annual salary of $200,000.

         On January 1, 1995 the Company and Mr. Robert Bruno entered into an employment agreement providing employment to Mr. Bruno through December 31, 1999 as Vice President and General Counsel of the Company at an annual salary of $150,000. The agreement calls for deferral of $50,000 of Mr. Bruno's salary each year until the Company's annual revenues exceed $25 million. The $50,000 deferral has not been accrued due to uncertainty regarding the Company achieving $25 million in sales.

         Litigation

         The State of Maine and Bureau of Labor Standards commenced an action against the Company and Dori Shoe Company (an indirect former subsidiary) to recover severance pay under Maine's plant closing law. The case was tried without a jury on December 12 and 13, 1994 in Maine Superior Court. Under that law, an "employer" who shuts down a large factory is liable to the employees for severance pay at the rate of one week's pay for each year of employment. Although the law did not apply to the

Company at the time that the Dori Shoe plant was closed it was amended so as to arguably apply to the Company retroactively.

         In a prior case brought against the Company (then known as Lehigh Valley Industries) and its former subsidiary under the Maine severance pay statute prior to its amendment the Company was successful against the State of Maine (see CURTIS V. LOREE FOOTWEAR AND LEHIGH VALLEY INDUSTRIES, 516 A. 2d 558 (Me. 1986)).

         The Superior Court by decision docketed April 10, 1995 entered judgement in favor of the former employees of Dori Shoe Company against Dori Shoe and the Company in the amount of $260,969. plus prejudgment interest and reasonable attorneys' fees and costs to the Plaintiff upon their application pursuant to Maine Rules of Civil Procedure 54(b) (3) (d). Interest and other fees are approximately $100,000 at December 31, 1995. The Company filed a timely appeal appealing the decision and the matter was argued before the Maine Supreme Judicial Court on December 7, 1995. The Company's attorneys in Maine believe that the application of Maine's amended severance pay statute is unconstitutional under both the Maine and United States constitutions. Since the Company's appeal, no further action has taken place. Approximately $350,000 has been accrued for by the Company relating to this judgement.

9 - Stock Options

         The following table contains information on stock options for the three year period ended December 31, 1995:

                                                      Exercise price       Weighted average
                                  Option shares       range per share           price
-------------------------------------------------------------------------------------------

Outstanding, January 1, 1993            0                    0                    0

Granted                                 0                    0                    0

Exercised                               0                    0                    0
-------------------------------------------------------------------------------------------
Outstanding, December 31, 1993          0                    0                    0

Granted                            10,250,000*        $0.50 to $1.00            $0.72

Exercised                               0                    0                    0

Forfeited                               0                    0                    0



Outstanding, December 31,          10,250,000         $0.50 to $1.00            $0.72
1994**

Granted                              295,000               $0.50                $0.50



Exercised                             0                      0                    0

Forfeited                             0                      0                    0
------------------------------------------------------------------------------------------
Outstanding, December 31, 1995     295,000                 $0.50                $0.50
------------------------------------------------------------------------------------------

* Excludes warrants to purchase 7,750,000 shares of stock.

Exercisable at year end
         1993                      0
         1994                      4,250,000*
         1995                      4,545,000*

* Excludes warrants to purchase 1,750,000 shares of stock.
**Excludes 402,187 warrants issued to Goldis.

Twelve million of the eighteen million options and warrants granted in 1994 are contingently exercisable pending the occurrence of certain future events. These events include the Company acquiring any business with annual revenues in the year immediately prior to such acquisition of at least $25 million dollars. The occurrence of this event as well as certain other events will constitute the measurement date for those options and the Company will recognize as compensation the difference between measurement date price and the granted price.

10 - Significant Customer

Sales to a customer accounted for approximately 25%, 22%, and 12% for years ended December 31, 1995, 1994 and 1993, respectively. This customer accounted for approximately 21% and 15 % of accounts receivable on December 31, 1995 and 1994, respectively.

11 - Supplementary Information

STATEMENTS OF CASH FLOWS

                             YEARS ENDED DECEMBER 31

                                     1995          1994                1993
                                     ----          ----                ----

Cash paid during the year for:
   Interest                          $278           $264               $269
   Income taxes                        12             78                  5


Supplemental disclosure of non-cash financing activities:

DECEMBER 31, 1995

Accounts payable and operating loss were both reduced by approximately $380,000 relating to an adjustment to the value of certain items which relate to the Company's 1991 Restructuring.

DECEMBER 31, 1993

As a result of the 1993 Restructuring, 100% of the Class A Notes and over 97% of the Class B Notes (the "Notes") of NICO Inc., a wholly owned subsidiary of the Company, were surrendered to the Company together with 3 million shares of common stock and, in exchange therefore, participating holders of such Notes acquired through a newly formed corporation, all of the stock of LVI Environmental Services Group Inc. The Company's consolidated indebtedness was thereby reduced from approximately $45.9 million to approximately $3.6 million.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES

                        Valuation and Qualifying Accounts
                  Years Ended December 31, 1995, 1994 and 1993

                          (Dollar Amounts in Thousands)

                                              Balance at      Charged to
                                              Beginning       Costs and       Charged to         Other Charges         Balance at
DEC. 31,   DESCRIPTION                         OF YEAR         EXPENSES      OTHER ACCOUNTS      ADD (DEDUCT)         END OF YEAR
----------------------------------------------------------------------------------------------------------------------------------

  1995  Allowance for doubtful
                  accounts                     $   275           --                  --             (101)              $    174
            Inventory obsolescence reserve     $   158           --                  --                                $    158


  1994   Allowance for doubtful
                 accounts                      $   300           --                  --              (25)              $    275
            Inventory obsolescence reserve     $   182           --                  --              (24)              $    158


  1993   Allowance for doubtful
                  accounts                     $   385              (85)             --              --                 $   300

          Inventory obsolescence reserve       $   406            --                 --             (224)               $   182


                            FIRST MEDICAL CORPORATION
                                 BALANCE SHEETS

                        SEPTEMBER 30, 1996 AND 1995 (124)

                                   (Unaudited)

                                                                                        1995
                                                          1996                     (predecessor -
                                                          ----                     --------------
                                                        (successor)                  see note 1)

ASSETS

Current assets:
Cash and cash equivalents                                73,887               $       68,219
Accounts Receivable, net                              1,175,731                            0
Humana IBNR Receivable and claims reserve funds       4,395,035                    2,703,392
Due from affiliates and related parties                 821,935                      511,709
Prepaid expenses and other current assets                83,755                      111,628
                                                   ---------------------------------------------
   Total current assets                               6,550,343                    3,394,948

Property and equipment, net                             490,757                      238,759
Investments in other affiliated entities                      -                      205,406
Intangible assets, net (note 4)                       3,432,841                        3,134
Minority interest                                         5,017                            -
                                                   ---------------------------------------------
    Total                                           $10,478,958                 $  3,842,247
                                                   ---------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses               $ 1,875,818                $     475,757
Accrued medical claims, including amounts             3,634,436                    2,296,050
  incurred but not reported

Corporate deposits                                      686,221                            -
Due to Humana                                           269,471                      198,839
Loan payable to Humana (note 5)                         375,000                            -
Loans payable to banks (note 6 and 11)                  502,500                            -
Obligations to certain stockholders (notes 7)           696,600                            -
Income taxes payable (note 8)                           600,903                      101,102
Minority interest                                       146,510                       27,040
                                                   ---------------------------------------------
    Total current liabilities                         8,787,459                    3,098,788

Obligations to certain stockholders (notes 7)           402,000                            -
                                                   ---------------------------------------------
    Total liabilities                                 9,189,459                    3,098,788
                                                   ---------------------------------------------

Stockholders' equity:

Common stock                                              1,000                        1,500
Additional paid-in capital                              379,785                        1,200
Retained earnings                                       908,714                      740,759
                                                   ---------------------------------------------
    Total stockholders' equity                        1,289,499                      743,459

                                                   ---------------------------------------------
    Total                                          $ 10,478,958                 $  3,842,247
                                                   ---------------------------------------------

See accompanying notes to financial statements.

                            FIRST MEDICAL CORPORATION
                                 BALANCE SHEETS

                            FOR THE FISCAL YEAR ENDED

                                DECEMBER 31, 1995

                                 (audited) (126)

                                                        cember 31, 1995
                                                          (audited)
                                                          ---------

ASSETS

Current assets:

Cash and cash equivalents                                 $  198,763
Accounts Receivable, net                                   2,179,136
Humana IBNR Receivable and claims reserve funds               54,565
Due from affiliates and related parties                       82,413
                                                          ----------
Prepaid expenses and other current assets
   Total current assets                                    2,514,877

Property and equipment, net                                  298,060
Investments in other affiliated entities                     229,094
Intangible assets, net (note 4)                                2,547
Minority interest                                                 --
                                                          -----------
    Total                                                 $3,044,578
                                                          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accounts payable and accrued expenses                      $  594,822
Accrued medical claims, including amounts                   1,880,318
  incurred but not reported

Corporate deposits                                                 --
Due to Humana                                                 192,143
Loan payable to Humana (note 5)                                50,000
Loans payable to banks (note 6)                               100,000
Obligations to certain stockholders                                --
Income taxes payable (note 8)                                      --
Minority interest                                                  --
                                                                   --
    Total current liabilities                               2,817,283

Obligations to certain stockholders (notes 7)

    Total liabilities

Stockholders' equity:

Common stock                                                    1,500
Additional paid-in capital                                      1,200
Retained earnings                                             224,595
                                                              -------
    Total stockholders' equity                                227,295

    Total                                                  $3,044,578
                                                           ==========

See accompanying notes to financial statements.

                            FIRST MEDICAL CORPORATION
                            STATEMENTS OF OPERATIONS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                   (Unaudited)

                                                                        1995
                                                     1996         (predecessor -
                                                  (successor)      see note 1)

Revenue:
    HMO                                       $ 34,045,983           17,059,709
    Fee for service                              6,910,064              139,586
    MSO                                            461,064              433,173
    Other revenue                                  229,998              641,289
                                              ----------------------------------
      Total revenue                             41,647,109           18,273,757

Medical expenses                                33,223,780           14,296,262
                                              ----------------------------------

Gross Profit                                     8,423,329            3,977,495
                                              ----------------------------------

Operating expenses:

    Salaries and related benefits                2,900,306            1,958,314
    Other operating expenses                     3,961,788            1,766,425
                                              ----------------------------------
      Total operating expenses                   6,862,094            3,724,739
                                              ----------------------------------

Income before interest and taxes                 1,561,235              252,756
                                              ----------------------------------
Interest expense                                    59,611                    -
Other nonoperating income                         (12,900)                    -
                                              ----------------------------------

Income before taxes                              1,514,524              252,756

Provision for income taxes (note 8)                605,818              101,102
                                              ----------------------------------

Net income                                    $    908,714             $151,654

Net income per                                       90.87                15.17
common share
Weighted average number of common shares            10,000               10,000
                                              ==================================
                                                                          (127)

See accompanying notes to financial statements.

                            FIRST MEDICAL CORPORATION
                            STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                   (Unaudited)

                                                                                       1996           1995
                                                                                       ----           ----

Cash flows from operating activities:
   Net income                                                                      $   908,714   $     151,654

   Adjustments to reconcile net income to net cash provided by operating activities:

            Depreciation and amortization of equipment and intangibles                 282,409           48,620
            Gain on equity investments                                                 (78,259)         (26,438)
             Minority interest in net loss of consolidated subsidiaries                175,477           27,040

            (Increase)decrease in assets, net of assets acquired:

                 Accounts receivable                                               (1,175,731)                 -
                 Humana IBNR receivable and claims reserve funds                       569,884         271,483
                 Due from affiliates and related parties                              (817,052)       (314,964)
                 Prepaid expenses and other current assets                                   932        (14,359)
             Increase (decrease) in liabilities, net of liabilities assumed:

                 Accounts payable and other accrued expenses                           859,411          (39,507)
                 Accrued medical claims, including amounts incurred                   (577,984)       (188,208)
                      but not reported

                 Corporate deposits                                                    (64,054)                -
                 Due to Humana                                                         (71,909)        142,687
                                                                                    ---------------------------
                         Net cash provided by operating activities                      11,838           58,008
                                                                                    ---------------------------

Cash flows from investing activities:

       Capital expenditures                                                           (187,678)         (78,418)
       Organization costs related to merger transaction                               (286,875)                -
       Organization costs incurred for new centers and divisions (128)                (697,393)                -
       Acquisition of controlling ownership interest in BMC                            121,442                 -
                and SPI Broward, net of cash acquired

       Proceeds from sale of investment                                                300,000                 -
                                                                                    ---------------------------
                          Net cash used in investing activities                       (750,504)         (78,418)
                                                                                    ---------------------------

Cash flows from financing activities:

      Proceeds from loan payable to Humana                                             375,000                 -
      Proceeds from loans payable to banks                                             200,000                 -
      Dividend distributions                                                                           (151,654)
      Repayment of loans payable to banks                                              (47,500)                -
      Proceeds from payable to certain shareholders                                    200,000                 -
      Repayment of payable to certain shareholders                                    (266,200)                -
      Contribution to capital of international subsidiary, AMCD                        152,490                 -
                        Net cash provided by (used in) financing activities          613,790           (151,654)
                                                                                    ----------------------------

Decrease in cash and cash equivalents                                               (124,876)          (172,064)
                                                                                    ----------------=-----------

Cash and cash equivalents, beginning of period                                         198,763         468,528

                                                                                -------------------------------
Cash and cash equivalents, end of period                                          $     73,887   $     296,464
                                                                                ===============================

See accompanying notes to financial statements.

Supplemental cash flow data:

Cash paid during the nine months ended September 30, 1996 and 1995 for:

                                         1996           1995
                                        ------          ----
    Interest                          $ 30,884           -
    Income taxes                      $ 10,100           -


Supplemental schedule on non-cash investing and financing transactions:

   As described in note 1, AMCMC acquired from a related party a customer list and other intangibles of $1,020,275 and assumed liabilities of $20,000 for accounts payable, $750,275 for corporate deposits, and $250,000 for a bank loan.

   Effective January 1, 1996, the Company acquired controlling interests in two of its equity investments. (See note 1(a)). As of September 30, 1996, $100,001 of the purchase price had been paid to the seller. The fair value of assets acquired and liabilities assumed were as follows: (129)

                                             BMC        SPI Broward       Total

  Fair value of assets acquired            $3,207,602    $ 71,702     $3,279,304
  Fair value of liabilities assumed         3,107,602      71,701      3,179,303
                                         ---------------------------------------
     Net cash payments                    $   100,000  $              $  100,001
                                         =======================================

The Company entered into a non-compete agreement with a shareholder (and former employee) in the amount of $200,000.

See accompanying notes to financial statements.

                            FIRST MEDICAL CORPORATION
                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

                                   (Unaudited)

                                                                               Additional                       Total
                                                                  Common         paid-in        Retained    stockholders'
                                                                  STOCK          capital        earnings        equity
                                                                  -----          -------        --------        ------

Balance at January 1, 1995                                     $ 1,500        $ 1,200           $969,004       $ 971,704

Dividend distributions                                                                          (379,899)       (379,899)
Net income for the nine months ended September 30, 1995                                          151,654         151,654

                                                             ------------------------------------------------------------
Balance at September 30, 1995                                  $ 1,500        $ 1,200           $740,759       $ 743,459
                                                             ============================================================


Balance at January 1, 1996                                     $ 1,500        $  1,200          $224,595       $ 227,295

FMC corporate reorganization                                       (500)       226,095          (224,595)          1,000
Capital contribution to AMC-D, international subsidiary                        152,490                           152,490
Net income for the nine months ended September 30, 1996                                          908,714         908,714

                                                             ---------------------------------------------------------------
Balance at September 30, 1996                                  $ 1,000        $379,785    $   908,714 $     1,289,499
                                                             ===============================================================

See accompanying notes to financial statements.

                            FIRST MEDICAL CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1996

1.  ORGANIZATION AND OPERATION

The accompanying financial statements of First Medical Corporation ("the Company") include the accounts of MedExec, Inc. and subsidiaries ("MedExec"); American Medical Clinics Management Company, Inc. ("AMCMC"); American Medical Clinics Development Corporation, Limited ("AMCD") and FMC

Healthcare Services, Inc. (collectively, the "Company").

Effective January 1, 1996, MedExec and American Medical Clinics, Inc. ("AMC") entered into a reorganization agreement ("the reorganization") whereby First Medical Corporation ("FMC") was incorporated and all of the outstanding shares of MedExec and AMC were converted into shares of FMC. Also in connection with the reorganization, the shares of AMC and its subsidiaries, American Medical Clinic-Moscow, American Medical Clinic-St. Petersburg and American Medical Clinic-Kiev (collectively, "the clinics") were distributed to the stockholders of the FMC. AMCMC assumed approximately $1.0 million of liabilities of the clinics. For financial reporting purposes, MedExec was considered the acquiror. The transaction was accounted as a purchase pursuant to Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB#16.") The historical financial statements prior to January 1, 1996 represent the historical financial statements of MedExec.

Pro forma  revenue and net loss for the nine  months  ended  September  30, 1995
approximates   $41,275,000   and   ($262,000),    respectively,   assuming   the
aforementioned reorganization had occurred effective January 1, 1995.

(A) PHYSICIAN PRACTICE MANAGEMENT DIVISION - MEDEXEC

On December 31, 1995, FMC had a 50% and 23.75% Investment, respectively, in SPI Broward and BMC. Effective January 1, 1996, the Company acquired 71.25% and 50% percent interests, respectively, in Broward Managed Care, Inc. ("BMC") and SPI Broward, respectively for $50,000 plus a multiple of the average earnings before income taxes of these two entities during the years ended December 31, 1996 and 1997. This acquisition gives the Company a 95 percent and 100 percent investment in BMC and SPI Broward, respectively. The multiple is three for cash consideration, four for FMC stock consideration, and 3.5 for a combination of stock and cash. Based upon the earnings of BMC for the nine months ended September 30, 1996 and assuming that the multiple used is 3.5, the purchase price for the acquisition would approximate $2,000,000. The value of the consideration is not yet determinable as the seller has the option of obtaining cash and/or stock at the price is based on 1996 and 1997 earnings. Accordingly, the cost of this acquisition is not reflected in the financial statements in accordance with APB#16. The Company has advanced the seller $100,001 of the purchase price as of September 30, 1996. (132)

BMC, incorporated in the state of Florida on January 21, 1994, provides health care services subject to affiliated provider agreements entered into with Humana Medical Plan, Inc.,; Humana Health Plan of Florida, Inc.; and humana Health Insurance Company of Florida, Inc. and their affiliates (collectively known as "Humana"). Health services are provided to Humana members through BMC's primary care medical centers and its network of physicians and health care specialists. BMC operates two centers in Broward County, Florida in Margate and Plantation.

SPI Broward, incorporated in the State of Florida on July 15, 1992, manages the Margate and Plantation centers. SPI Broward also operates the managed care portion of a nonaffiliated multispecialty group practice.

The consolidated financial statements of FMC as of September 30, 1996 include the accounts of BMC and SPI Broward.

                                                                           (133)

Effective February 1, 1996, First Medical Corporation-Texas Division ("FMC-Texas") began operations at the Durham center located in Houston, Texas. FMC-Texas was incorporated on January 22, 1996. Durham provides multi-specialty and primary health care services to fee for service and managed care patients. Managed care patients are primarily from Humana's health maintenance organization. Humana membership assigned to Durham consisted of 837 Medicare and 109 commercial members as of August 1996.

During September, 1996, the Company entered into an affiliated provider agreement with Humana to operate a center in New Port Richey, Florida and during October, 1996 entered into affiliated provider agreements with Humana to operate centers in Lutz, Florida and South Dale Mabry, Florida. The Company also agreed to establish a new primary care medical center in a suburb of Tampa.

(B) HOSPITAL SERVICES DIVISION - "FMC HEALTHCARE SERVICES, INC."

FMC Healthcare Services, Inc. was incorporated on June 13, 1996 and is a wholly-owned subsidiary of the Company. FMC Healthcare Services, Inc. will provide management, consulting, and financial services to troubled not-for-profits and other health care providers.

(C) INTERNATIONAL WESTERN-STYLE MEDICAL CLINICS DIVISION - AMCMC AND AMCD

AMCMC is a wholly-owned subsidiary of the Company, effective January 2, 1996. In connection with the reorganization , the Company incorporated AMCMC which purchased certain assets and assumed certain liabilities of the clinics amounting to approximately $1.0 million of the clinics for $20,010. The Company has entered into a management services agreement with the clinics located in the Commonwealth of Independent States (the former Soviet Union) "CIS".

On January 20, 1996, the Company entered into agreement with General de Sante International, plc ("GDS") to form AMCD, an Irish Company. AMCD was established to develop and operate medical clinics throughout the world with the exception of within the Commonwealth of Independent States (the former Soviet Union). The Company and GDS's shareholdings in AMCD Common stock, as revised, are 51% and 49%, respectively. The authorized share capital of AMCD is comprised of 1,000 of Common stock, $1.00 par value. As consideration for the shares, the Company agreed to contribute certain assets. GDS agreed to contribute $299,999 to AMCD and provide a credit facility of up to $1.2 million to be used for the development of new clinics. Included in the statement of cash flows for the nine months ended September 30, 1996 is $152,490 for GDS's capital contribution of $299,999 less minority interest. (135) GDS has an option to purchase up to 51% of AMCD's Common stock in the event certain changes in management control occur. The additional consideration will be determined by the Company and GDS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  INTERIM FINANCIAL STATEMENTS

      The financial statements for the nine months ended September 30, 1996 and 1995, and all related footnote information for those periods, are unaudited and reflect all normal and recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods. The results of operations for the nine months ended September 30, 1996 are not necessary indicative of the results to be achieved for the entire fiscal year ending December 31, 1996. (125)

    (B)  PRINCIPLES OF CONSOLIDATION AND COMBINATION

      The accompanying financial statements include the accounts of the companies listed in note 1(a). All significant intercompany balances and transactions have been eliminated in the consolidation of MedExec, AMCMC, AMCD, and FMC Healthcare Services, Inc.

    (C)  CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of demand deposits. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    (D)  PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

    (E)  REVENUE AND MEDICAL COST RECOGNITION

      Revenue from Humana for primary care, Part A, Part B and supplemental funds are recognized monthly on the basis of the number of Humana members assigned to each respective center and the contractually agreed-upon rates. The centers receive monthly payments from Humana after all expenses paid by Humana on behalf of the centers, estimated claims incurred but not reported and claims reserve fund balances have been determined. Midwest recognizes revenue based on the gross monthly guaranteed payment amount. The Midwest center receives a net monthly payment from Humana after all expenses paid by Humana on behalf of the Midwest center have been determined. In addition to Humana payments, the centers receive copayments from commercial members for each office visit, depending upon the specific plan and options selected and receive payments from non- Humana members on a fee-for-service basis.

      Medical services are recorded as expenses in the period in which they are incurred. Accrued medical claims for the centers as reflected in the balance sheets are based upon costs incurred for service rendered prior to and up to the balance sheet date. Included are services incurred but not reported as of the balance sheet date based upon actual costs reported subsequent to the balance sheet date and a reasonable estimate of additional costs.

                                                                           (136)

      SPI Broward recognizes revenue monthly on the basis of the number of managed care members managed at contractually agreed upon rates, adjusted by the profits and losses of the respective companies managed. The Company receives monthly payments based on the above agreements.

      AMCMC and AMCD revenues are derived from medical services rendered to patients and annual membership fees charged to individuals, families and corporate members. Membership fees are non-refundable and are recognized as revenue in the year received. Corporate members are also required to make an advance deposit based upon plan type, number of employees and dependents. The advance deposits are initially recorded as deferred income and then as revenue when service are provided. As the advance deposits are utilized, additional advance deposits are required to be made by corporate members.

      FMC Healthcare Services will recognize revenue under the management consulting services agreements on a fee-for-service basis as services are rendered by FMC Healthcare Services personnel.

      Fee-for-service revenue is reported at the estimated net realizable amounts from patients and third-party payors as services are rendered. For the year ended, December 31, 1995 and the nine months ended September 30, 1996, approximately 0.1% and 17.0%, respectively, of the Company's net revenues were derived from payments made on a fee-for-service basis by patients and third-party- payers, including government programs (such as Medicare and Medicaid) and private insurers. For the years ended December 31, 1995 and the nine months ended September 30, 1996, approximately 0.0% and 2.0%, respectively, of the Company's net revenue was derived from direct fee-for-service billings to Medicare. Revenues derived from fee-for-service are not material to the Company.

      To the best of the Company's knowledge, there are no material claims, disputes or other unsettled matters (including retroactive adjustments) concerning third party reimbursements that would have a material effect on the consolidated financial statements of the Company.

                                                                           (136)

    (F)  USE OF ESTIMATES

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from estimates.

3.  SUBSCRIPTION AGREEMENT

On June 11, 1996, the Company entered into a subscription agreement with Generale de Sante International, PLC, ("GDS") whereby, GDS subscribes and agrees to purchase a number of shares of common stock of the Company. At the Effective Time of the Merger GDS will pay $5 million in order to acquire a variety of ownership interests in Lehigh and its subsidiaries.

4.  INTANGIBLE ASSETS

                                                                           (141)

Intangible assets at September 30, 1996 consist of goodwill related to the reorganization of AMC, the merger agreement of MedExec and AMC, organization costs of AMCD, and a non-compete agreement with a shareholder and former employee. (141)

At September 30, 1996 intangible assets are being amortized on a straight line basis over the following amortization periods:

Goodwill                            15 years
Non-compete Agreements              2 years

                           (term of non-compete agreement)

Organizational Costs                5 years

The company continually reevaluates the propriety of the carrying amount of goodwill and other intangible assets as well as the amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and estimates of useful lives. At this time, the Company believes that no significant impairment of goodwill or other intangible assets has occurred and that no reduction of the estimated useful lives is warranted.

5.  LOANS PAYABLE TO HUMANA

Loans payable to Humana of $375,000 at September 30, 1996 consist of a $325,000 loan bearing interest at 9.5% and secured by the Company's equipment and furnishings at the Durham clinic and a $50,000 loan bearing interest at 10% and secured by the Company's computer equipment at the Midwest clinic.

There were no loans payable to Humana at September 30, 1995.

6.       LOANS PAYABLE TO BANKS

Loans payable to banks of $502,500 at September 30, 1996 consist of an unsecured loan for $152,500 bearing interest at 10%; $200,000 drawn on an unsecured line of credit for $200,000 bearing interest at prime; and $150,000 drawn on a $1,500,000 line of credit bearing interest at 1/2% above prime. $900,000 of the line of credit for $1,500,000 is secured by the Company's cash, accounts receivable, and certain other assets. In order to borrow the additional $600,000 (unsecured portion of line) the Company is required to meet certain conditions, most significant of which requires the Chairman of the Board of the Company to personally guarantee this amount. There were no loans payable to banks at September 30, 1995.

                                                                           (142)

7.       OBLIGATIONS TO CERTAIN STOCKHOLDERS

At September 30, 1996, obligations to certain shareholders includes $200,000 advanced to the Company by GDS under the $1,200,000 credit facility described in note 1c. Also included in obligations to certain stockholders is $175,000 payable in monthly installments of $8,333 until June 1998 to a shareholder and former employee in connection with a non-compete agreement. Obligations to certain stockholders at September 30, 1996 additionally includes $723,600 for severance pay to certain stockholders. The Company has recognized this liability although the payments are being made over a few years since the former shareholders are not required to provide any services in the future. There was no payable to stockholders at September 30, 1995.

                                                                           (143)

8.       INCOME TAXES

Income tax expense for the nine months ended September 30, 1996 was $605,810. Income tax expense was computed based on a combined effective federal and state income tax rate of 40%. Prior to December 31, 1995, MedExec, Inc. was an S Corporation and not subject to Federal and Florida corporate income taxes. The pro forma provision for income taxes for the nine months ended September 30, 1995 is $101,102 also assuming a combined effective Federal and State tax rate of 40%.

9.       LEASES

Future minimum lease payments required under noncancellable operating leases at September 30, 1996 are as follows:

                      Year ended
                    September 30,
                    -------------

                         1997              $ 245,753

                         1998                209,602

                         1999                 52,437

                      Thereafter                 ---

             Total Minimum lease payments  $ 507,792
                                           =========

         Rent expense incurred under office lease agreements for the nine months ended September 30, 1996 and 1995 amounted to approximately $154,000 and $140,000, respectively.

10.      BUSINESS AND CREDIT CONCENTRATIONS

As described in footnote (1) (b) of the Unaudited Combined Financial Statements of MedExec, Inc. and subsidiaries as of December 31, 1995 and 1994, MedExec derives the majority of its revenue from its affiliated provider agreements with Humana, Inc. 81% and 93% or approximately $34,046,000 and $17,060,000 of the revenue of the Company for the nine months ended September 30, 1996 and 1995, respectively was derived from such agreements with Humana.

Revenue generated by services and operations provided in Eastern Europe represent 12% and 0% or approximately $4,934,000 and $0 of the revenue of the Company for the nine months ended September 30, 1996 and 1995, respectively.

11.      SUBSEQUENT EVENTS

During October 1996, the Company obtained a loan commitment in the amount of $3,300,000 from the bank which has also provided FMC with a $1,500,000 line of credit (see Note 6). The commitment is for a 120 day loan bearing interest at prime + .5%. The purpose of the loan is to provide financing for the merger between the Company and the Lehigh Group, Inc. ("Lehigh"). The loan is secured by all the assets of the Company, all the common stock of the Company and Lehigh and is personally guaranteed up to $600,000 by the Chairman of the Board of the Company. The existing line of credit of $1,500,000 from the bank would be capped so that a maximum of $900,000 may be outstanding at any time until the $3,300,000 loan is repaid in full. Therefore, an aggregate of $4,200,000 would be available under this new facility.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                   September 30,   December 31,
                                                        1996           1995
                                                    (Unaudited)      (Audited)

ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                            $  193          $  347

  Accounts receivable, net of                           4,186           4,335
   allowance for doubtful account $144 & $174

  Inventories, net                                      1,547           1,823

  Prepaid expenses and other current assets               104              22
                                                       ------          ------

Total current assets                                    6,030           6,527

  Property, plant and equipment, net of                    50              61
  accumulated depreciation and amortization

  Other assets                                             35              34

Total assets                                           $6,115          $6,622
                                                       ------          ------


The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                  September 30,         December 31,
                                                                                     1996                   1995
                                                                                  (Unaudited)             (Audited)
                                                                                  -----------             ---------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

Current maturities of long-term debt                                                    501             $     510

Notes payable-bank                                                                      360                   360

Received payable (118/144)                                                              270                   118

Accounts payable                                                                      1,489                 1,839

Accrued interest                                                                        765                   153

Accrued expenses and other current liabilities                                          700                 1,110

        Total current liabilities                                                     4,085                 4,090

Long-term debt, net of current maturities                                             2,110                 2,080

Deferred credit applicable to sale of

  discontinued operations                                                             - 0 -                   250

Commitments and contingencies                                                            --                    --

Preferred stock, par value $.001; authorized

  5,000,000 shares none Issued

Common stock, par value $.001 authorized shares 100,000,000 in 1995 and in 1994;
  shares issued 10,339,000 in 1995 and in 1994 which excludes 3,016,000 shares

  held as treasury stock in 1995 and 1994                                                11                    11

  Additional paid-in capital                                                        106,594               106,594

  Accumulated deficit (119/144)                                                     105,031)             (104,749)

  Treasury stock - at cost                                                          (1,654)               (1,654)

        Total shareholders' equity (deficit)                                           (80)                   202

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                            6,115             $   6,622
(DEFICIT)

The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)
                                 (In Thousands)

                                                                    Three Months Ended                Nine Months Ended
                                                                       September 30,                    September 30,

                                                            --------------------------------------------------------------------

                                                                  1996             1995             1996             1995
                                                                  ----             ----             ----             ----

Net Sales                                                     $  2,411        $  3,192          $  8,398        $  8,784

Cost of Sales                                                    1,615           2,307             5,816           6,157
                                                              --------        --------          --------        --------

Gross Profit                                                       796             885             2,582           2,627

Selling, general and administrative expenses                       929             977             2,898           3,130
                                                             ---------        --------          --------         -------

   Operating loss                                                 (133)            (92)             (316)           (503)

Other income (expense):

   Interest Expense                                               (110)           (108)             (329)           (324)

   Interest and other income                                       109             264               116             288

   Deferred finance charges                                         (2)             --                (2)             --
                                                              --------        --------          --------        --------

                                                                    (3)            156              (215)            (36)


Income (Loss) from continuing operations
   before income taxes and extraordinary item                     (136)              64             (531)            (539)

Income taxes                                                         0               1                 1               3
                                                              --------      -----------       ----------       -----------

Income (Loss) from continuing operations before
   extraordinary item                                             (136)             63              (532)            (542)

Gain from discontinued operations (145)                            250              --               250               --

   Net Income (Loss)                                          $    114        $     63          $   (282)        $   (542)
                                                              ========

Net Income (loss) per common share (Note 1):
   From continuing operations before
   extraordinary
   item                                                       $  (.01)        $    .01          $  (.05)          $  (.05)

   From extraordinary item                                    $    .02              --          $    .02               --
                                                              --------       ---------          --------         ---------

Net Income (loss) per common share                            $    .01        $    .01          $  (.03)          $  (.05)
                                                              ========        ========          ========        ==========

Weighted average number of common shares
   and share equivalents outstanding
   Primary and Fully diluted                                    10,339          10,339            10,339          10,339
                                                              ========        ========          ========         =========

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES

                            IN SHAREHOLDERS' DEFICIT

                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                           Additional         Accumulated         Treasury
                                           Common           Paid in          Deficit From         Stock At
                                           Stock            Capital          Jan. 1, 1986           Cost             Total
                                          =======           =======          ============          ======           ======

Balance January 1, 1995                $    11          $106,594           $(104,441)          $ (1,654)         $    510

Net Loss                                                                   (542)                                 (542)

Balance September 30, 1995             $    11          $106,594           $(104,983)          $ (1,654)         $    (32)
                                       =======






                                                          Additional         Accumulated           Treasury
                                           Common           Paid in         Deficit From           Stock At
                                            Stock           Capital         Jan. 1, 1986             Cost             Total
                                           =======          =======         ============            ======           ======

Balance January 1, 1996                 $    11         $106,594          $(104,749)          $ (1,654)            $ 202

Private Placement                                                         0                                        0

Net Income                                                                (282)                                    (282)

Balance September 30, 1996              $    11         $106,594          $(105,031)          $ (1,654)            $ (80)
                                        =======


                     The accompanying notes to consolidated
                           financial statements are an
                         integral part of these balance
                                     sheets.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

Increase/(Decrease) in Cash and Cash Equivalents                                              1996             1995
Nine Months Ended September 30,
--------------------------------------------------------------------------------------------------------------------------
                                                                                                 (in thousands)

Cash flows from operating activities:  Net loss                                                 $(282)          $(542)

  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

     Depreciation and amortization                                                                  22              45

     Changes in assets and liabilities:

       Accounts Receivable, net                                                                    149             170

       Deferred credit applicable to sales of discontinued operations                            (250)              --

       Inventories, net                                                                            276           (241)

       Prepaid and other current assets                                                           (82)             (4)

  Accounts payable                                                                               (350)             211

  Accrued expenses and other current liabilities                                                   353             107

  Income taxes payable                                                                              --              --
                                                                                                    --

     Net cash provided by (used in) operating activities                                         (164)           (254)
                                                                                                 -----

Cash flows from investing activities:

  Capital expenditures                                                                            (10)            (18)

  Other assets, net                                                                                (1)             (1)
                                                                                                ------

     Net cash used in investing activities                                                        (11)            (19)
                                                                                                ------

Cash flows from financing activities:

  Net payments under bank debt                                                                   (270)           (180)

  Repayments of Capital Leases                                                                     (9)            (11)

  Debenture                                                                                        300              --
                                                                                                 -----

     Net cash provided by (used in) financing activities                                            21           (191)

Net changes in cash and cash equivalents                                                           154           (464)

Cash and cash equivalents at beginning of period                                                   347             925
                                                                                                 -----

Cash and cash equivalents at end of period                                                       $ 193           $ 461
                                                                                                 =====

          The accompanying notes to consolidated financial statements are an integral part of these
                                   statements.

                     THE LEHIGH GROUP INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            1. BASIS OF PRESENTATION

The financial information for the three months and nine months ended September 30, 1996 and 1995 is unaudited. However, the information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of results for the interim periods.

                                                                           (140)

Pursuant to EITF 9-13 the proposed merger between FMC and Lehigh has been accounted for as a reserve acquisition. Accordingly, the excess purchase price represents the value of the shares to be held by the former Lehigh shareholders immediately after the consummation of the merger. Such amount was determined by multiplying the number of shares to be held by the former Lehigh shareholders by the market price of Lehigh's shares which was then conveyed to the underlying book value of Lehigh.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's December 31, 1995 Report on Form 10-K.

The results of operations for the nine month period ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

EARNINGS PER SHARE - Earnings per common share is calculated by dividing net income (loss) applicable to common shares by the weighted average number of common shares and share equivalents outstanding during each period. Excluded from fully diluted computations are stock options granted (12,000,000 options which are contingently exercisable pending the occurrence of certain future events).

2.   SUPPLEMENTARY SCHEDULE

                                                         1996 1995
                                                       (in thousands)

Statement of cash flows
Nine months ended September 30,

Cash paid during the nine months for:

 Interest                                        $   199       $   210

 Income                                                1             6

                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

The pro forma data presented in the pro forma combined financial statements are included in order to illustrate the effect on the financial statements of Lehigh and FMC of the transactions described below. The pro forma information is based on the historical financial statements of FMC and Lehigh.

The pro forma combined balance sheet data at September 30, 1996 gives effect to the reverse acquisition of Lehigh by FMC. The adjustments are presented as if, at such date, FMC had acquired Lehigh (which is expected to be finalized during the first quarter 1997).

The pro forma combined balance sheet and statement of operations data as of and for the year ended December 31, 1995 and as of and the nine months ended September 30, 1996 present adjustments to show the effect of the following combinations with FMC: Broward Managed Care, Inc. and SPI Managed Care of Broward, Inc. and AMC which were purchased in January, 1996 and Lehigh. All adjustments are presented as if these transactions were consummated as of January 1, 1995.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

For financial reporting purposes, MedExec, Inc. has been considered the acquiror. Accordingly, the predecessor formal financial statements included herein represent the combined financial statements of MedExec, Inc. and subsidiaries; SPI Managed Care, Inc.; and SPI Managed Care of Hillsborough County, Inc. (collectively, "MedExec"). The pro forma statements should be read in conjunction with the audited financial statement of MedExec appearing elsewhere herein.

The pro forma combined financial statements should be read in conjunction with the unaudited consolidated financial statements and the notes thereto of FMC and the unaudited consolidated financial statements and Notes thereto of Lehigh appearing elsewhere in this document. The pro forma combined statement of operations data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the companies' future results. There can be no assurance that the Lehigh reverse acquisition by FMC will be consummated.

     COMBINED MEDEXEC, INC. AND SUBSIDIARIES; & SPI MANAGED CARE, INC.; AND SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC., AMC CLINICS, AMC, INC. ,
 BROWARD MANAGED CARE, INC., SPI MANAGED CARE OF BROWARD,
                           AND THE LEHIGH GROUP, INC.
                        PRO FORMA COMBINED BALANCE SHEET

                                DECEMBER 31, 1995

                                   (unaudited)
                                 (in thousands)

                                                                                   Total
                                                (3)         (4)        (5)       Combined                                   Combined
                                              MEDEXEC       AMC      BROWARD        FMC          Lehigh     Adjustments     PROFORMA
                                              -------       ---      -------        ---                                     ------
ASSETS

Current assets:

Cash                                           $      199          $  221     $     420       $   347                      $     767
Accounts receivable                                    55             (50)            5         4,335                         4,340
Humana IBNR receivable and claims reserve
  funds                                             2,179           2,786         4,965                                     4,965
Inventories                                                                           -         1,823                         1,823
Prepaid assets and other current assets                82               2            84            22                          106
                                               -------------------------------------------------------------------------  ----------
     Total current assets                           2,515       -   2,959         5,474         6,527               -        12,001

Property and equipment-net                            298             104           402            61                          463
Intangible assets, net                                      1,020                 1,020                    $2,000(1)          3,020
Other assets                                          231              49           280            34                          314
                                               -------------------------------------------------------------------------  ----------
     TOTAL                                     $    3,044  $1,020  $3,112     $   7,176       $ 6,622      $2,000           $15,798
                                               =========================================================================  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Accounts payable and accrued expenses          $      786      20  $  879     $   1,685      $  3,220                      $  4,905
Accrued medical claims                              1,880           2,332         4,212                                      4,212
Current maturities of long-term debt                          250                   250           510                            760
Notes payable-bank                                    100                           100           360                            460
Other current liabilities                              50     750       0           800                                         800
                                               -------------------------------------------------------------------------  ----------
     Total current liabilities                      2,816   1,020   3,211         7,047         4,090           -           11,137

Long-term debt, net of current                                                        -         2,080           -            2,080

Other liabilities                                      -                                          250           -              250

Stockholders' Equity:

Preferred Stock                                                         0             -                                         -
Capital stock                                          2                -             2            11        (1(1)
Additional paid in capital                             1                              1       106,594    (104,392)(1)        2,203
Accumulated Earnings                                 225              (99)          126      (104,749)    104,749(1)           126
Treasury stock                                         -                -             -        (1,654)      1,654(2)             -
                                               -------------------------------------------------------------------------  ----------
     Total stockholders' equity (deficit)            228         -    (99)          129           202       2,000             2,331
                                              --------------------------------------------------------------------------  ----------
     TOTAL                                    $   3,044     $1,020 $3,112      $  7,176     $   6,622  $    2,000       $    15,798
                                              ==========================================================================  ==========

1 To record the issuance of shares of FMC for the reverse acquisition and the resulting goodwill based oapproximately 10,000,000 shares being issued at $.20 which is based on fair market value of stock as quoted on NYSE.(149)
2  To retire Lehigh's treasury stock.
3 Represents the audited combined financial statements of MedExec, Inc. and Subsidiaries; SPI Managed Ca, Inc. and SPI Managed Care of Hillsborough County, Inc.
4 Represents the combined financial statements of American Medical Clinics, Inc. and the American Medical Clinics.
5 Represents the combined financial statements of Broward Managed Care, Inc. and SPI Managed Care of Broward, Inc.

      COMBINED MEDEXEC, INC. AND SUBSIDIARIES; SPI MANAGED CARE, INC.; AND SPI MANAGED CARE OF HILLSBOROUGH COUNTY, INC., AMC CLINICS, AMC, INC. ,
            BROWARD MANAGED CARE, INC., SPI MANAGED CARE OF BROWARD,
                           AND THE LEHIGH GROUP, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1995 (147)

                                   (unaudited)
                 (in thousands except share and per share data)

                                                                         Total

                                         (2)        (3)        (4)     Combined                                 Combined
                                       MEDEXEC      AMC      BROWARD      FMC      Lehigh      Adjustments     PRO FORMA

Revenue                                $22,672     $  5,666     $ 26,815    $ 55,153     $ 12,105                $ 67,258

Medical expenses                        18,444        4,802       23,471      46,717                               46,717
Cost of Sales                                                                               8,628                   8,628
                                                                                                                  --------
     Gross profit                        4,228          864        3,344       8,436        3,477                  11,913

Selling, general and
administrative expenses                  4,634        1,095        3,049       8,778        3,994          133     12,905
                                                                                                                  --------

    Operating income(loss)                (406)        (231)         295        (342)        (517)        (133)      (992)
                                                                                                                  --------

Other income (expense):

    Interest expense                           --           --           --        0         (433)          --       (433)
    Interest and other income               42                        42          84          392                     434
                                     -------------------------------------------------------------------------------------
                                            42         -       42          84    (41)             -                     1
                                     -------------------------------------------------------------------------------------

Income(loss) from
  continuing operations
  before income taxes                     (364)     (231)       295     (300)     (558)       (133)                  (991)
Income taxes                                 -         -         51       51         -             -                  (51)

                                     -------------------------------------------------------------------------------------
Net income(loss) from                    $(364)    $(231)      $244    $(351)    $(558)      $(133)               $(1,042)
 continuing operations
                                     -------------------------------------------------------------------------------------
Net loss per share                        -          -           -          -      -              -                ($.004)

                                     -------------------------------------------------------------------------------------
Weighted average number                 -          -           -          -      -              -              237,000,000
of  shares outstanding                                                                                         ===========
after consummation of                =====================================================================================
merger

1 To amortize the goodwill on the FMC and Lehigh acquisition.

2 Represents the audited combined financial statements of MedExec, Inc. and subsidiaries; SPI Managed Care, Inc.; and SPI Managed Care of Hillsborough County, Inc.
3 Represents the combined  financial  statements of American  Medical  Clinics,
   Inc. and the American Medical Clinics.
4 Represents the combined  financial  statements of Broward  Managed Care, Inc.
   and SPI Managed Care of Broward, Inc.

        FIRST MEDICAL CORPORATION AND SUBSIDIARIES AND LEHIGH GROUP INC.
                                AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                   (unaudited)
                            (in thousands) (151/152)
                                  CONSOLIDATED

                                                FMC        Lehigh                     Adjustments(152)                     PROFORMA
                                                ---        ------                     ----------------                     --------

ASSETS                                                                   (1)           (2)         (3)          (4)

Current assets:

Cash                                          $      74   $     193         --           --           --          4,800    $   5,067
Accounts receivable, net                          1,176       4,186         --           --           --           --          5,362
Humana IBNR receivable and
  claims reserve funds                            4,395        --           --           --           --           --          4,395
Due from affiliates and
  related parties, net                              822        --           --           --           --           --            822
Inventories                                        --         1,547         --           --           --           --          1,547
Prepaid assets                                       84         104         --           --           --           --            188
                                                                                                              ---------    ---------
     Total current assets                         6,551       6,030         --           --           --          4,800       17,381

Property and equipment, net                         491          50         --           --           --           --            541

Goodwill related to Lehigh Group                   --          --           (300)       1,900         --           --          1,600
Other intangible assets, net                      3,433        --           --           --           --           --          3,433
Other assets                                          5          35         --           --           --           --             40
                                                                                                              ---------    ---------
     TOTAL                                    $  10,479   $   6,115         (300)       1,900         --          4,800    $  22,995
                                                                                                              =========    =========

LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)
Current liabilities:

Convertible Debenture                              --           300         (300)        --           --           --           --
Accounts payable and accrued
  expenses                                    $   2,748   $   2,924         --           --           --           --      $   5,672
Accrued medical claims                            3,634        --           --           --           --           --          3,634

Current portion of long-term
  obligations                                     1,072         501         --           --           --           (200)       1,373
Notes payable-bank                                  503         360         --           --           --           --            860
Minority interest                                   146        --           --           --           --            490          636
Other current liabilities                           686        --           --           --           --           --            686
                                                                                                              ---------    ---------
     Total current liabilities                    8,789       4,085         (300)        --           --            290       12,864

Long-term obligations, net of
  current portion                                   402       2,110         --           --           --           --          2,512

Other liabilities                                  --
Stockholders' equity (deficit):

Preferred stock                                    --          --           --           --           --           --           --
Common stock                                          1          11         --           --           --           --              1
Additional paid in capital                          380     106,594         --            (11)        --            510        6,810
Accumulated earnings (deficit)                      908    (105,031)        --       (103,020)      (1,654)        --            808
Treasury stock, at cost                            --        (1,654)        --        104,931        1,654         --           --
                                                                                                              ---------    ---------
     Total stockholders'
       equity (deficit)                           1,289         (80)        --          1,900           __        4,510        7,619

                                                                                                              ---------    ---------
     TOTAL                                    $  10,479   $   6,115         (300)       1,900         --          4,800    $  22,995
                                                                                                              =========    =========

1 To record the conversion of Lehigh note payable to FMC by issuing additional shares to FMC nor to the consummation of the merge
2 To record the issuance of shares of FMC for the reverse acquisition and the resulting goodwill on the issuance of 10,000,000 shares at approximately $.20 per share.
3  To retire Lehigh's treasury stock.
4 To record GDS's capital contribution of $5 million net of $200 previously provided by GDS, of which $4,000 will be contribued as capital to FMC for shares which upon conversion will represent ___% of the ownership of the combined entity. The balance was contributed as equity to a subsidiary which FMC has 51% ownership interest.

        FIRST MEDICAL CORPORATION AND SUBSIDIARIES AND LEHIGH GROUP INC.
           AND SUBSIDIARIES PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (unaudited)

            (unaudited in thousands except share and per share data)

                                                                                                              Combined
                                                   FMC                Lehigh            Adjustments           Proforma
                                                   ---                ------            -----------           --------

Revenue                                    $      41,647          $       8,398                --         $      50,045

Medical expenses                                  33,224                   --                  --                33,224
Cost of Sales                                       --                    5,816                --                 5,816
                                            ---------------------------------------------------------------------------
     Gross profit                                  8,423                  2,582                --                11,005


Selling, general and
  administrative expenses                          6,862                  2,898                --                 9,760
                                            ---------------------------------------------------------------------------

    Operating income(loss)                         1,561                   (316)               --                 1,245

Other income (expense):

    Interest expense                                 (60)                  (329)               --                  (389)
    Other income                                      13                    116                --                   129
    Deferred finance charges                        --                       (2)               --                    (2)

Amortization of goodwill - Lehigh                   (100)(1)               (100)

Income(loss) from continuing operations            1,514                   (531)               (100)                883
  before income taxes

Income taxes                                         606                      1                --                   607


Net income (loss) from
  continuing operations                    $         908          $        (532)      $        (100)      $         276
                                           ----------------------------------------------------------------------------
Net income per share                                --                     --                  --         $        .002

                                           ----------------------------------------------------------------------------
Weighted average number of                          --                     --                  --           237,000,000
  shares outstanding after
  consummation of the Merger

                                          ===================================================================================

1 To amortize the goodwill on the FMC and Lehigh acquisition.

                                                                      APPENDIX A

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

         THIS AMENDED AND RESTATED AGREEMENT made and entered into as of the 29th day of October 1996, by and among The Lehigh Group Inc., a Delaware corporation ("Lehigh"), Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Newco") and First Medical Corporation, a Delaware corporation ("FMC"). Unless the context indicates otherwise, all references herein to Lehigh or FMC refer to Lehigh and FMC and their respective wholly owned subsidiaries.

                          W I T N E S S E T H T H A T:

                                R E C I T A L S:

         (A) Lehigh has recently organized Newco for the purpose of merging with and into FMC on the terms and conditions set forth herein and with the effect that, as a result thereof, the present stockholders of Lehigh will upon consummation of the Merger hold four percent of the total equity of Lehigh on a fully diluted basis.

         (B) Simultaneously with the execution and delivery of this Agreement, FMC is lending to Lehigh the sum of $300,000 and, in evidence thereof, Lehigh is delivering to FMC a debenture in the form annexed hereto as Exhibit A.

         (C) It is intended that the transactions contemplated by this Agreement shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the parties hereto agree as follows:

         1. THE MERGER

         (a) On the Closing Date, Newco shall be merged with and into FMC (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"). FMC shall be the surviving corporation of the Merger, shall be a wholly-owned subsidiary of Lehigh and shall continue to be governed by the laws of Delaware. Immediately prior to the Effective Time (as hereinafter defined) there shall be filed with the Delaware Secretary of State an amendment to the Certificate of Incorporation of Lehigh providing for "blank check" preferred stock and a Certificate of Designation establishing a series of 951,211 shares of preferred stock to be designated the Series A Convertible Preferred Stock, $.001 par value, of Lehigh (the "Lehigh Preferred Stock"), each share of which shall be convertible at any time by the holder thereof into 250 shares of the common stock, $.001 par value, of Lehigh (the "Lehigh Common Stock") and each share of which shall be entitled to 250 votes, voting together with the Lehigh Common Stock, on all matters subject to the vote of stockholders. Upon the effectiveness of the Merger, and by virtue thereof without any further action by Lehigh, FMC or any of their stockholders: (i) any and all shares of the Lehigh Common Stock held by FMC immediately prior to the Effective Time shall be cancelled; (ii) each other share of the Lehigh

Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding; and (iii) each share of common stock, $.01 par value, of FMC (the "FMC Common Stock") shall cease to be outstanding and shall be converted into (A) 1,033.925 shares of Lehigh Common Stock and (B)
95.1211 shares of Lehigh Preferred Stock.

         (b) Certificates representing shares of FMC Common Stock shall be exchanged for certificates of Lehigh Common Stock and Lehigh Preferred Stock as follows:

              (i) After the Effective Time, certificates evidencing outstanding shares of FMC Common Stock shall evidence the right of the holder thereof to receive certificates representing 1,033.925 shares of Lehigh Common Stock and
95.1211 shares of Lehigh Preferred Stock for each share of FMC Common Stock. Each holder of FMC Common Stock, upon surrender of the certificates which prior thereto represented shares of FMC Common stock, to a trust company to be designated by Lehigh which shall act as the exchange agent (the "Exchange Agent") for such stockholders to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Lehigh Common Stock and Lehigh Preferred Stock into which the shares of FMC Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted. Until so surrendered, each such outstanding certificate for shares of FMC Common Stock shall be deemed, for all corporate purposes including voting rights, subject to the further provisions of this
Section 1(b), to evidence the ownership of the whole shares of Lehigh Common Stock and Lehigh Preferred Stock into which such shares have been converted.

              (ii) No certificate representing a fraction of Lehigh Common Stock or Lehigh Preferred Stock will be issued and no right to vote or receive any distribution or any other right of a stockholder shall attach to any fractional interest of Lehigh Common Stock or Lehigh Preferred Stock to which any holder of shares of FMC Common Stock would otherwise be entitled hereunder.

              (iii) If any certificate for whole shares of Lehigh Common Stock or Lehigh Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for shares of Lehigh Common Stock or Lehigh Preferred Stock in any name other than that of the registered holder of the certificate surrendered.

              (iv) At the Effective Time, all shares of FMC Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be cancelled.

         (c) Lehigh and FMC shall each submit this Agreement to its stockholders for approval in accordance with the DGCL, at an annual or special meeting of the stockholders (the "Meeting") called and held on a date to be fixed by their respective Boards of Directors and shall use their best efforts to hold such meeting on or before March 15, 1997 or as soon thereafter as practical.

         (d) Lehigh and FMC shall each use its best efforts to obtain the affirmative vote of stockholders required to approve this Agreement and the transactions contemplated hereby, and will recommend to their respective stockholders the approval of the Merger, subject however, in the case of each company's Board of Directors, to its fiduciary obligation to stockholders. Lehigh shall mail to all of its stockholders entitled to vote at and receive notice of such meeting the material required in accordance with the Registration Statement and Prospectus provisions specified in paragraph 9 hereof.

         (e) On or before the date of the Meeting, the Board of Directors of Newco shall duly approve this Agreement and Lehigh, as sole stockholder of Newco, shall duly approve this Agreement and the transactions contemplated hereby.

         (f) Following the approval of the Merger by the stockholders of Lehigh, Newco and FMC, a Certificate of Merger containing the information required by applicable law shall be executed by the appropriate officers of FMC and Newco.

         (g) Notwithstanding any other provision of this Agreement to the contrary, if Lehigh receives a proposal for a business combination with any other party which is more favorable to Lehigh or its stockholders than the terms set forth in this Agreement (an "Alternate Proposal") at any time prior to consummation of the Merger, Lehigh shall be entitled to pursue and/or consummate such transaction free of any obligation to FMC under or pursuant to this Agreement except for those obligations set forth in Section 17 hereof.

         2. CLOSING; EFFECTIVE TIME

         (a) The closing of all the transactions contemplated hereby (herein called the "Closing" or the "Closing Date") shall occur at a date and place mutually agreed between the parties and on a date within fifteen (15) business days after all of the of the conditions described in paragraphs 14 and 15 hereof have been satisfied or, to the extent permitted by paragraph 16(c) hereof, their satisfaction has been waived. Lehigh, Newco and FMC will use their best efforts to obtain the approvals specified in paragraph 8 hereof and any other of the consents, waivers, or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the respective recipient thereof at or prior to the Closing. Without the consent of FMC and Lehigh to extend such date, the Closing Date shall be no later than April 1, 1997, and if it is delayed beyond said date, or extended date, then either party shall have the right to terminate this Agreement upon notice to that effect.

         (b) At the Closing, Lehigh, Newco and FMC shall jointly direct that the Certificate of Merger be duly filed, and in accordance with such direction it shall be filed, in the Offices of the Secretary of State of Delaware so that the Merger shall be effective on the Closing Date. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

         3. LISTING

         At a time mutually agreed to by Lehigh and FMC, but in no event later than the date following the approval of stockholders of both Lehigh and FMC, Lehigh agrees, at its expense, to apply for and use its best efforts to obtain additional listings on the New York Stock Exchange, subject to notice of issuance, of the shares of Lehigh Common Stock to be delivered to FMC stockholders in the Merger. FMC agrees to render assistance to Lehigh in obtaining such listing, including the furnishing of such financial statements as Lehigh may reasonably request.

         4. INVESTIGATION BY THE PARTIES

         Lehigh and FMC acknowledge that they have made or caused to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such properties and other matters. Lehigh and FMC each agree that if matters come to the attention of either party requiring additional due diligence, each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the party making such investigation shall from time to time reasonably request. No investigation by Lehigh or FMC shall affect the representations and warranties of the other and each such representation and warranty shall survive any such investigation. Each party further agrees that in the event the transactions contemplated by this Agreement shall not be consummated, it and its officers, employees, accountants, attorneys, engineers, authorized agents and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copied without the consent of such party. In the event that the transactions contemplated by this Agreement shall not be consummated, all such written information shall be returned to the party providing it.

         5. "AFFILIATES" OF FMC

         Each stockholder of FMC who is, in the opinion of counsel to Lehigh, deemed to be an "affiliate" of FMC as such term is defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (hereinafter called the "1933 Act"), is listed on a Schedule to be delivered to Lehigh within 20 days hereof, and will be informed by FMC that: (i) absent an applicable exemption under the 1933 Act, the shares of Lehigh Common Stock to be received by such "affiliate" and owned beneficially on consummation of the transactions contemplated hereunder may be offered and sold by him only pursuant to an effective registration statement under the 1933 Act or pursuant to the provisions of paragraph (d) of Rule 145 promulgated under the 1933 Act; (ii) Rule 145 restricts the amount and method of subsequent dispositions by such "affiliate" of such shares and (iii) a continuity of interests by the "affiliate" must be maintained. Prior to the Closing Date, FMC agrees to obtain from each "affiliate" an agreement to the effect that such affiliate will not publicly sell any of such shares unless a registration statement under the 1933 Act with respect thereto is then in effect, or such disposition complies with paragraph (d) of Rule 145 promulgated under the 1933 Act, or counsel satisfactory to Lehigh has delivered a written opinion to Lehigh and to such "affiliate" that registration under the 1933 Act is not required in connection with such disposition.

         6. STATE SECURITIES LAWS

         Lehigh will take such steps as may be necessary to comply with any state securities or so-called Blue Sky laws applicable to the actions to be taken in connection with the Merger and the delivery by Lehigh to FMC stockholders of the shares of Lehigh Common Stock and Lehigh Preferred Stock to be delivered pursuant to this Agreement. Costs and expenses of any such Blue-Sky qualifications shall be borne by Lehigh.

         7. CONDUCT OF BUSINESS PENDING THE CLOSING

         From the date hereof, to and including the Closing Date, except as may be first approved by the other Party or as is otherwise permitted or contemplated by this Agreement:

            (i) Lehigh and FMC shall each conduct their business only in the usual and ordinary course;

            (ii) neither Lehigh or FMC shall make any change in its authorized or outstanding capitalization;

            (iii) Except as set forth on their respective Disclosure Schedules annexed to this Agreement neither Lehigh or FMC shall authorize for issuance or issue or enter any agreement or commitment for the issuance of shares of capital stock;

            (iv) neither Lehigh or FMC shall create or grant any rights or elections to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise;

            (v) neither Lehigh or FMC shall amend their Certificates of Incorporation or Bylaws unless deemed to be reasonably necessary to consummate the transaction contemplated herein and upon prior notice thereof to each other;

            (vi) Neither Lehigh or FMC shall make any modification in their employee benefit programs or in their present policies in regard to the payment of salaries or compensation to their personnel and no increase shall be made in the compensation of their personnel, except in the ordinary course of business;

            (vii) Neither Lehigh or FMC shall make any contract, commitment, sale or purchase of assets or incur debt, except in the ordinary course of business;

            (viii) Lehigh and FMC will use all reasonable and proper efforts to preserve their respective business organizations intact, to keep available the services of their present employees and to maintain satisfactory relationships with suppliers, customers, regulatory agencies, and others having business relations with it;

            (ix) Neither Lehigh or FMC shall create or implement a profit sharing plan; and,

            (x) The Board of  Directors  of Lehigh and FMC will not  declare any
dividends  on,  or  otherwise  make  any   distribution  in  respect  of,  their
outstanding shares of capital stock.

         8. EFFORTS TO OBTAIN APPROVALS AND CONSENTS

         FMC and Lehigh will use all reasonable and proper efforts to obtain, where required, the approval and consent (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Agreement, and
(ii) of such other persons whose consent to the transactions contemplated by this Agreement is required.

         9. PROXY STATEMENT AND REGISTRATION STATEMENT

         (a) FMC and Lehigh agree that they shall cooperate in the preparation of and the filing with the Securities and Exchange Commission by Lehigh of a proxy statement/prospectus (the "Proxy Statement") in accordance with the Securities Exchange Act of 1934 (the "1934 Act") and the applicable rules and regulations thereunder, to be included in the registration statement of Lehigh referred to below and (ii) the filing with the Securities and Exchange Commission, by Lehigh, of a registration statement on Form S-4 or such other Form as may be appropriate (the "Registration Statement"), including the Lehigh Proxy Statement, in accordance with the Securities Act of 1933 (the "1933 Act") and the applicable rules and regulations thereunder covering the shares of Lehigh Common Stock and Lehigh Preferred Stock to be issued pursuant to this Agreement and the shares of Lehigh Common Stock issuable upon conversion of the Lehigh Preferred Stock. Lehigh and FMC thereafter shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act at the earliest practicable date, and shall take such actions as may reasonably be required under applicable state securities laws to permit the transactions contemplated by this Agreement. Lehigh shall advise FMC promptly when the Registration Statement has become effective, and Lehigh shall thereupon send a Proxy Statement to its stockholders for purposes of the Meeting contemplated by this Agreement. The Proxy Statement shall be mailed not less than 20 days prior to such meeting to all stockholders of record at their address of record on the transfer records of Lehigh. Each party shall bear their respective out of pocket expenses, and expenses related to preparing documents, financial statements, schedules, exhibits, and like materials for inclusion in the Registration Statement. Lehigh shall be responsible for the expenses of filing the Registration Statement.

         (b) Subject to the  conditions  set forth below,  the parties  agree to indemnify and hold harmless each other, their respective officers, directors, partners, employees, agents and counsel against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact made by the party against whom indemnification is sought and contained (1) in any Prospectus/Proxy Statement, the Registration Statement, or Proxy Statement (as from time to time amended and supplemented) or any amendment or supplement thereto; or (2) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of either party or based upon written information filed in any jurisdiction in order to qualify the shares of Lehigh Common Stock and Lehigh Preferred Stock to be issued in connection with the Merger and the shares of Lehigh Common Stock issuable upon conversion of the Lehigh Preferred Stock under the "Blue Sky" or securities laws thereof or filed with the Securities and Exchange Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the indemnifying party from the party seeking indemnification expressly for inclusion in any Prospectus/Proxy Statement, the Registration Statement, or Proxy Statement, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of representation, warranty, covenant, or agreement contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability each party may otherwise have, including liabilities arising under this Agreement. If any action is brought against either party or any of its officers, directors, partners, employees, agents, or counsel ( an "indemnified party") in respect of which indemnity may be sought pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the other party (the "indemnifying party") in writing of the institution of such action (but the failure to so notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Paragraph 9(b)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel and payment of expenses (satisfactory to such indemnified party or parties). Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the other party in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

         10. COOPERATION BETWEEN PARTIES

         FMC and Lehigh shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information in connection with the preparation of the Registration Statement and the Proxy Statement.

         11. REPRESENTATIONS OF LEHIGH

         Lehigh represents, warrants and agrees that:

         (a) Lehigh is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which they were incorporated. Lehigh and its subsidiaries have the corporate power and any necessary governmental authority to own or lease their properties now owned or leased and to carry on their business as now being conducted. Lehigh and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary.

         (b) As of the date hereof, the authorized capital stock of Lehigh consists of 100,000,000 shares of Lehigh Common Stock, of which 10,339,250 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value, none of which is issued and outstanding. As of the date hereof, there are options and warrants outstanding to purchase 18,697,187 shares of Lehigh Common Stock. The outstanding capital stock of Lehigh and its subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Except for the foregoing, Lehigh and its subsidiaries have no commitment to issue, nor will they issue, any shares of their capital stock or any securities or obligations convertible into or exchangeable for, or give any person any right to acquire from Lehigh or its subsidiaries, any shares of Lehigh's or it subsidiaries' capital stock. Lehigh owns all of the issued and outstanding capital stock of Newco.

         (c) The shares of Lehigh Common Stock and Lehigh Preferred Stock which are to be issued and delivered to the FMC stockholders pursuant to the terms of this Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and nonassessable. Lehigh shall have applied for and shall use its best efforts to obtain approval for listing such shares of Lehigh Common Stock subject to notice of issuance on the New York Stock Exchange prior to the Effective Time, and no stockholder of Lehigh or other person will have any preemptive rights in respect thereto.

         (d) Lehigh has furnished FMC with copies of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995 which contains consolidated balance sheets of Lehigh and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995 audited by BDO Seidman, LLP. Lehigh has also furnished FMC with unaudited financial statements as of June 30, 1996 as set forth in its Form 10-Q as filed with the Securities and Exchange Commission. All of the above financial statements present fairly the consolidated financial position of Lehigh and its subsidiaries at the periods indicated, and the consolidated results of operations and cash flows for the periods then ended. The interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and in the opinion of Lehigh include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such interim period. Since June 30, 1996 there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Lehigh or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement.

         (e) Except as disclosed in the public filings of Lehigh and except for the lawsuit filed by Southwicke Corporation a copy of the complaint in which is annexed hereto, neither Lehigh nor any of its subsidiaries is (i) engaged in or a party to, or to the knowledge of Lehigh, threatened with any material legal action or other proceeding before any court or administrative agency or (ii) to the knowledge of Lehigh, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, state, or other applicable law or administrative regulations in respect to its business.

         (f) Lehigh and Newco have the corporate power to enter into this Agreement and, subject to requisite stockholder approval, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action and this Agreement constitutes the valid and binding obligations of Lehigh and Newco.

         (g) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by Lehigh and Newco will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of Lehigh, Newco or any of its other subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which Lehigh or any of its subsidiaries is a party or by which it or any of its subsidiaries if bound or affected.

         (h) This Agreement and the documents and financial statements furnished hereunder on behalf of Lehigh do not contain and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact known to Lehigh which materially adversely affects or in the future will materially adversely affect the business operations, affairs or condition of Lehigh or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement or any documents or materials furnished hereunder.

         (i) There are no agreements or contracts between Lehigh and its subsidiaries with any other third party that require approvals or consents that could delay or prevent the Merger of Lehigh and Newco and the other transactions contemplated thereby.

         (j) Neither Lehigh nor any of its subsidiaries uses or handles potentially hazardous materials and have not received notification of, and are not aware of, any past or present event, condition or activity of or relating to the business, properties or assets of Lehigh which violates any Environmental or Occupational Safety Law.

         12. REPRESENTATIONS OF FMC

         FMC represents, warrants and agrees that:

         (a) FMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and its subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which they were incorporated. FMC and its subsidiaries have the corporate power and any necessary governmental authority to own or lease their properties now owned or leased and to carry on their business as now being conducted. FMC and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary.

         (b) The authorized capital stock of FMC consists of 15,000 shares of FMC Common Stock, of which 10,000 shares are issued and outstanding. The outstanding capital stock, of FMC and its subsidiaries has been duly authorized and issued and is fully paid and nonassessable. FMC and its subsidiaries have no commitment to issue, nor will they issue, any shares of their capital stock or any securities or obligations convertible into or exchangeable for, or give any person any right to acquire from FMC or its subsidiaries any shares of FMC or it subsidiaries capital stock, except for those rights identified in the Disclosure Schedule of FMC annexed hereto (the "FMC Disclosure Schedule").

         (c) FMC has furnished Lehigh with copies of the unaudited consolidated balance sheet of FMC and subsidiaries as of June 30, 1996 and the related consolidated statements of operations, shareholder equity (deficit) and cash flows for the six months ended June 30, 1996, and the consolidated balance sheets of MedExec, Inc., a principal operating subsidiary of FMC, and its subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholder equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995 audited by KPMG Peat Marwick. All of the above financial statements present fairly the consolidated financial position of FMC and its subsidiaries at the periods indicated, and the consolidated results of operations and cash flows for the periods then ended. The interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and in the opinion of FMC include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such interim period. Since June 30, 1996 there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of FMC or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement.

         (d) Neither FMC nor any of its subsidiaries is engaged in or a party to, or to the knowledge of FMC, threatened with any material legal action or other proceeding before any court or administrative agency except as set forth in the FMC Disclosure Schedule to be furnished to Lehigh. Neither FMC nor any of its subsidiaries, to the knowledge of FMC, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, state, or other applicable law or administrative regulations in respect to its business except as set forth on said FMC Disclosure Schedule.

         (e) The information to be furnished by FMC for use in the material mailed to stockholders of FMC in connection with the Meetings will in all material respects comply with the applicable requirement of the 1933 Act and the 1934 Act, and the rules and regulations promulgated thereunder.

         (f) FMC has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligations of FMC.

         (g) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by FMC will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of FMC or any of its other subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which FMC or any of its subsidiaries is a party or by which it or any of its subsidiaries if bound or affected.

         (h) This Agreement, the FMC Disclosure Schedule and all documents and financial statements furnished hereunder on behalf of FMC do not contain and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact known to FMC which materially adversely affects or in the future will materially adversely affect the business operations, affairs or condition of FMC or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement the FMC Disclosure Schedule or other documents and material furnished hereunder.

         (i) There are no agreements or contracts between FMC and its subsidiaries with any other third party that require approvals or consents that could delay or prevent the Merger of FMC and Newco and the other transactions contemplated thereby.

         (j) Neither FMC nor any of its subsidiaries uses or handles potentially hazardous materials other than those customarily handled by medical clinics of the type managed by FMC, and have not received notification of, and are not aware of, any past or present event, condition or activity of or relating to the business, properties or assets of FMC which violates any Environmental or Occupational Safety Law.

         13. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties made herein by FMC and Lehigh shall not survive, and shall expire with and be terminated upon, the Closing of the Merger.

         14. CONDITIONS TO THE OBLIGATIONS OF LEHIGH

         The obligations of Lehigh hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Lehigh and FMC.

         (b) Each "affiliate" of FMC will have properly executed and delivered the Affiliate's Agreement described in paragraph 5 hereof.

         (c) FMC shall have furnished Lehigh with (i) certified copies of resolutions duly adopted by the holders of a majority or more of the issued and outstanding shares of FMC common stock entitled to vote, evidencing approval of this Agreement and the transactions contemplated hereby; (ii) certified copies of resolutions duly adopted by the Board of Directors of FMC approving the execution and delivery of this Agreement and authorizing all necessary or proper corporate action, to enable FMC to comply with the terms hereof and thereof;
(iii) an opinion dated the closing date of counsel for FMC in form and substance satisfactory to Lehigh and its counsel to the effect that:

                  (1) FMC and each of its subsidiaries are corporations duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and to the best of the knowledge of such counsel based on inquiries of responsible officers of FMC, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on FMC's business or consolidated financial condition, and has all corporate and other power and authority, including all governmental licenses and authorizations, necessary to own its properties and to carry on its business as described in the Proxy Statement;

                  (2) this Agreement has been duly authorized and executed by proper corporate action of FMC and constitutes the valid and legally binding obligation of FMC in accordance with its terms.

                  (3) no provision of the Certificate of Incorporation or the By-laws of FMC or of any contract (except those pursuant to which waivers or consents have been obtained) known to such counsel to which FMC is a party, or any law, rule or regulation prevents it from carrying out the transactions contemplated hereby.

                  (4) there is no material action or proceeding known to such counsel, pending or threatened against FMC before a court or other governmental body or instituted or threatened by any public authority or by the holders of any securities of FMC, other than as specifically set forth in the FMC Disclosure Schedule.

                  (5) FMC has adequate title, subject only to liens and other matters set forth on the financial statements furnished to Lehigh pursuant to paragraph 12(c) hereof, to all its real estate properties, except for any lien of taxes not yet delinquent or being contested in good faith by appropriate proceedings and easements and restrictions of record which do not materially adversely affect the use of the property by FMC, and except for minor defects in titles, none of which, based upon information furnished by officers of FMC, does or will materially adversely affect FMC's use of such properties or its operations, and to which the rights of FMC therein have not been questioned. In giving such opinion, counsel may rely upon title policies previously issued to FMC or updated certificates furnished by title insurance companies.

                  (6) to the best knowledge of such counsel and based upon inquiries of responsible officers of FMC and upon searches of Uniform Commercial Code filings in the offices of the appropriate Secretary of State, there are no liens against properties of FMC (excluding real estate) except as disclosed by FMC to Lehigh in the FMC Disclosure Schedule.

In rendering its opinion, FMC counsel may rely as to factual matters on statements of officers of FMC. In rendering this opinion with respect to the laws of any jurisdiction other than Delaware, FMC counsel may rely on the opinion of other counsel retained by FMC provided that said opinion shall state that Lehigh is justified in relying on the opinion or opinions of such other counsel.

         (d) The representations and warranties of FMC contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business and FMC shall have received from FMC at the Closing a certificate dated the Closing Date of the Chairman, President or a Vice President of FMC to that effect.

         (e) Each and all of the respective agreements of FMC to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and FMC shall have delivered to FMC a certificate dated the Closing Date, of the Chairman, President or a Vice President of FMC to that effect.

         (f) The completion of Lehigh's Proxy Statement and the effectiveness of Lehigh's Registration Statement on Form S-4, as each may be amended.

         (g) The approval of this Agreement by the FMC Board of Directors.

         (h) The absence of any material contingent liabilities of FMC not previously disclosed to Lehigh.

         (i) The nonexistence of any agreement or contract that could delay or prevent the completion of the transactions contemplated by this Agreement.

         15. CONDITIONS TO THE OBLIGATIONS OF FMC

         The obligations of FMC hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Lehigh and FMC.

         (b) Lehigh shall have furnished FMC with (i) certified copies of resolutions duly adopted by a majority of the holders of the issued and outstanding shares of Lehigh Common Stock validly present at a meeting, evidencing approval of this Agreement and the transactions contemplated hereby;
(ii) certified copies of resolutions duly adopted by the Board of Directors of Lehigh approving the execution and delivery of this Agreement and authorizing all necessary or proper corporate action, to enable Lehigh to comply with the terms hereof and thereof; (iii) an opinion dated the closing date of counsel for Lehigh in form and substance satisfactory to FMC and its counsel to the effect that:

                  (1) Lehigh and each of its subsidiaries are corporations  duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and to the best of the knowledge of such counsel based on inquiries of responsible officers of Lehigh, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Lehigh's business or consolidated financial condition, and has all corporate and other power and authority, including all governmental licenses and authorizations, necessary to own its properties and to carry on the business as described in the Proxy Statement of Lehigh made a part of the Proxy Statement.

                  (2) this Agreement has been duly authorized and executed by proper corporate action of Lehigh and constitutes the valid and legally binding obligation of Lehigh in accordance with its terms.

                  (3) no provision of the Certificate of Incorporation or the By-laws of Lehigh or of any contract (except those pursuant to which waivers or consents have been obtained) known to such counsel to which Lehigh is a party, or any law, rule or regulation prevents it from carrying out the transactions contemplated hereby.

                  (4) there is no material action or proceeding known to such counsel, pending or threatened against Lehigh before a court or other governmental body or instituted or threatened by any public authority or by the holders of any securities of Lehigh, other than as specifically set forth in the Disclosure Schedule.

                  (5) Lehigh has adequate title, subject only to liens and other matters set forth on the financial statements furnished to FMC pursuant to paragraph 11(d) hereof, to all its real estate properties, except for any lien of taxes not yet delinquent or being contested in good faith by appropriate proceedings and easements and restrictions of record which do not materially adversely affect the use of the property by Lehigh, and except for minor defects in titles, none of which, based upon information furnished by officers of Lehigh, does or will materially adversely affect Lehigh's use of such properties or its operations, and to which the rights of Lehigh therein have not been questioned. In giving such opinion, counsel may rely upon title policies previously issued to Lehigh or updated certificates furnished by title insurance companies.

                  (6) to the best knowledge of such counsel and based upon inquiries of responsible officers of Lehigh and upon searches of Uniform Commercial Code filings in the offices of the appropriate Secretary of State, there are no liens against properties of Lehigh (excluding real estate) except as to be disclosed in the Disclosure Schedule.

In rendering its opinion, Lehigh counsel may rely as to factual matters on statements of officers of Lehigh. In rendering this opinion with resect to the laws of any jurisdiction other than Delaware, Lehigh counsel may rely on the opinion of other counsel retained by Lehigh provided that said opinion shall state that Lehigh is justified in relying on the opinion or opinions of such other counsel.

         (c) The representations and warranties of Lehigh contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business and FMC shall have received from Lehigh at the Closing a certificate dated the Closing Date of the President or a Vice President of Lehigh to that effect.

         (d) Each and all of the respective agreements of Lehigh to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and Lehigh shall have delivered to FMC a certificate dated the Closing Date, of the Chairman, President or a Vice President of Lehigh to that effect.

         (e) The completion of Lehigh's Proxy Statement and the effectiveness of Lehigh's Registration Statement on Form S-4, as each may be amended.

         (f) The approval of this Agreement by the Lehigh Board of Directors.

         (g) The absence of any material contingent liabilities of Lehigh not previously disclosed to FMC.

         (h) The nonexistence of any agreement or contract that could delay or prevent the completion of the transactions contemplated by this Agreement.

         16. TERMINATION AND MODIFICATION OF RIGHTS

         (a) This Agreement (except for the last three sentences of paragraph 4 of this Agreement and paragraph 17 of this Agreement) may be terminated at any time prior to the Closing Date by (i) mutual consent of the parties hereto authorized by their respective Boards of Directors or (ii) upon written notice to the other party, by either party upon authorization of its Board of
Directors:

                  (1) if in its reasonably exercised judgment since the date of this Agreement there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party come to the attention of the other party; or

                  (2) if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

                  (b) As provided in paragraph 2(a), this Agreement may be terminated by either party upon notice to the other in the event the Closing shall not be held by April 1, 1997.

                  (c) Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, by action taken by the Board of Directors of such party; and any such term or condition may be amended at any time, by an agreement in writing executed by the Chairman of the Board, the President or any Vice President of each of the parties pursuant to authorization by their respective Boards of Directors provided however that no amendment of any principal term of the Merger shall be affected after approval of this Agreement by the stockholders of Lehigh, FMC and Newco unless such amendment is approved by such stockholders in accordance with applicable law.

         17. BREAK-UP FEE

         In the event that Lehigh receives and consummates an Alternate Proposal (as that term is defined in paragraph 1(g) hereof), then Lehigh shall pay FMC $1,500,000 by wire transfer of immediately available funds at the date of consummation of such Alternate Proposal.

         18. BROKERS

         Each of the parties represents that no broker, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement other than Gruntal & Company and First Union.

         19. GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the State of Delaware.

         20. NOTICES

         All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

                  (a)      If to Lehigh or Newco:

                           Salvatore J. Zizza, President
                           810 Seventh Avenue - #27 F
                           New York, NY 10019

                           With a copy to:

                           Robert A. Bruno, Esq.
                           General Counsel & Vice President
                           810 Seventh Avenue - #27 F
                           New York, NY 10019

                                    and

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue

                           New York, NY 10022
                           Attn:  Ilan K. Reich, Esq.

                  (b)      If to FMC:

                           Dennis Sokol
                           Chairman

                           First Medical Corporation
                           1055 Washington Boulevard
                           Stamford, CT  06901

                                 and

                           Greenberg Traurig
                           1221 Brickell Avenue
                           Miami, Florida 33131
                           Attn: Gary Epstein, Esq.

         21. NON-ASSIGNMENT

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         22. COUNTERPARTS

         This Agreement may be executed simultaneously in two or more counterparts, and by the different parties hereto on separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         23. HEADINGS AND REFERENCES

         The headings of the paragraphs of this Agreement are inserted for convenience of reference only.

         24. ENTIRE AGREEMENT; SEVERABILITY

         This Agreement, including the Disclosure Schedules, documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions of this Agreement or this Agreement as a whole.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

ATTEST:                                     THE LEHIGH GROUP INC.

____________________________                By___________________________
AUTHORIZED OFFICER                            Salvatore J. Zizza,
                                              Chairman of the Board and
                                              Chief Executive Officer

ATTEST:                                     FIRST MEDICAL CORPORATION


____________________________               By___________________________
AUTHORIZED OFFICER                            Dennis A. Sokol, Chairman


ATTEST:                                     LEHIGH MANAGEMENT CORP.


_____________________________              By__________________________
AUTHORIZED OFFICER                          Salvatore J. Zizza, President and
                                            Chief Executive Officer

                                                                      APPENDIX B

                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                              THE LEHIGH GROUP INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

         The Lehigh Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

         RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred stock consisting of 951,211 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences, participations and restrictions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

         Section 1. DESIGNATION AND AMOUNT.

         The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 951,211. The par value of the Series A Preferred Stock shall be $.001 per share.

         Section 2. DIVIDENDS.

         The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors on the Corporation's Common Stock, $.001 par value (the "Common Stock"), out of funds of the Corporation legally available therefor, cash dividends in an amount per share of Series A Preferred Stock equal to two hundred and fifty times the amount declared with respect to each share of the Common Stock. Each such dividend shall be paid to the holders of record of the shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on the record date for payment of the corresponding dividend on the Common Stock.

         Section 3. VOTING RIGHTS.

         The holders of Series A Preferred Stock shall be entitled to vote, together with the holders of Common Stock, on all matters as to which holders of the Common Stock shall be entitled to vote, with the holders of Series A Preferred Stock being entitled to cast two hundred and fifty votes for each share of Series A Preferred Stock held by them. The holders of Series A Preferred Stock shall not be entitled to vote separately, as a class, on any matter except (a) as provided in Section 7 and (b) as required by law.

         Section 4. LIQUIDATION RIGHTS.

         (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, the amount of $.01 for each share of the Series A Preferred Stock held by them, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Common Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

         (b) For purposes of this Section 4, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; PROVIDED, HOWEVER, that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series A Preferred Stock.

         (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

         Section 5. CONVERSION.

         (a) Holders of shares of the Series A Preferred Stock shall have the right, exercisable (subject to the provisions of Section 5(d)) at any time and from time to time, to convert each share of Series A Preferred Stock into two hundred and fifty shares of the Common Stock, subject to adjustment as described below. Upon conversion, no adjustment or payment will be made for dividends, but if any holder surrenders a share of the Series A Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the payment date for such dividend, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share of the Series A Preferred Stock on such record date.

         (b) Any holder of a share or shares of the Series A Preferred Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with such form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if such required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to
Section 5(c) hereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds, or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

         (c) If a holder converts a share or shares of the Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of Section 5(a) hereof.

         (d) The Series A Preferred Stock shall not become convertible into shares of Common Stock until such time as the number of shares of the Corporation's authorized and unissued Common Stock equals or exceeds the aggregate number of shares of the Common Stock into which all of the authorized shares of Series A Preferred Stock would be convertible under Section 5(a) (without regard to this sentence) if all of such shares of Series A Preferred Stock were outstanding. Thereafter, the Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of the Common Stock sufficient shares of the Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock. All shares of Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of the Common Stock upon conversion of shares of the Series A Preferred Stock, the Corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of the Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

         (e) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation  shall (1) pay a dividend
                  in shares of the Common Stock to holders of the Common  Stock,
                  (2) make a distribution in shares of the Common Stock to holders of the Common Stock, (3) subdivide the outstanding shares of the Common Stock into a greater number of shares of the Common Stock or (4) combine the outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Common Stock which he would have owned immediately following such action had such shares of the Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 5(e)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (ii) In case the  Corporation  shall issue  rights or
                  warrants to substantially all holders of the Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of the Common Stock (or securities convertible into shares of the Common Stock) at a price per share less than the current market price (as determined pursuant to Section 5(e)(iv)) of the Common Stock on such record date, the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of the Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding on such record date plus the number of additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of the Common Stock outstanding on such record date, plus the number of shares of the Common Stock which the aggregate offering price of the offered shares of the Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

                           (iii) In case the Corporation shall distribute to all
                  holders of the Common Stock shares of any class of capital stock other than the Common Stock, evidence of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in Section 5(e)(ii)), then in each such case the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of the Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 5(e)(iv)) of the Common stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in Section 5(e)(ii) ("Rights") pro rata to holders of the Common Stock, the Corporation may, in lieu of making any adjustment pursuant to this Section 5(e)(iii), make proper provision so that each holder of a share of Series A Preferred Stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holder of Rights of separate certificate evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of the Common Stock into which a share of the
                  Series A Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (iv) The current market price per share of the Common
                  Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

                           (v) In any case in which this Section 5 shall require
                  that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing of the notice described in
                  Section 5(e)) issuing to the holder of any share of the Series A Preferred Stock converted after such record date the shares of the Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of the Common stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

         (f) No adjustment in the conversion rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

         (g) In the event that,  as a result of an  adjustment  made pursuant to
Section 5(e), the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.

         (h) The Corporation may make such increases in the conversion rate, in addition to those required by Sections 5(e)(i), (ii) and (iii), as it considers to be advisable in order than any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

         (i) Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of shares of the Series A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the shares of the Series A Preferred Stock.

         (j) In the event that:

                           (1) the Corporation takes any action which would require an adjustment in the conversion rate,

                           (2) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Corporation must approve the transaction, or

                           (3) there is a dissolution or liquidation of the Corporation,

a holder of shares of the Series A Preferred Stock may wish to convert some or all of such shares into shares of the Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of the Common Stock on that date may receive. Therefore, the Corporation shall mail to holders of shares of the Series A Preferred Stock a notice stating the proposed record or effective date of the transaction, as the case may be. This Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (1), (2) or (3) of this Section 5(j).

         (k)  If  any  of  the   following   shall   occur,   namely:   (i)  any
reclassification or change of outstanding shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, provide in its certificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of the Common Stock deliverable upon conversion of such share of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
5. The foregoing, however, shall not in any way affect the right a holder of a share of the Series A Preferred Stock may otherwise have, pursuant to clause
(ii) of the last sentence of Section 5(e)(iii), to receive Rights upon conversion of a share of the Series A Preferred Stock. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5(k) shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Section 6. RANKING. With regard to rights to receive dividends and distributions upon dissolution of the Corporation, the Series A Preferred Stock shall rank prior to the Common Stock and junior to any other Preferred Stock issued by the Corporation, unless the terms of such other Preferred Stock provide otherwise.

         Section 7. LIMITATIONS. In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting as a class, amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Certificate of Incorporation (including this Certificate of Designation) that would change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely; provided, however, that (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with any increase in the total number of authorized shares of the Common Stock.

         Section 8. NO PREEMPTIVE RIGHTS. No holder of shares of the Series A Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe for or acquire shares of capital stock of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Salvatore J. Zizza, its President, and attested by Robert A. Bruno, its Secretary, this ____ day of __________, 1997.

THE LEHIGH GROUP INC.

By:

         Name:   Salvatore J. Zizza
         Title:  President

Attested:


By:_______________________
   Name:  Robert A. Bruno
   Title: Secretary

                                                                      APPENDIX C

Name of Subscriber:        GENERALE DE SANTE INTERNATIONAL, PLC

                             SUBSCRIPTION AGREEMENT

First Medical Corporation
5200 Blue Lagoon Drive
Suite 250
Miami, Florida 33126

Gentlemen:

         The undersigned ("Subscriber") hereby tenders this Subscription Agreement ("Agreement') subject to the terms and conditions set forth herein. If you are in agreement, please indicate your acceptance by executing this Agreement in the space provided and returning one executed counterpart to Subscriber. All references to Subscriber shall include the Subscriber's nominee.

         The closing of this transaction will not occur until such time as First Medical Corporation, a Delaware corporation (the "Issuer"), consummates a transaction in which it becomes a public company. Accordingly, the parties agree that all documents to be executed in connection with the transaction described herein shall be subject to the closing of a transaction in which the Issuer shall become a public company. Simultaneously with the closing, the Issuer agrees to register the Common Stock (as defined below) currently owned by Subscriber and the Common Stock purchased by Subscriber hereby as described herein.

         1. SUBSCRIPTION

         1.1 Subscriber hereby subscribes for and agrees to purchase a number of shares of the Common Stock, $.01 par value (the "Common Stock"), of First Medical Corporation, a Delaware corporation (the "Issuer"), equal to 10% of the issued and outstanding Common Stock of the issuer existing on the date of the Closing of the transactions contemplated by this Agreement, including the shares issued to Subscriber.

         1.2 Subscriber hereby subscribes for and agrees to purchase such amount of the 9% Series A Preferred Stock ("Preferred Stock") of the issuer as shall be convertible into 10% shares of Common Stock issued and outstanding as at the date of issue. The Preferred Stock issued to the Subscriber shall form a class of shares of its own. The Preferred Stock shall be issued to Subscriber and shall contain the terms and conditions set forth in Exhibit "A" annexed hereto and made a part hereof by reference and such other terms and conditions, if any, as issuer and Subscriber may mutually agree upon in writing prior to the Closing of the transaction contemplated by this Agreement. As set forth in Exhibit "A," the Preferred Stock will pay a 9% cumulative annual dividend, payment of which will be deferred until the earlier of (1) the third anniversary of the Closing and (ii) the date of conversion into Common Stock, and will be convertible into shares of Common Stock equal to 10% of the currently issued and outstanding Common Stock on a fully diluted basis. There will be no new issue of Common Stock during 1996.

         1.3 Subscriber hereby subscribes for and agrees to purchase 49% of the issued and outstanding shares of the Common Stock, $.01 par value (the "WHEN Common Stock"), of WHEN Inc., a Delaware corporation and a wholly-owned subsidiary of the Issuer ("WHEN"). The WHEN Common Stock subscribed for hereby equals 49% of the issued and outstanding WHEN Common Stock.

         1.4 The purchase price for the Common Stock and Preferred Stock purchased hereby is an aggregate of US$4,000,000. The purchase price for the WHEN Common Stock purchased hereby is US$1,000,000.

         1.5 The Issuer agrees that the proceeds from Subscriber's purchase of the Common Stock, Preferred Stock and WHEN Common (collectively, the
"Securities") shall only be used by the Issuer for the purchase of capital assets for WHEN and/or American Medical Clinics Development Corporation. Limited, an Irish corporation ("AMCDC").

         2. RESTRICTIONS ON TRANSFER.

         2.1 Subscriber acknowledges that is acquiring the Securities for its ownaccount and for the purpose of Investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and any applicable state or other securities laws ("Other Securities Laws"). Subscriber further agrees that it will not sell, assign or transfer any of the Securities so acquired in violation of the Act or Other Securities Laws and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because such Securities have not been registered under the Act or Other Securities Laws. Subscriber further acknowledges that such Securities cannot be transferred unless they are registered under the Act and Other Securities Laws or an exemption from such registration is applicable to such transfer.

         2.2 Subscriber acknowledges that appropriate legends reflecting the status of the Securities under the Act and Other Securities Laws will be placed on the face of the certificates for such Securities at the time of their transfer and delivery, including, without limitation, the following restrictive legend:

                           "The Shares represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended, or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner ("Transfer") unless they are registered under the Act and any applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any applicable state securities laws."

         2.3 Immediately following (i) a transaction in which the Issuer becomes a public company and (ii) any conversion by Subscriber, the Issuer agrees to register all shares of the Common Stock owned by the Subscriber under the Securities Act of 1933, as amended (the "Act"), on a Form S-3 or other appropriate form of registration. In addition, in the event that the Issuer proposes to register any securities (the "Registration Shares") under the Act, other than pursuant to a registration statement on Form S-4 or S-8, or any successor to such forms, for the purpose of the sale or other transfer of the Registration Shares by Issuer, Subscriber shall have the right to request the Issuer to include its shares of Common Stock and/or Preferred Stock, as the case may be, in such registration under the Act or any other securities laws; provided, however, that if such registration is pursuant to an underwritten initial public offering and in the written opinion of the Issuer's managing underwriter for such offering, if any, the inclusion of all or a portion of the Subscriber's securities, when added to the securities being registered by the Issuer and any selling shareholder(s) of the Issuer other than the Subscriber, if any (the "Other Stockholders"), will exceed the maximum number of the Issuer's securities that can be marketed at the price that could otherwise be obtained or would otherwise materially adversely affect the offering, then the Issuer may first include i such registration all of the securities the Issuer proposes to sell, and the number of the Subscriber's securities and the Other Stockholders' securities that may be so included shall be allocated among the Subscriber and the Other Stockholders pro-rata on the basis of the number of shares that are requested to be registered by Subscriber and the Other Stockholder(s). The parties hereto agree that the cost of registration of Subscriber's securities shall be borne by the Issuer.

         3. COVENANTS AND ADDITIONAL AGREEMENTS.

         3.1 As set forth above, the shares of Preferred Stock being subscribed for hereby shall be convertible into a number of shares of Common Stock equal to ten percent (10%) of the issued and outstanding Common Stock of Issuer as of the date of issuance.

         3.2 Subscriber shall have the right to designate half of the members of the board of directors of WHEN.

         3.3 The Executive Committees of the Issuer and WHEN shall include its of the Board, its Chief Executive Officer and a designee of Subscriber (in the event Subscriber shall select such a designee) All capital business investments (but not Normal capital expenditures) shall be approved only by a unanimous vote of their respective Executive Committees. Meetings of the Executive Committees may be held by telephone, with confirmation of votes by fax.

         3.4 At any time within three (3) years following the Closing, the Subscriber shall have the option to put the write of its shareholders in WHEN to the Issuer for the consideration of an aggregate of US$1,000,000 and a sum equivalent to the fair market value of such shares. The fair market value of such shareholdings shall be determined by a reputable investment banking firm to be selected by the Issuer and the Subscriber. In the event the parties cannot agree on an investment banker, the parties shall each select a reputable investment banking firm and such investment banking firms shall select a third reputable investment banking firm to determine the fair market value of the WHEN Common Stock. The determination of the third investment banking firm shall be binding upon the Issuer and Subscriber.

         3.5 In connection with the transactions contemplated hereby, Subscriber shall sell to the Issuer, for consideration of US$1.00, an amount equal to one percent (1%) of the shares of AMCDC. Alain Leilouche shall become Chairman of the Board of AMCDC.

         3.6 It is understood by the Issuer and the Subscriber that all hospital management contractual agreements will be effected through WHEN.

         3.7 At any time between the second and the fifth anniversary of the Closing, Subscriber may acquire from WHEN that number of shares of WHEN Common Stock as may be sufficient, together with the shares acquired pursuant to this Agreement, to provide Subscriber with 52% of the issued and outstanding common stock of WHEN, WHEN shall enter into a management agreement with the issuer or its wholly-owned subsidiary or other designee, pursuant to which WHEN pays such entity, for two years after such acquisition, an annual management fee equal to the sum of WHEN's cost of management and a reasonable success fee to be determined by the issuer and the Subscriber. In the event that Subscriber acquires the additional 3% of WHEN Common Stock, Issuer will receive from Subscriber, at the Issuer's option, either (i) 10% of the Common Stock of FMC that was issued at the Closing or (ii) US$3,000,000. Further, if Subscriber acquires the additional 3% of the WHEN Common Stock, Subscriber will also have the option to purchase at that time the remaining shares of WHEN Common Stock at a price equal to its fair market value, as determined by one reputable investment banking firm, to be selected by the Issuer and Subscriber. In the event the parties cannot agree on an investment banker, the parties shall each select a reputable investment banking firm who shall select a third reputable investment banking firm to determine the fair market value of the WHEN Common Stock. The determination of the third investment banking form shall be binding upon the Issuer and Subscriber. If Subscriber acquires all of the WHEN Common Stock, the management agreement described in this Section 3.7 shall terminate.

         3.8 Upon the Closing, the provision of that certain agreement dated January 20, 1996, among the Issuer, the Subscriber and AMCDC relating to the loan by Subscriber of US$1,200,000 shall terminate and be of no further force and effect.

         3.9 Subscriber may acquire from Issuer for US$1.00 consideration, that of shares of the Common Stock of AMCDC, par value of the AMCDC Common Stock (the "AMCDC Common Stock") as may be sufficient, together with the shares of AMCDC Common Stock already owned by Subscriber, to provide Subscriber with 52% of the issued and outstanding AMCDC Common Stock.

         3.10 At any time prior to the fifth anniversary of the Closing, Subscriber shall have the option to acquire from the Issuer, for the price of 110% of the average 30-day telling market price thereof, that number of shares of Common Stock of the Issuer that, together with the shares of Common Stock already held by Subscriber, shall equal 51% of the issued and outstanding Common Stock of the issuer.

         3.11 The Issuer and Subscriber agree that in exchange for the Subscriber's termination of that certain option granted to Subscriber by American Medical Clinics, Inc. ("AMC") and its successor entity American Medical Centers Management Company, Inc., a wholly owned subsidiary of the Issuer, which option entitles the Subscriber to purchase, at any time prior to December 31, 1997, 10% of the issued and outstanding common stock of AMC, the Issuer shall issue Subscriber a number of shares of Common Stock equal to 5% of the issued and outstanding Common Stock of the issuer existing immediately following the date of the Closing of the transactions contemplated by this Agreement. Issuer agrees that the shares of Common Stock issuable to the Subscriber pursuant to this Section 3.11 shall not be diluted during the remainder of the year ended December 31, 1996, absent agreement between the issuer and the Subscriber.

         3.12 It is an essential term of this Agreement that Charles Pendola will become Chief Executive Officer of Issuer and WHEN.

         3.13 Subscriber shall have the right to designate three (3) members of the Issuer's Board of Directors. Subscriber shall also have the right to appoint a Deputy Chief Financial Officer to be employed by the Issuer, as well as a Deputy Managing Director of WHEN, to be employed by WHEN.

         4. MISCELLANEOUS.

         4.1 This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         4.2 The Closing shall take place at the offices of Patton & Boggs, L.L.P., 2550 M Street, N.W. Washington, D.C. at 10:00 a.m. on the date immediately following the consummation of a transaction in which the Issuer becomes a public company or on such other date and place as Issuer and Subscriber shall mutually agree. At the Closing of this Transaction, the issuer shall deliver to the Subscriber duly executed stock certificates for the Securities being subscribed for and the Subscriber shall deliver to the Issuer, a certified or official bank check for the total subscription price set forth above or shall wire such funds to an account designated by Issuer.

         IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be executed by the officers thereunto duly authorized on the date first set forth below.

                                        SUBSCRIBER:

                                        GENERALE DE SANTE INTERNATIONAL, PLC

                                        By: /S/ DANIEL CAILLE
                                            ------------------
                                                 Daniel Caille

                                        Mailing Address:  4 Cornwall Terrace
                                                         London NW1 4QP ENGLAND

                                        Date:    June 11, 1996

                                        Telephone:        011-44-071-486-1286
                                        Fax:              011-44-071-486-9275

Accepted by:

ISSUER:

FIRST MEDICAL CORPORATION

By:      /S/ DENNIS A. SOKOL
         -------------------

Name:    DENNIS A. SOKOL
         ---------------
Title:   Chairman

Date:    JUNE 11, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation and By-laws of Lehigh contain provisions permitted by the Delaware General Corporation Law (under which Lehigh is organized), that, in essence, provide that directors and officers shall be indemnified for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of Lehigh if they meet certain specified conditions. In addition, the Restated Certificate of Incorporation of Lehigh contains provisions that limit the monetary liability of directors of Lehigh for certain breaches of their fiduciary duty of care and provide for the advancement by Lehigh to directors and officers of expenses incurred by them in defending suits arising out of their service as such.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits:

         The following Exhibits are filed as part of this registration statement (references are to Regulation S-K Exhibit Numbers):

*2.1 Agreement and Plan of Merger, dated as of October 29, 1996, between the Registrant, the Registrant Acquisition Corp. and First Medical Corporation, as amended (filed as Appendix A to the Joint Proxy Statement/Prospectus included in this Registration Statement).

3(a) Restated Certificate of Incorporation, By-Laws and Amendments to By-Laws (incorporated by reference to Exhibits A and B to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1970. Exhibits 3 and 1, respectively, to the Registrant's Current Reports on Form 8-K dated September 8, 1972 and May 9, 1973, and Exhibit to the Registrant's Current Report on Form 8-K dated October 10, 1973, and Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1980).

3(b) Certificate of Amendment to Restated Certificate of Incorporation dated September 30, 1983 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1985).

3(c) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 31, 1985 (incorporated by reference to Exhibit 4(c) to the Registrant's Current Report on Form 8-K dated November 7, 1985).

3(d) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 2, 1986 (incorporated by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1985).

3(e) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on June 4, 1986 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986).

3(f) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 15, 1991 (incorporated by reference to Exhibit 3(g) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

3(g) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 27, 1991 (incorporated by reference to Exhibit 3(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
         1991).

3(h) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 27, 1995 (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
         1994).

3(i) Form of Certificate of Description of the Series A Convertible Preferred Stock.

3(j) Amended and Restated By-Laws of the Registrant, as amended to date (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K dated July 17, 1996).

4(a) Form of Indenture, dated as of October 15, 1985, among Registrant, NICO, Inc. and J. Henry Schroder Bank & Trust the Registrant, as Trustee, including therein the form of the subordinated debentures to which such Indenture relates (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated November 7, 1985).

4(b) Amendment to Indenture dated as of March 14, 1991 referenced to in Item 4(b)(1) (incorporated by reference to Exhibit 4(b)(2) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(c) Indenture dated as of March 15, 1991 (the "Class B Note Indenture") among the Registrant, NICO, the guarantors signatory thereto, and Continental Stock Transfer and Trust the Registrant, as Trustee, pursuant to which the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 of NICO were issued together with the form of such Notes (incorporated by reference to Exhibit 4(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(d) First Supplemental Indenture dated as of May 5, 1993 between NICO and Continental Stock Transfer & Trust the Registrant, as trustee under the Class B Note Indenture (incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4(e) Form of indenture between the Registrant, NICO and Shawmut Bank, N.A., as Trustee, included therein the form of Senior Subordinated Note due April 15, 1998 (incorporated by reference to Exhibit 4(b) to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 dated May 13, 1988).


*5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP regarding the legality of the securities being registered and the tax consequences of the transaction. (50)


10(a) Guaranty of LVI Environmental dated as of May 5, 1993 (incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(b) Indemnification Agreement dated as of May 5, 1993 among LVI Environmental, the Registrant and certain directors and officers of the Registrant (incorporated by reference to Exhibit 10(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
         1993).

10(c) Assumption Agreement dated as of May 5, 1993 among the Registrant, NICO and LVI Holding for the benefit of holders of certain securities of Hold-Out Notes (as defined therein) (incorporated by reference to Exhibit 10(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(d) Exchange Offer and Registration Rights Agreement dated as of March 15, 1991 made by the Registrant in favor of those persons participating in the Registrant's exchange offers (incorporated by reference to Exhibit 10(j) to the Registrant's Annual Report on Form 10-K/A Amendment #2 for the year ended December 31, 1993).

10(e) Employment Agreement between the Registrant and Salvatore J. Zizza dated August 22, 1994 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(f) Options of Mr. Zizza to purchase an aggregate of 10,250,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit
         10.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(g) Registration Rights Agreement dated as of August 22, 1994 between Mr. Zizza and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(h) Consulting Agreement dated as of August 22, 1994 between Dominic Bassani and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(i) Warrants of Mr. Bassani to purchase an aggregate of 7,750,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit
         10.5 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(j) Registration Rights Agreement dated as of August 22, 1994 between Mr. Bassani and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(k) Form of Registration Rights Agreement dated as of August 22, 1994 among the Registrant and the investors in the Private Placement (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September
         1994).

10(l) Warrant of Goldis Financial Group, Inc. to purchase an aggregate of 386,250 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.8 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September
         1994).

10(m) Employment Agreement between the Registrant and Robert A. Bruno dated January 1, 1995 (incorporated by reference to Exhibit 10(m) to Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995).

10(n) Subordinated debenture dated March 28, 1996 between the Registrant and Macrocom Investors, LLC (incorporated by reference to Exhibit 10(n) to Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995).

10(o) Option Letter Agreement, dated October 29, 1996, between Salvatore J. Zizza and First Medical Corporation (incorporated by reference to
         Exhibit 99.7 to the Registrant's Current Report of Form 8-K filed with the Securities and Exchange Commission in November 1996).

10(p) $100,000 Promissory Note, dated as of October 29, 1996, from First Medical Corporation to Salvatore J. Zizza (incorporated by reference to
         Exhibit 99.8 to the Registrant's Current Report of Form 8-K filed with the Securities and Exchange Commission in November 1996).

***10(q) Employment Agreement, dated as of June 11, 1996, between the Registrant and Salvatore J. Zizza.

***10(r) Employment Agreement, dated as of June 11, 1996, between the Registrant and Robert A. Bruno.

*11      Computation of earnings per share (123)



21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

*23.1    Consent of BDO Seidman, LLP.

*23.2    Consent of KPMG Peat Marwick LLP.

*23.3    Consent of Olshan  Grundman Frome & Rosenzweig LLP (included in Exhibit
         5.1).

*99.1 Form of Proxy with respect to the solicitation of the holders of the Registrant's Common Stock.

*  Filed herewith.
** To be filed by Amendment.
*** Previously filed as an Exhibit to this Registration Statement.

ITEM 22.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 12th day of February, 1997.


                                        THE LEHIGH GROUP INC.


                                        By:/s/ Salvatore J. Zizza
                                           _________________________
                                           Salvatore J. Zizza
                                           President

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


*                        Chairman of the Board             February 12, 1996
-----------------------  Director and President Chief
Salvatore J. Zizza       Executive Officer (Chief
                         Financial Officer)





*                        Vice President, General           February 12, 1996
-----------------------  Counsel, Secretary and
Robert A. Bruno          Director



*                        Director
-----------------------
Richard L. Bready

*                        Director
-----------------------
Charles A. Gargano

*                        Director
-----------------------
Anthony F.L. Amhurst

*                        Director
-----------------------
Salvatore M. Salibello


                                                           February 12, 1996

/s/ Salvatore J.Zizza
-----------------------
*By: Salvatore J. Zizza
Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
-------

*2.1 Agreement and Plan of Merger, dated as of October 28, 1996, between the Registrant, the Registrant Acquisition Corp. and First Medical Corporation (filed as Appendix A to the Joint Proxy Statement/Prospectus included in this Registration Statement).

3(a) Restated Certificate of Incorporation, By-Laws and Amendments to By-Laws (incorporated by reference to Exhibits A and B to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1970. Exhibits 3 and 1, respectively, to the Registrant's Current Reports on Form 8-K dated September 8, 1972 and May 9, 1973, and Exhibit to the Registrant's Current Report on Form 8-K dated October 10, 1973, and Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1980).

3(b) Certificate of Amendment to Restated Certificate of Incorporation dated September 30, 1983 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 29, 1985).

3(c) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 31, 1985 (incorporated by reference to Exhibit 4(c) to the Registrant's Current Report on Form 8-K dated November 7, 1985).

3(d) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 2, 1986 (incorporated by reference to Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1985).

3(e) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on June 4, 1986 (incorporated by reference to Exhibit 4(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1986).

3(f) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on March 15, 1991 (incorporated by reference to Exhibit 3(g) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

3(g) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 27, 1991 (incorporated by reference to Exhibit 3(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
         1991).

3(h) Certificate of Amendment to Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on January 27, 1995 (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

3(i) Form of Certificate of Designation of the Series A Convertible Preferred Stock.

3(j) Amended and Restated By-Laws of the Registrant, as amended to date (incorporated by reference to Exhibit 3(ii) to the Registrant's Current Report on Form 8-K dated July 17, 1996).

4(a) Form of Indenture, dated as of October 15, 1985, among Registrant, NICO, Inc. and J. Henry Schroder Bank & Trust the Registrant, as Trustee, including therein the form of the subordinated debentures to which such Indenture relates (incorporated by reference to Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated November 7, 1985).

4(b) Amendment to Indenture dated as of March 14, 1991 referenced to in Item 4(b)(1) (incorporated by reference to Exhibit 4(b)(2) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(c) Indenture dated as of March 15, 1991 (the "Class B Note Indenture") among the Registrant, NICO, the guarantors signatory thereto, and Continental Stock Transfer and Trust the Registrant, as Trustee, pursuant to which the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 of NICO were issued together with the form of such Notes (incorporated by reference to Exhibit 4(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4(d) First Supplemental Indenture dated as of May 5, 1993 between NICO and Continental Stock Transfer & Trust the Registrant, as trustee under the Class B Note Indenture (incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4(e) Form of indenture between the Registrant, NICO and Shawmut Bank, N.A., as Trustee, included therein the form of Senior Subordinated Note due April 15, 1998 (incorporated by reference to Exhibit 4(b) to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 dated May 13, 1988).


 5.1 Opinion of Olshan Grundman Frome & Rosenzweig LLP regarding the legality of the securities being registered and the tax consequences of the transaction.


10(a) Guaranty of LVI Environmental dated as of May 5, 1993 (incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(b) Indemnification Agreement dated as of May 5, 1993 among LVI Environmental, the Registrant and certain directors and officers of the Registrant (incorporated by reference to Exhibit 10(h) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
         1993).

10(c) Assumption Agreement dated as of May 5, 1993 among the Registrant, NICO and LVI Holding for the benefit of holders of certain securities of Hold-Out Notes (as defined therein) (incorporated by reference to Exhibit 10(i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

10(d) Exchange Offer and Registration Rights Agreement dated as of March 15, 1991 made by the Registrant in favor of those persons participating in the Registrant's exchange offers (incorporated by reference to Exhibit 10(j) to the Registrant's Annual Report on Form 10-K/A Amendment #2 for the year ended December 31, 1993).

10(e) Employment Agreement between the Registrant and Salvatore J. Zizza dated August 22, 1994 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(f) Options of Mr. Zizza to purchase an aggregate of 10,250,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit
         10.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(g) Registration Rights Agreement dated as of August 22, 1994 between Mr. Zizza and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(h) Consulting Agreement dated as of August 22, 1994 between Dominic Bassani and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(i) Warrants of Mr. Bassani to purchase an aggregate of 7,750,000 shares of Common Stock of the Registrant (incorporated by reference to Exhibit
         10.5 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(j) Registration Rights Agreement dated as of August 22, 1994 between Mr. Bassani and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(k) Form of Registration Rights Agreement dated as of August 22, 1994 among the Registrant and the investors in the Private Placement (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September
         1994).

10(l) Warrant of Goldis Financial Group, Inc. to purchase an aggregate of 386,250 shares of Common Stock of the Registrant (incorporated by reference to Exhibit 10.8 to the

         Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission in September 1994).

10(m) Employment Agreement between the Registrant and Robert A. Bruno dated January 1, 1995 (incorporated by reference to Exhibit 10(m) to Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995).

10(n) Subordinated debenture dated March 28, 1996 between the Registrant and Macrocom Investors, LLC (incorporated by reference to Exhibit 10(n) to Registrant's Annual Report on Form 10-K for the year ended December 31,
         1995).

10(o) Option Letter Agreement, dated October 29, 1996, between Salvatore J. Zizza and First Medical Corporation (incorporated by reference to
         Exhibit 99.7 to the Registrant's Current Report of Form 8-K filed with the Securities and Exchange Commission in November 1996).

10(p) $100,000 Promissory Note, dated as of October 28, 1996, from First Medical Corporation to Salvatore J. Zizza (incorporated by reference to
         Exhibit 99.8 to the Registrant's Current Report of Form 8-K filed with the Securities and Exchange Commission in November 1996).

***10(q) Employment Agreement, dated as of June 11, 1996, between the Registrant and Salvatore J. Zizza.

***10(r) Employment Agreement, dated as of June 11, 1996, between the Registrant and Robert A. Bruno.


*11      Computation of earnings per share (123)


21 Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

*23.1    Consent of BDO Seidman, LLP.

*23.2    Consent of KPMG Peat Marwick LLP

*23.3    Consent of Olshan  Grundman Frome & Rosenzweig LLP (included in Exhibit
         5.1).

*99.1 Form of Proxy with respect to the solicitation of the holders of the Registrant's Common Stock.

*  Filed herewith.
** To be filed by Amendment.

*** Previously filed as an Exhibit to this Registration Statement.